SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

(Amendment No. 1)

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 31, 2017

ENPRO INDUSTRIES, INC.

(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5605 Carnegie Boulevard, Suite 500

Charlotte, North Carolina 28209

(Address of principal executive offices, including zip code)

(704) 731-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Form 8-K of EnPro Industries, Inc. (“EnPro”) filed on July 31, 2017 (the “Initial Report”) to include the financial statements, pro forma financial information and related expert consents omitted from the Initial Report in reliance on Items 9.01(a)(4) and 9.01(b) of Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

Financial Statements at and for the Years Ended December 31, 2016 and 2015

Report of Independent Auditors

Combined Statements of Operations for the Years Ended December 31, 2016 and 2015

Combined Statements of Comprehensive Income for the Years Ended December 31, 2016 and 2015

Combined Statements of Cash Flows for the Years Ended December 31, 2016 and 2015

Combined Balance Sheets as of December 31, 2016 and 2015

Combined Statements of Changes in Shareholder’s Equity for the Years Ended December 31, 2016 and 2015

Notes to Combined Financial Statements

Financial Statements at and for the Years Ended December 31, 2015 and 2014

Report of Independent Certified Public Accountants

Combined Statements of Operations for the Years Ended December 31, 2015 and 2014

Combined Statements of Comprehensive Income for the Years Ended December 31, 2015 and 2014

Combined Statements of Cash Flows for the Years Ended December 31, 2015 and 2014

Combined Balance Sheets as of December 31, 2015 and 2014

Combined Statements of Changes in Shareholder’s Equity for the Years Ended December 31, 2015 and 2014

Notes to Combined Financial Statements

Financial Statements for the Six Months Ended June 30, 2017 and 2016

Combined Statements of Operations for the Six Months Ended June 30, 2017 and 2016 (Unaudited)

Combined Statements of Cash Flows for the Six Months Ended June 30, 2017 and 2016 (Unaudited)

Combined Balance Sheet as of June 30, 2017 (Unaudited)

Notes to Combined Financial Statements (Unaudited)

(b) Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Financial Information

Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 31, 2016 (Unaudited)

2

Pro Forma Condensed Consolidated Statements of Operations for the Six Months Ended June 30, 2017 and 2016 (Unaudited)

Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2017 (Unaudited)

Notes to Pro Forma Condensed Consolidated Financial Information (Unaudited)

(c) Exhibits

Exhibit 2.1	Modified Joint Plan of Reorganization of Garlock Sealing Technologies LLC, et al. and OldCo, LLC, Successor by Merger to Coltec Industries Inc dated May 20, 2016, as modified on June 21, 2016, July 29, 2016, December 2, 2016, April 3, 2017, May 14, 2017, May 19, 2017, June 8, 2017, and June 9, 2017, filed in the United States Bankruptcy Court for the Western District Of North Carolina (Charlotte Division) (incorporated by reference to Exhibit 2.1 to EnPro’s Current Report on Form 8-K filed July 31, 2017 (File No. 001-31225))

Exhibit 23.1	Consent of PricewaterhouseCoopers LLP

Exhibit 23.2	Consent of Grant Thornton LLP

3

GARLOCK SEALING TECHNOLOGIES, LLC AND

GARRISON LITIGATION MANAGEMENT GROUP, LTD.

(Debtors-in-Possession)

Years Ended December 31, 2016 and 2015

REPORT OF INDEPENDENT AUDITORS

To Management of Garlock Sealing Technologies LLC and

Garrison Litigation Management Group, Ltd.:

We have audited the accompanying combined financial statements of Garlock Sealing Technologies, LLC (a debtor-in-possession) and its subsidiaries and Garrison Litigation Management Group, Ltd. and subsidiary (debtors-in-possession) (collectively, the Company), which comprise the combined balance sheet as of December 31, 2016, and the related combined statements of operations, comprehensive income, changes in shareholder’s equity and cash flows for the year then ended.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Garlock Sealing Technologies, LLC and its subsidiaries and Garrison Litigation Management Group, Ltd. and its subsidiary as of December 31, 2016, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

PricewaterhouseCoopers LLP, 214 N. Tryon Street, Charlotte, NC 28202

T: (704) 344 7500, F: (704) 344 4100, www.pwc.com/us

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

April 12, 2017

GARLOCK SEALING TECHNOLOGIES, LLC AND

GARRISON LITIGATION MANAGEMENT GROUP, LTD.

(Debtors-in-Possession)

COMBINED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2016 and 2015

(in millions)

	2016	2015
Net sales	$195.8	$217.6
Cost of sales	124.7	137.1

Gross profit	71.1	80.5

Operating expenses:
Selling, general and administrative expenses	40.9	43.5
Asbestos related expenses	50.3	0.6
Other operating expenses	0.8	0.3

	92.0	44.4

Operating income	(20.9)	36.1
Interest income, net	34.3	32.1

Income from continuing operations before reorganization expenses and income taxes	13.4	68.2
Reorganization expenses	(15.8)	(25.6)

Income (loss) before income taxes	(2.4)	42.6
Income tax benefit (expense)	1.4	(14.2)

Net income (loss)	(1.0)	28.4
Less: income (loss) attributable to non-controlling interest	0.1	(0.1)

Net income (loss) attributable to GSTLLC	$(0.9)	$28.3

The accompanying notes are an integral part of these Combined Financial Statements.

GARLOCK SEALING TECHNOLOGIES, LLC AND

GARRISON LITIGATION MANAGEMENT GROUP, LTD.

(Debtors-in-Possession)

COMBINED STATEMENTS OF COMPREHENSIVE INCOME

For the Years Ended December 31, 2016 and 2015

(in millions)

	2016	2015
Net income (loss) including noncontrolling interest	$(0.9)	$28.3
Other comprehensive income (loss)
Foreign currency translation adjustments	(4.2)	(10.3)
Pension and post-retirement benefits adjustment excluding amortization	(2.1)	(0.6)
Amortization of pension and post-retirement benefits included in net income	1.8	1.9

Total other comprehensive loss before tax	(4.5)	(9.0)
Income tax benefit (expense) related to items of other comprehensive loss	0.1	(0.4)

Comprehensive income (loss) including noncontrolling interests	(5.3)	18.9
Less: Comprehensive income (loss) attributable to noncontrolling interest	0.1	(0.1)

Comprehensive income (loss) attributable to GSTLLC	$(5.4)	$19.0

The accompanying notes are an integral part of these Combined Financial Statements.

GARLOCK SEALING TECHNOLOGIES, LLC AND

GARRISON LITIGATION MANAGEMENT GROUP, LTD.

(Debtors-in-Possession)

COMBINED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2016 and 2015

(in millions)

	2016	2015
OPERATING ACTIVITIES
Net income (loss)	$(1.0)	$28.4
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	5.6	6.0
Amortization	0.7	1.3
Reorganization expense	15.8	25.6
Deferred income taxes	(24.6)	(16.6)
Change in assets and liabilities:
Asbestos liabilities	49.5	—
Asbestos insurance receivable	18.0	20.7
Accounts receivable	3.4	3.7
Inventories	0.2	(0.9)
Accounts payable	4.9	(3.4)
Other assets and liabilities	(1.2)	14.5

Net cash provided by operating activities before reorganization items	71.3	79.3

Reorganization expense	(15.8)	(25.6)
Change in accrued reorganization expense	(5.4)	4.0

Net cash used by reorganization items	(21.2)	(21.6)

Net cash provided by operating activities	50.1	57.7

INVESTING ACTIVITIES
Purchase of held-to-maturity securities	(476.8)	(200.1)
Proceeds from redemption of held-to-maturity securities	426.5	163.4
Purchases of property, plant and equipment	(6.7)	(5.3)
Increase in note receivable	(5.2)	(5.2)
Other	(0.2)	(0.7)

Net cash used in investing activities	(62.4)	(47.9)

Effect of exchange rate changes on cash and cash equivalents	(0.1)	(3.9)

Net increase (decrease) in cash and cash equivalents	(12.4)	5.9
Cash and cash equivalents at beginning of year	71.9	66.0

Cash and cash equivalents at end of year	$59.5	$71.9

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$—	$—
Income taxes	$3.6	$3.0

The accompanying notes are an integral part of these Combined Financial Statements.

GARLOCK SEALING TECHNOLOGIES, LLC AND

GARRISON LITIGATION MANAGEMENT GROUP, LTD.

(Debtors-in Possession)

COMBINED BALANCE SHEETS

As of December 31, 2016 and 2015

(in millions)

	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$59.5	$71.9
Investment securities	250.3	200.0
Accounts receivable, less allowance for doubtful accounts of $0.1 in 2016 and $0.1 in 2015	24.0	27.7
Notes receivable—related party	38.9	36.5
Asbestos insurance receivable	13.0	18.0
Inventories	17.9	18.3
Interest receivable—related party	32.6	31.2
Other current assets	2.4	2.5

Total current assets	438.6	406.1
Property, plant and equipment, net	41.6	41.1
Goodwill and other intangible assets	22.0	22.6
Asbestos insurance receivable	49.0	62.0
Notes receivable—related party	283.2	271.0
Deferred income taxes	126.0	101.3
Other assets	3.4	4.1

Total assets	$963.8	$908.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities Not Subject to Compromise
Current liabilities
Accounts payable	$29.8	$25.2
Income taxes payable	1.2	1.2
Accrued expenses	9.3	14.1

Total current liabilities	40.3	40.5
Income taxes payable	119.3	100.9
Note payable—related party	1.4	1.3
Other liabilities	5.3	12.2

Total liabilities not subject to compromise	166.3	154.9
Liabilities subject to compromise	388.6	339.1

Total liabilities	554.9	494.0

Commitments and contingencies
Shareholder’s equity
Parent Company shareholder’s equity
Stock (Note 11)	13.0	13.0
Additional paid-in capital	457.6	457.6
Accumulated deficit	(14.9)	(13.9)
Accumulated other comprehensive loss	(48.5)	(44.1)

Total Parent Company shareholder’s equity	407.2	412.6
Noncontrolling interest	1.7	1.6

Total shareholder’s equity	408.9	414.2

Total liabilities and shareholder’s equity	$963.8	$908.2

The accompanying notes are an integral part of these Combined Financial Statements.

GARLOCK SEALING TECHNOLOGIES, LLC AND

GARRISON LITIGATION MANAGEMENT GROUP, LTD.

(Debtors-in-Possession)

COMBINED STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY

For the Years Ended December 31, 2016 and 2015

(in millions)

	Stock (Note 11)	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Noncontrolling Interest in Subsidiary	Total Shareholder’s Equity
Balance, January 1, 2015	$13.0	$457.6	$(42.3)	$(34.7)	$1.7	$395.3
Net income	—	—	28.4	—	(0.1)	28.3
Other comprehensive loss, net	—	—	—	(9.4)	—	(9.4)

Balance, December 31, 2015	13.0	457.6	(13.9)	(44.1)	1.6	414.2
Net income	—	—	1.0	—	0.1	(0.9)
Other comprehensive loss, net	—	—	—	(4.4)	—	(4.4)

Balance, December 31, 2016	$13.0	$457.6	$(14.9)	$(48.5)	$1.7	$408.9

The accompanying notes are an integral part of these Combined Financial Statements.

GARLOCK SEALING TECHNOLOGIES, LLC AND

GARRISON LITIGATION MANAGEMENT GROUP, LTD.

(Debtors-in-Possession)

NOTES TO COMBINED FINANCIAL STATEMENTS

1. Overview and Significant Accounting Policies

Overview

Garlock Sealing Technologies, LLC (“GST LLC”), a debtor-in-possession (see Note 2), designs, manufactures and sells sealing products, including metallic, non-metallic and composite material gaskets, rotary seals, compression packing, resilient metal seals, elastomeric seals, hydraulic components, and expansion joints. GST LLC and its subsidiaries operate five primary manufacturing facilities located in the United States, Canada, Mexico and Australia.

Garrison Litigation Management Group, Ltd.’s (“Garrison”), a debtor-in-possession (see Note 2), principal business is to manage the defense of asbestos-related litigation of GST LLC and The Anchor Packing Company (“Anchor”), arising from their sale or use of products or materials containing asbestos, and to bill and collect available insurance proceeds.

Effective September 13, 1996, Garrison acquired certain assets of GST LLC and assumed certain liabilities stemming from asbestos-related claims against GST LLC. Garrison is not itself a defendant in asbestos-related litigation and has no direct liability for asbestos-related claims. Rather, it has assumed GST LLC’s liability for such claims and agreed to indemnify GST LLC from liability with respect to such claims. Anchor was a distributor of products containing asbestos and was acquired by GST LLC in 1987. Anchor has been inactive since 1993. All outstanding stock of Anchor was transferred from GST LLC to Garrison as of September 1996. Claims against Anchor would be covered by Garrison’s indemnity to GST LLC to the extent the claims are enforceable against GST LLC, or Garrison decides to settle such claims to avoid the costs of defending GST LLC against them and the risk of potentially adverse determinations.

GST LLC and Garrison are wholly owned subsidiaries of Coltec Industries Inc (“Coltec”), which is a wholly owned subsidiary of EnPro Industries, Inc. (“EnPro”).

GST LLC, Garrison and Anchor may be referred to collectively as “GST” or the “Company” in these notes.

On June 5, 2010 (the “Petition Date”), GST LLC, Anchor and Garrison filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Western District of North Carolina in Charlotte (the “Bankruptcy Court”). This is discussed further in Note 2, “Chapter 11 Filing.”

Summary of Significant Accounting Policies

Basis of Presentation—The accompanying combined financial statements have been prepared in accordance with FASB Accounting Standards Codification “ASC” 852, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code”. ASC 852 requires that financial statements of debtors-in-possession be prepared on a going concern basis, which contemplates continuity of operations and the realization of assets and liquidation of liabilities in the ordinary course of business. The accompanying combined financial statements do not include any adjustments that might result from the outcome of this uncertainty. Pursuant to ASC 852 GST’s pre-petition and future liabilities that are “subject to compromise” are required to be reported separately on the Combined Balance Sheets. Reorganization costs directly related to the Company’s bankruptcy filing are reported separately on the Combined Statements of Operations. This is discussed further in Note 2, “Chapter 11 Filing”.

In the presentation of the Combined Financial Statements, the presentation of certain comparative information from fiscal year 2015 is modified from previously issued information for that year in order to conform with the method of presentation of fiscal year 2016 information in this report.

Principles of Combination – The financial statements of GST LLC and Garrison have been combined to provide an accurate presentation of the assets and liabilities in the context of the bankruptcy filing. The combined financial statements reflect the accounts of GST and its majority-owned and controlled subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Subsequent Events – The Company has evaluated the events and transactions that have occurred through April 12, 2017 (the issuance date of these combined financial statements) in the preparation of these combined financial statements.

Revenue Recognition – Revenue is recognized at the time title and risk of product ownership is transferred or when services are rendered, typically when product is shipped or delivered, depending on terms of the sale agreement. Shipping costs billed to customers are recognized as revenue and expensed in cost of goods sold since they are fixed and determinable and collection is reasonably assured.

Foreign Currency Translation – The financial statements of those operations whose functional currency is a foreign currency are translated into U.S. dollars using the current rate method. Under this method, all assets and liabilities are translated into U.S. dollars using current exchange rates, and income statement activities are translated using average exchange rates. The foreign currency translation adjustment is included in accumulated other comprehensive loss in the Combined Balance Sheets. Gains and losses on foreign currency transactions are included in operating income. There were no foreign currency gains and losses in 2016 and 2015.

Research and Development Expense – Costs related to research and development activities are expensed as incurred. The Company performs research and development under Company-funded programs for commercial products. Total research and development expenditures in 2016 and 2015 were $1.7 million and $1.5 million and are included in selling, general and administrative expenses in the Combined Statements of Operations.

Income Taxes – The Company uses the asset and liability method of accounting for income taxes. Temporary differences arising from the tax basis of an asset or liability and its carrying amount on the Combined Balance Sheets are used to calculate future income tax assets or liabilities. This method also requires the recognition of deferred tax benefits, such as net operating loss carryforwards. A valuation allowance is recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income (losses) in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A tax benefit from an uncertain tax position is recognized only if it is more likely than not that the position will be sustained on its technical merits. If the recognition threshold for the tax position is met, only the portion of the tax benefit that is greater than 50 percent likely to be realized is recorded. Note 3 provides additional information on income taxes.

Cash and Cash Equivalents – Cash and cash equivalents include cash on hand, demand deposits and highly liquid investments with a maturity of three months or less at the time of purchase.

Investment Securities –The Company determines the classification of securities at the time of purchase. If the Company has the intent and the ability to hold the securities until maturity, they are classified as held-to-maturity. Held to maturity securities are stated at amortized cost. Securities to be held for indefinite periods of time, but not necessarily to be held-to-maturity or on a long term basis, are classified as available for sale and carried at fair value with unrealized gains and losses reported as a separate component of shareholder’s equity in accumulated other comprehensive income, net of applicable income taxes. The carrying values of all securities are adjusted for amortization of premiums and accretion of discounts over the period to maturity of the related security using the interest method. Investment securities with remaining contractual maturities of twelve months or less are classified as current and securities with remaining contractual maturities greater than twelve months are classified as non-current.

Receivables – Accounts receivable are stated at the historical carrying amount net of write-offs and allowance for doubtful accounts. The Company establishes an allowance for doubtful accounts receivable based on historical experience and any specific customer collection issues the Company has identified. Doubtful accounts receivable are written off when a settlement is reached for an amount that is less than the outstanding historical balance or when the Company has determined the balance will not be collected.

Inventories – Certain domestic inventories are valued by the last-in, first-out (“LIFO”) cost method. Inventories not valued by the LIFO method are valued using the first-in, first-out (“FIFO”) cost method, and are recorded at the lower of cost or market. Approximately 55% and 46% of inventories were valued by the LIFO method in 2016 and 2015.

Property, Plant and Equipment – Property, plant and equipment are recorded at cost. Depreciation of plant and equipment is determined on the straight-line method over the following estimated useful lives of the assets: buildings and improvements, 5 to 25 years; machinery and equipment, 3 to 10 years.

Goodwill and Other Intangible Assets – Goodwill represents the excess of the purchase price over the fair value of the net assets of acquired businesses. Goodwill is not amortized, but instead is subject to annual impairment testing conducted each year as of October 1. The goodwill asset impairment test involves comparing the fair value of an acquired company to its carrying amount. If the carrying amount of an acquired company exceeds its fair value, a second step of comparing the implied fair value of the acquired company’s goodwill to the carrying amount of that goodwill is required to measure the potential goodwill impairment loss. Interim tests may be required if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount.

To estimate the fair value of its reporting units, the Company uses the discounted cash flow and market value approaches. The discounted cash flow approach uses cash flow projections to calculate the fair value of each reporting unit; the market approach relies on market multiples of similar companies. The key assumptions used for the discounted cash flow approach include business projections, growth rates, and discount rates. The discount rate the Company uses is based on its weighted average cost of capital.

The Company completed its required annual impairment tests of goodwill as of October 1, 2016 and 2015. The assessments did not indicate any impairment of goodwill.

Other intangible assets are recorded at cost, or when acquired as a part of a business combination, at estimated fair value. These assets include customer relationships, patents and other technology agreements, trademarks, licenses and non-compete agreements. Intangible assets that have definite lives are amortized using a method that reflects the pattern in which the economic benefits of the assets are consumed or the straight-line method over estimated useful lives of 2 to 25 years. Intangible assets with indefinite lives are subject to at least annual impairment testing, which compares the fair value of the intangible asset with its carrying amount. The results of the Company’s assessments did not indicate any impairment to its intangible assets for the years presented.

Fair Value Measurements – Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

The Company utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

•	Level 1: Observable inputs such as quoted prices in active markets for identical assets or liabilities.

•	Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

•	Level 3: Unobservable inputs that reflect the reporting entity’s own assumptions.

Joint Venture – The Company currently owns 51% of the shares in Garlock Valqua Japan, Inc., its joint venture with Nippon Valqua Industries, Ltd. Net income attributable to the non-controlling interest included in other operating expenses for the year was $0.1 and $(0.1) million for the years ended December 31, 2016 and 2015, respectively. Nippon Valqua’s non-controlling interest is reflected in shareholder’s equity.

2. Chapter 11 Filing

The historical business operations of GST LLC and Anchor have resulted in a substantial volume of asbestos litigation in which plaintiffs have alleged personal injury or death as a result of exposure to asbestos fibers in products produced or sold by GST LLC or Anchor, together with products produced and sold by numerous other companies. GST LLC and Anchor manufactured and/or sold industrial sealing products that contained encapsulated asbestos fibers. GST LLC and Anchor’s exposure to asbestos litigation and their relationships with insurance carriers are managed through Garrison.

On June 5, 2010, Anchor and Garrison filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in Bankruptcy Court. GST LLC’s subsidiaries were not part of the Chapter 11 filing. The filings were the initial step in a claims resolution process, which is ongoing. The goal of the process is an efficient and permanent resolution of all pending and future asbestos claims through court approval of a plan of reorganization that will establish a facility to resolve and pay all GST asbestos claims. On March 17, 2016, GST announced that it had reached a comprehensive consensual settlement to resolve current and future asbestos claims. Details of the plans of reorganization filed in GST’s Chapter 11 proceedings, including the joint plan of reorganization announced on March 17, 2016 are described below in Note 13, “Commitments and Contingencies—Asbestos”.

Under Chapter 11, GST has continued to operate its business in the ordinary course as debtors-in-possession under court protection from asbestos claims. All pending litigation against GST is stayed during the process.

Condensed Combining Financial Information

In the following condensed combining financial information the Debtor Companies are comprised of GST LLC, Garrison and Anchor. GST LLC’s subsidiaries were not part of the Chapter 11 filing. Accordingly, the financial information for these subsidiaries is included in the Non-filing Companies columns of the following tables:

Garlock Sealing Technologies, LLC and Garrison Litigation Management Group, Ltd.

(Debtors-in-Possession)

Condensed Combining Statements of Operations

For the Years Ended December 31, 2016 and 2015

(in millions)

	2016
	Debtor Companies	Non-filing Companies	Eliminations	Total
Net sales	$115.6	$90.0	$(9.8)	$195.8
Cost of sales	74.1	60.4	(9.8)	124.7

Gross profit	41.5	29.6	—	71.1

Operating expenses:
Selling, general and administrative expenses	23.0	17.9	—	40.9
Asbestos related expenses	50.3	—	—	50.3
Other operating expense	0.4	0.4	—	0.8

Operating income	(32.2)	11.3	—	(20.9)
Interest income, net	33.1	1.2	—	34.3

Income from continuing operations before reorganization expenses and income taxes	0.9	12.5	—	13.4
Reorganization expense	(15.8)	—	—	(15.8)

Income before income taxes	(14.9)	12.5	—	(2.4)
Income tax (expense) benefit	5.8	(4.4)	—	1.4

Net income (loss)	(9.1)	8.1	—	(1.0)
Less: income attributable to non-controlling interest	—	0.1	—	0.1

Net income (loss) attributable to GSTLLC	$(9.1)	$8.2	$—	$(0.9)

	2015
	Debtor Companies	Non-filing Companies	Eliminations	Total
Net sales	$133.6	$95.1	$(11.1)	$217.6
Cost of sales	84.6	63.6	(11.1)	137.1

Gross profit	49.0	31.5	—	80.5

Operating expenses:
Selling, general and administrative expenses	24.0	19.5	—	43.5
Asbestos related expenses	0.6	—	—	0.6
Other operating expense	0.2	0.1	—	0.3

Operating income	24.2	11.9	—	36.1
Interest income, net	31.2	0.9	—	32.1

Income from continuing operations before reorganization expenses and income taxes	55.4	12.8	—	68.2
Reorganization expense	(25.6)	—	—	(25.6)

Income before income taxes	29.8	12.8	—	42.6
Income tax expense	(10.5)	(3.7)	—	(14.2)

Net income	19.3	9.1	—	28.4
Less: (loss) attributable to non-controlling interest	—	(0.1)	—	(0.1)

Net income attributable to GSTLLC	$19.3	$9.0	$—	$28.3

Garlock Sealing Technologies, LLC and Garrison Litigation Management Group, Ltd.

(Debtors-in-Possession)

Combining Statement of Other Comprehensive Income

For the Years Ended December 31, 2016 and 2015

(in millions)

	2016
	Debtor	Non-filing
	Companies	Companies	Total
Net income (loss) including noncontrolling interest	$(9.1)	$8.2	$(0.9)
Other comprehensive income (loss)
Foreign currency translation adjustments	—	(4.2)	(4.2)
Pension and post-retirement benefits adjustment excluding amortization	(2.1)	—	(2.1)
Amortization of pension and post-retirement benefits included in net income	1.8	—	1.8

Total other comprehensive loss before tax	(0.3)	(4.2)	(4.5)
Income tax benefit related to items of other comprehensive loss	0.1	—	0.1

Comprehensive income (loss) including noncontrolling interests	(9.3)	4.0	(5.3)
Less: Comprehensive income (loss) attributable to noncontrolling interest	—	0.1	0.1

Comprehensive income (loss) attributable to GSTLLC	$(9.3)	$3.9	$(5.4)

	2015
	Debtor	Non-filing
	Companies	Companies	Total
Net income including noncontrolling interest	$19.3	$9.0	$28.3
Other comprehensive income (loss)
Foreign currency translation adjustments	—	(10.3)	(10.3)
Pension and post-retirement benefits adjustment excluding amortization	(0.6)	—	(0.6)
Amortization of pension and post-retirement benefits included in net income	1.9	—	1.9

Total other comprehensive income (loss) before tax	1.3	(10.3)	(9.0)
Income tax benefit related to items of other comprehensive income (loss)	(0.4)	—	(0.4)

Comprehensive income (loss) including noncontrolling interests	20.2	(1.3)	18.9
Less: Comprehensive income (loss) attributable to noncontrolling interest	—	(0.1)	(0.1)

Comprehensive income (loss) attributable to GSTLLC	$20.2	$(1.2)	$19.0

Garlock Sealing Technologies, LLC and Garrison Litigation Management Group, Ltd.

(Debtors-in-Possession)

Combining Statement of Cash Flows

For the Year Ended December 31, 2016

(in millions)

	Debtor Companies	Non-filing Companies	Total
OPERATING ACTIVITIES
Net income (loss)	$(9.1)	$8.1	$(1.0)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5.3	1.0	6.3
Reorganization expense	15.8	—	15.8
Deferred income taxes	(25.1)	0.5	(24.6)
Change in asset and liabilities
Asbestos liabilities, net of insurance receivables	67.5	—	67.5
Other assets and liabilities	4.6	2.7	7.3

Net cash provided by operating activities before reorganization items	59.0	12.3	71.3
Net cash used by reorganization items	(21.2)	—	(21.2)

Net cash provided by operating activities	37.8	12.3	50.1

INVESTING ACTIVITIES
Purchase of held-to-maturity securities	(50.3)	—	(50.3)
Purchases of property, plant and equipment	(6.0)	(0.7)	(6.7)
Increase in note receivable	—	(5.2)	(5.2)
Other	(0.1)	(0.1)	(0.2)

Net cash used in investing activities	(56.4)	(6.0)	(62.4)

Effect of exchange rate changes on cash and cash equivalents	—	(0.1)	(0.1)

Net (decrease) increase in cash and cash equivalents	(18.6)	6.2	(12.4)
Cash and cash equivalents at beginning of year	42.4	29.5	71.9

Cash and cash equivalents at end of year	$23.8	$35.7	$59.5

Supplemental disclosures of cash flow information:
Cash paid for the year for:
Interest	$—	$—	$—
Income taxes	$—	$3.6	$3.6

Garlock Sealing Technologies, LLC and Garrison Litigation Management Group, Ltd.

(Debtors-in-Possession)

Combining Statement of Cash Flows

For the Year Ended December 31, 2015

(in millions)

	Debtor Companies	Non-filing Companies	Total
OPERATING ACTIVITIES
Net income	$19.3	$9.1	$28.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5.9	1.4	7.3
Reorganization expense	25.6	—	25.6
Deferred income taxes	(15.9)	(0.7)	(16.6)
Change in asset and liabilities
Asbestos liabilities, net of insurance receivables	20.7	—	20.7
Other assets and liabilities	11.6	2.3	13.9

Net cash provided by operating activities before reorganization items	67.2	12.1	79.3
Net cash used by reorganization items	(21.6)	—	(21.6)

Net cash provided by operating activities	45.6	12.1	57.7

INVESTING ACTIVITIES
Purchase of held-to-maturity securities	(36.7)	—	(36.7)
Purchases of property, plant and equipment	(3.9)	(1.4)	(5.3)
Increase in note receivable	—	(5.2)	(5.2)
Other	(0.7)	—	(0.7)

Net cash used in investing activities	(41.3)	(6.6)	(47.9)

Effect of exchange rate changes on cash and cash equivalents	—	(3.9)	(3.9)

Net increase in cash and cash equivalents	4.3	1.6	5.9
Cash and cash equivalents at beginning of year	38.1	27.9	66.0

Cash and cash equivalents at end of year	$42.4	$29.5	$71.9

Supplemental disclosures of cash flow information:
Cash paid for the year for:
Interest	$—	$—	$—
Income taxes	$—	$3.0	$3.0

Garlock Sealing Technologies, LLC and Garrison Litigation Management Group, Ltd.

(Debtors-in-Possession)

Condensed Combining Balance Sheets

As of December 31, 2016 and 2015

(in millions)

	2016
	Debtor Companies	Non-filing Companies	Eliminations	Total
Assets:
Current assets	$357.0	$84.8	$(3.2)	$438.6
Property, plant and equipment, net	36.9	4.7		41.6
Asbestos insurance receivable	49.0	—		49.0
Notes receivable	283.2	—		283.2
Other assets	148.1	3.3		151.4

Total assets	$874.2	$92.8	$(3.2)	$963.8

Liabilities and Shareholder’s Equity:
Liabilities not subject to compromise
Current liabilities	$30.3	$11.6	$(1.6)	$40.3
Other liabilities	125.3	2.3	(1.6)	126.0

Total liabilities not subject to compromise	155.6	13.9	(3.2)	166.3
Liabilities subject to compromise	388.6	—		388.6

Total liabilities	544.2	13.9	(3.2)	554.9
Shareholder’s equity	330.0	78.9		408.9

Total liabilities and shareholder’s equity	$874.2	$92.8	$(3.2)	$963.8

	2015
	Debtor Companies	Non-filing Companies	Eliminations	Total
Assets:
Current assets	$330.6	$80.1	$(4.6)	$406.1
Property, plant and equipment, net	35.8	5.3		41.1
Asbestos insurance receivable	62.0	—		62.0
Notes receivable	271.0	—		271.0
Other assets	123.9	4.1		128.0

Total assets	$823.3	$89.5	$(4.6)	$908.2

Liabilities and Shareholder’s Equity:
Liabilities not subject to compromise
Current liabilities	$31.0	$12.2	$(2.7)	$40.5
Other liabilities	114.0	2.3	(1.9)	114.4

Total liabilities not subject to compromise	145.0	14.5	(4.6)	154.9
Liabilities subject to compromise	339.1	—		339.1

Total liabilities	484.1	14.5	(4.6)	494.0
Shareholder’s equity	339.2	75.0		414.2

Total liabilities and shareholder’s equity	$823.3	$89.5	$(4.6)	$908.2

Cash Collateral Agreement

On October 26, 2011 GST entered into a Cash Collateral Agreement Regarding Standby Letter of Credit and Bank Products (“Cash Collateral Agreement”) with a bank. In accordance with the Cash Collateral Agreement’s terms, GST had $3.0 million and $3.0 million in an interest bearing bank account as of December 31, 2016 and 2015, respectively, as collateral for outstanding letters of credit and bank products (the “Collateralized Obligations”). The balance in this account is considered restricted cash and is included in other assets on the Combined Balance Sheets. Under the terms of the Cash Collateral Agreement, GST must pay the Collateralized Obligations in full and terminate the Cash Collateral Agreement before the full balance on deposit can be withdrawn from the account.

Liabilities Subject to Compromise

GST’s pre-petition and future liabilities that are subject to compromise include pre-petition unsecured claims, which may be settled at amounts that differ from those recorded in the Combined Balance Sheets. Liabilities subject to compromise consist of the following:

	As of December 31,
	2016	2015
	(in millions)
Accounts payable	$1.6	$1.6
Asbestos liability	387.0	337.5

Total	$388.6	$339.1

Changes to prepetition liabilities subject to compromise may arise due to (1) the rejection of executory or unexpired leases; (2) the Bankruptcy Court’s allowance of contingent or disputed claims; (3) cash payments under approved court orders or (4) changes in estimates related to pre-petition contingent liabilities.

GST has undertaken to project the number and ultimate cost of all present and future bodily injury claims expected to be asserted, based on actuarial principles, and to measure probable and estimable liabilities under generally accepted accounting principles. The Company has accrued $387.0 million as of December 31, 2016 for asbestos related claims. The accrual consists of (a) $370.0 million to be contributed to the trust for present and future asbestos claims against GST plus litigation and administrative expenses and, (b) an estimate of $17.0 million for the resolution of all current and future Canadian asbestos claims alleging disease resulting in whole or in part from exposure to GST asbestos-containing products. See Note 13, “Commitments and Contingencies—Asbestos”.

Reorganization Expenses

Reorganization expenses totaled $15.8 million and $25.6 million for the years ending December 31, 2016 and 2015, respectively, and consisted primarily of legal and financial advisory fees.

3. Income Taxes

Income (loss) before income taxes as shown in the Combined Statements of Operations consists of the following:

	Years Ended December 31,
	2016	2015
	(in millions)
Domestic	$(14.9)	$29.8
Foreign	12.5	12.8

Total	$(2.4)	$42.6

A summary of income tax expense (benefit) in the Combined Statements of Operations is as follows:

	Years Ended December 31,
	2016	2015
	(in millions)
Current:
Federal	$17.8	$23.8
Foreign	3.9	4.4
State	1.5	2.6

	23.2	30.8

Deferred
Federal	(22.8)	(13.6)
Foreign	0.5	(0.7)
State	(2.3)	(2.3)

	(24.6)	(16.6)

Total	$(1.4)	$14.2

At December 31, 2016 and 2015, the effective tax rate varied from the statutory federal income tax rate primarily due to state taxes, foreign tax rate differentials, the domestic manufacturer’s deduction, and credits for qualifying research activities.

Significant components of deferred income tax assets and liabilities at December 31, 2016 and 2015 are as follows (in millions):

	2016	2015
Deferred income tax assets:
Asbestos accruals	$140.7	$121.8
Inventories	1.2	0.9
Pension and benefits	1.8	4.9
Loss carryforwards	0.3	0.3
Accruals and reserves	1.2	1.1

Gross deferred income tax assets	145.2	129.0
Valuation allowance	(0.9)	0.0

Total deferred income tax assets	144.3	129.0

Deferred income tax liabilities
Investments	(0.5)	(0.5)
Depreciation and amortization	(4.7)	(4.6)
Insurance	(13.1)	(22.6)

Total deferred income tax liabilities	(18.3)	(27.7)

Net deferred income tax assets	$126.0	$101.3

At December 31, 2016 the Company had $1.1 million of foreign tax net operating loss carryforwards (tax effect of $0.3 million), with the full amount having an indefinite carryforward period. These net operating loss carryforwards may be used to offset a portion of future taxable income and, thereby, reduce or eliminate foreign income taxes otherwise payable.

The Company determined, based on the available evidence, that it is uncertain whether future taxable income of certain of our foreign subsidiaries will be significant enough or of the correct character to recognize certain of these deferred tax assets. As a result, a valuation allowance of $0.9 million has been recorded as of December 31, 2016. Valuation allowances primarily relate to foreign net operating losses and other net deferred tax assets in jurisdictions where future taxable income is uncertain. The Company has not provided for the federal and foreign withholding taxes on $98.8 million of the foreign subsidiaries’ undistributed earnings as of December 31, 2016. Upon repatriation, certain foreign countries impose withholding taxes. The amount of withholding tax that would be payable on remittance of the entire amount would approximate $4.0 million. Such undistributed earnings are intended to be reinvested indefinitely. As discussed in Note 2, the Company is subject to the jurisdiction of the Bankruptcy Court. However, the controlled foreign subsidiaries are simply a subsidiary of the entity in Bankruptcy and are not in Bankruptcy themselves. As such they are generally free to manage their own affairs without interference or Court approval. Should the Court challenge the indefinite reinvestment assertion made by the Company, any tax liability for undistributed earnings, including withholding taxes, would be negated by the availability of corresponding dividends received deductions or foreign tax credits.

As of December 31, 2016 and 2015, the Company had $0.2 million and $0.2 million, respectively, of gross unrecognized tax benefits. Of the gross unrecognized tax benefit balances as of December 31, 2016 and 2015, none represent items for which the ultimate deductibility was highly certain but for which there was uncertainty about the timing of such deductibility. Accordingly, all gross unrecognized tax benefit amounts would have an impact on the Company’s effective tax rate if ultimately recognized.

The Company and its subsidiaries are subject to U.S. federal income tax as well as income tax in multiple state and foreign jurisdictions. U.S. federal income tax years 2013 and forward remain open to future examination. Substantially all significant state and foreign income tax returns for the years 2012 and forward are open to examination. Various foreign and state returns are currently under examination. The Company expects that some of these examinations may conclude within the next twelve months. The final outcomes are not yet determinable; however, management believes that any assessments that may arise will not be material to the Company’s financial condition or results of operations.

4. Investment Securities

The amortized cost, gross unrealized gains and losses and fair value of the Company’s investment securities as of December 31, 2016 and 2015 are as follows:

	As of December 31, 2016
	(in millions)
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Investment securities held to maturity U.S. Treasury securities	$250.3	$—	$—	$250.3

	As of December 31, 2015
	(in millions)
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Investment securities held to maturity U.S. Treasury securities	$200.0	$—	$—	$200.0

The contractual maturity dates of the Company’s investment in debt securities is as follows as of December 31, 2016 and 2015 (in millions)

	2016		2015
	Cost Basis	Estimated Fair Value	Cost Basis	Estimated Fair Value
Due in one year or less	$250.3	$250.3	$200.0	$200.0

5. Inventories

Inventories consist of the following:

	As of December 31,
	2016	2015
	(in millions)
Finished products	$14.1	$14.7
Work in process	5.0	4.2
Raw materials and supplies	4.4	5.2

	23.5	24.1
Reserve to reduce certain inventories to LIFO basis	(5.6)	(5.8)

Total	$17.9	$18.3

6. Property, Plant and Equipment

Property, plant and equipment consist of the following:

	As of December 31,
	2016	2015
	(in millions)
Land	$3.0	$2.8
Building and improvements	30.6	30.3
Machinery and equipment	78.2	76.3
Construction in progress	7.3	5.1

	119.1	114.5
Less accumulated depreciation	(77.5)	(73.4)

Total	$41.6	$41.1

7. Goodwill and Other Intangible Assets

The changes in the net carrying value of goodwill for the years ended December 31, 2016 and 2015 are as follows:

	2016	2015
	(in millions)
Net goodwill as of December 31, 2015	$18.2	$18.5
Foreign currency translation	(0.1)	(0.3)

Net goodwill as of December 31, 2016	$18.1	$18.2

The gross carrying amount and accumulated amortization of identifiable intangible assets for the years ended December 31, 2016 and 2015 are as follows:

	As of December 31, 2016			As of December 31, 2015
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value
	(in millions)
Customer relationships	$1.7	$1.1	$0.6	$1.7	$0.9	$0.8
Supply agreement	3.7	1.6	2.1	3.7	1.3	2.4
Trademarks	1.0	—	1.0	1.0	—	1.0
Other	0.6	0.4	0.2	0.6	0.4	0.2

	$7.0	$3.1	$3.9	$7.0	$2.6	$4.4

Amortization expense for the years ended December 31, 2016 and 2015 was $0.5 million per year. Amortization expense for these intangible assets for the years 2017 through 2021 is estimated to be $0.4 million per year.

8. Related Party Transactions

Short Term and Long Term Notes Receivable – Related Parties

As of December 31, 2016 and 2015, GST’s subsidiaries in Mexico, Canada and Australia had aggregate short term lending totaling $26.2 million and $24.3 million, respectively, to Coltec Finance Company Ltd., a wholly-owned subsidiary of Coltec. The unsecured loans are denominated in the currency of the lending party, and bear interest based on the applicable one-month interbank offered rate for each foreign currency involved.

Effective as of January 1, 2010, GST entered into a $73.4 million Amended and Restated Promissory Note due January 1, 2017 with Coltec (the “Coltec Note”) in favor of GST. Also on January 1, 2010 GST entered into a $153.8 million Amended and Restated Promissory Note with EnPro’s subsidiary Stemco LP due January 1, 2018 in favor of GST (the “Stemco Note”, and together with the Coltec Note, the “Intercompany Notes”). The Intercompany Notes amended and replaced promissory notes in the same principal amounts that were initially issued in March 2005 and expired on January 1, 2010.

In connection with the Coltec Restructuring (described in Note 13, “Commitments and Contingencies – Asbestos”) the obligations of OldCo, LLC (“OldCo”) as the successor in merger to Coltec, under these notes were assumed by EnPro Holdings, Inc. (“EnPro Holdings”) and OldCo was released from those obligations. In addition, the Coltec Note and the Stemco Note were amended to extend their maturity date to January 1, 2018.

The Intercompany Notes bear interest at 11% per annum, of which 6.5% is receivable in cash and 4.5% is added to the principal amount of the Intercompany Notes as payment-in-kind (“PIK”) interest, with interest due on January 31 of each year. In conjunction with the interest payments in 2016 and 2015, $18.4 million and $17.6 million, respectively, was received in cash and PIK interest of $12.7 million and $12.2 million, respectively, was added to the principal balance of the Intercompany Notes. If GST is unable to pay ordinary course operating expenses, under certain conditions, GST can require EnPro Holdings and Stemco to pay in cash the accrued PIK interest necessary to meet such ordinary course operating expenses, subject to certain caps. The interest due under the Intercompany Notes may be satisfied through offsets of amounts due under intercompany services agreements pursuant to which EnPro provides certain corporate services and insurance coverages to GST, makes advances to third party providers related to payroll and certain benefit plans sponsored by GST, and permits employees of GST to participate in certain of EnPro’s benefit plans.

The Coltec Note is secured by EnPro Holding’s pledge of certain of its equity ownership in specified U.S. subsidiaries. The Stemco Note is guaranteed by EnPro Holdings and secured by EnPro Holding’s pledge of its interest in Stemco.

Intercompany notes and interest receivable included in the combined balance sheets consists of the following:

	2016	2015
	(in millions)
Current assets
Notes receivable—related party
Short term loans to Coltec Finance Company Ltd.	$26.2	$24.3
PIK interest added—current year	12.7	12.2

Total notes receivable—related party per combined balance sheet	$38.9	$36.5

Interest receivable—related party
Cash interest payments due in January of subsequent year	$19.2	$18.4
PIK interest due in January of subsequent year	13.4	12.8

Total interest receivable—related party per combined balance sheet	$32.6	$31.2

Non-current assets
Notes receivable—related party
Balance January 1, 2010: Coltec and Stemco Amended and Restated Promissory Notes	$227.2	$227.2
PIK interest added to balance: 2010 through current year	56.0	43.8

Total interest receivable—related party per combined balance sheet	$283.2	$271.0

Interest income related to these loans of $33.5 million and $31.6 million is reflected in interest income on the Combined Statements of Operations for the years ended December 31, 2016 and 2015, respectively. Accrued interest receivable of $32.6 million and $31.2 million is reported as interest receivable-related party on Combined Balance Sheets as of December 31, 2016 and 2015, respectively.

Other Related Party Transactions

The Company regularly transacts business with EnPro subsidiaries. Sales to EnPro subsidiaries totaling $17.7 million and $20.7 million are reflected in net sales and purchases from EnPro totaling $28.0 million and $30.6 million are reflected in cost of sales for the years ended December 31, 2016 and 2015, respectively. EnPro provides services for GST including information technology, supply chain, treasury, accounting and tax administration, legal and human resources under a support services agreement. Amounts due from EnPro resulting from their purchase of goods from the Company totaling $6.3 million and $8.0 million are included in accounts receivable and amounts due to EnPro resulting from the Company’s purchase of goods and services from EnPro totaling $21.4 million and $16.5 million are included in accounts payable not subject to compromise on the December 31, 2016 and 2015 Combined Balance Sheets, respectively.

In 2014, GST resolved a verdict on appeal. Coltec purchased the verdict from the plaintiff for $1.1 million on behalf of GST. As a result, GST recorded a $1.1 million note payable to Coltec. The note accrues interest at 12% compounded annually. At December 31, 2016 and 2015, the balance of the note and accrued interest totaled $1.4 million and $1.3 million respectively. See Note 13, “Commitments and Contingencies – Asbestos.”

GST LLC and Garrison are included in the consolidated U.S. federal income tax return and certain state combined income tax returns of EnPro. As the parent of these consolidated tax groups, EnPro is liable for, and pays, income taxes owed by the entire group. EnPro has agreed with the Company to allocate taxes to GST based on the U.S. consolidated tax return regulations and current income tax accounting guidance. This method generally allocates taxes to the Company as if it were a separate taxpayer. As a result, the Company carries an income tax payable to EnPro related to this allocation of $119.0 million and $100.6 million as of December 31, 2016 and 2015, respectively.

9. Fair Value Measurements

Assets and liabilities measured at fair value on a recurring basis are summarized as follows:

	Fair Value Measurements as of
	December 31, 2016	December 31, 2015
	(in millions)
Assets
Cash equivalents:
U.S government money market	$23.1	$42.1
U.S government notes	250.3	200.0

	$273.4	$242.1

The carrying values of the Company’s significant financial instruments reflected in the Combined Balance Sheets approximate their respective fair values at December 31, 2016 and 2015 due to the relatively short maturity of the instruments or the short time period that has elapsed from the purchase date. These assets are classified as Level 1 of the fair value hierarchy because they are valued using quoted market prices.

The carrying value and fair value of the notes receivable are as follows:

	December 31, 2016		December 31, 2015
	Carrying Value	Fair Value	Carrying Value	Fair Value
	(in millions)
Notes receivable—related party	$295.9	$302.7	$283.2	$281.7

The notes receivable -related party computation would be considered Level 2 since it based on rates available to the Company for debt with similar terms and maturities.

10. Pensions and Postretirement Benefits

The Company and its subsidiaries have non-contributory defined benefit pension plans covering eligible employees in the United States and Mexico at the end of 2016. Salaried employees’ benefit payments are generally determined using a formula that is based on an employee’s compensation and length of service. The Company closed its defined benefit pension plan for new salaried employees in the United States who joined the Company after January 1, 2006, and effective January 1, 2007, benefits were frozen for all salaried employees who were not age 40 or older as of December 31, 2006, and other employees who chose to freeze their benefits. Certain GST salaried employees participate in the EnPro defined benefit pension plan. The EnPro plan assets or projected benefit obligations related to the GST employees cannot be segregated. Hourly employees’ benefit payments are generally determined using stated amounts for each year of service.

The Company’s employees also participate in voluntary contributory retirement savings plans for salaried and hourly employees maintained by the Company and its subsidiaries. Under these plans, eligible employees can receive matching contributions up to the first 6% of their eligible earnings. Effective January 1, 2007, those employees whose defined benefit pension plan benefits were frozen receive an additional 2% Company contribution each year. Beginning on August 1, 2016, this additional contribution ceased being provided to future hires at the Company, but was retained for those employees already receiving it. The Company recorded $2.0 million and $2.1 million in expense in 2016 and 2015, respectively, for matching contributions under these plans.

The Company’s general funding policy for qualified defined benefit pension plans is to contribute amounts that are at least sufficient to satisfy regulatory funding standards. The Company made contributions totaling $9.4 million in 2016 to its U.S. pension plan. The Company made no contributions to its U.S. pension plan in 2015. The Company anticipates it will make contributions totaling $1.2 million in 2017 to its U.S. pension plan. The Company made no contributions in 2015 or 2014 to its foreign pension plans. The Company expects to make total contributions of approximately $0.1 million in 2017 to the foreign pension plans. The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the defined benefit pension plans with accumulated benefit obligations in excess of plan assets were $54.3 million, $53.9 million and $52.2 million at December 31, 2016, and $51.1 million, $51.1 million and $42.6 million at December 31, 2015, respectively.

The Company amortizes prior service cost and unrecognized gains and losses using the straight-line basis over the average future service life of active participants.

Certain of the Company’s subsidiaries also sponsor unfunded defined benefit postretirement plans that provide certain health-care and life insurance benefits to eligible employees. The health-care plans are contributory; with retiree contributions adjusted periodically, and contain other cost-sharing features, such as deductibles and coinsurance. The life insurance plans are generally noncontributory. The amounts included in “Other Benefits” in the following tables include the non-qualified plans and the other defined benefit postretirement plans discussed above.

Domestic Plans

The following table sets forth the changes in projected benefit obligations and plan assets of the Company’s U.S. defined benefit pension and other non-qualified and postretirement plans as of and for the years ended December 31, 2016 and 2015.

	Pension Benefits		Other Benefits
	2016	2015	2016	2015
	(in millions)
Change in Projected Benefit Obligations
Projected benefit obligations at beginning of year	$51.1	$53.4	$2.2	$2.5
Service cost	1.0	1.2	—	—
Interest cost	2.3	2.2	0.1	0.1
Actuarial loss (gain)	1.9	(3.3)	0.1	(0.1)
Administrative expenses	(0.1)	(0.2)	—	—
Benefits paid	(3.4)	(2.2)	(0.3)	(0.3)

Projected benefit obligations at end of year	53.0	51.1	2.1	2.2

Change in Plan Assets
Fair value of plan assets at beginning of year	42.6	45.6	—	—
Actual return on plan assets	3.0	(0.6)	—	—
Administrative expenses	(0.1)	(0.2)	—	—
Benefits paid	(3.4)	(2.2)	(0.3)	(0.3)
Company contributions	9.4	—	0.3	0.3

Fair value of plan assets at end of year	51.5	42.6	—	—

Underfunded Status at End of Year	$(1.5)	$(8.5)	$(2.1)	$(2.2)

Amounts Recognized in the Consolidated Balance Sheets
Other (long-term) liabilities	$(1.5)	$(8.5)	$(2.1)	$(2.2)

Pre-tax charges recognized in accumulated other comprehensive loss as of December 31, 2016 and 2015 consists of:

	Pension Benefits		Other Benefits
	2016	2015	2016	2015
	(in millions)
Net actuarial loss	$17.5	$17.2	$2.4	$2.6
Prior service cost	0.8	1.0	(1.2)	(1.5)

	$18.3	$18.2	$1.2	$1.1

The accumulated benefit obligation for the domestic defined benefit pension plan was $53.0 million and $51.1 million at December 31, 2016 and 2015, respectively.

The following table sets forth the components of net periodic benefit cost and other changes in plan assets and benefit obligations recognized in other comprehensive income for the Company’s defined benefit pension and other non-qualified and post-retirement plans for the years ended December 31, 2016 and 2015.

	Pension Benefits		Other Benefits
	2016	2015	2016	2015
	(in millions)
Net Periodic Benefit Cost
Service Cost	$1.0	$1.2	$—	$—
Interest cost	2.3	2.2	0.1	0.1
Expected return on plan assets	(3.0)	(3.2)	—	—
Amortization of prior service cost	0.2	0.2	(0.2)	(0.2)
Recognized net actuarial loss	1.6	1.7	0.2	0.2

Net periodic benefit cost	2.1	2.1	0.1	0.1

Other Changes in Plan Assets and Benefit Obligations Recognized in Other Comprehensive Income
Net loss (gain)	1.9	0.5	0.1	(0.1)
Amortization of net loss	(1.6)	(1.7)	(0.2)	(0.2)
Amortization of prior service cost	(0.2)	(0.2)	0.2	0.2

Total recognized in other comprehensive loss	0.1	(1.4)	0.1	(0.1)

Total Recognized in Net Periodic Benefit Cost and Other Comprehensive Loss	$2.2	$0.7	$0.2	$—

The estimated net loss and prior service cost for the defined benefit pension plans that will be amortized from accumulated other comprehensive loss into net periodic benefit cost over the next fiscal year are $1.7 million and $0.2 million, respectively. The estimated net loss and prior service cost for the other defined benefit postretirement plans that will be amortized from accumulated other comprehensive loss into net periodic benefit cost over the next fiscal year is $0.2 million and $0.3 million, respectively.

	Pension Benefits		Other Benefits
	2016	2015	2016	2015
Weighted-Average Assumptions Used to Determine Benefit Obligations at December 31
Discount rate	4.25%	4.63%	4.25%	4.63%
Weighted-Average Assumptions Used to Determine Net Periodic Benefit Cost for Years Ended December 31
Discount rate	4.63%	4.25%	4.63%	4.25%
Expected long-term return on plan assets	7.25%	7.25%	n/a	n/a

The discount rate reflects the current rate at which the pension liabilities could be effectively settled at the end of the year. The discount rate was determined using a model, which uses a theoretical portfolio of high quality corporate bonds specifically selected to produce cash flows closely related to how we would settle our retirement obligations. This produced a discount rate of 4.25% at December 31, 2016. As of the date of these financial statements, there are no known or anticipated changes in our discount rate assumption that will impact our pension expense in 2017. A 25 basis point decrease (increase) in our discount rate, holding constant our expected long-term return on plan assets and other assumptions, would increase (decrease) pension expense by an immaterial amount.

The overall expected long-term rate of return on assets was determined based upon weighted-average historical returns over an extended period of time for the asset classes in which the plans invest according to the Company’s current investment policy.

The Company uses the RP-2014 mortality table using MP-2016 projection scale with generational and blue collar adjustment to value its domestic pension liabilities.

	2016	2015
Assumed Health Care Cost Trend Rates at December 31
Health care cost trend rate assumed for next year	8.0%	6.7%
Rate to which the cost trend rate is assumed to decline (the ultimate rate)	4.5%	5.0%
Year that the rate reaches the ultimate trend rate	2024	2025

A one percentage point change in the assumed health-care cost trend rate would have an impact of less than $0.1 million on net periodic benefit cost and $0.1 million on benefit obligations.

Plan Assets

The asset allocation for pension plans at the end of 2016 and 2015, and the target allocation for 2017, by asset category are as follows:

	Target Allocation	Plan Assets at December 31,
	2017	2016	2015
Asset Category
Equity securities	40%	40%	39%
Fixed income	60%	60%	61%

	100%	100%	100%

The Company’s investment goal is to maximize the return on assets, over the long term, by investing in equities and fixed income investments while diversifying investments within each asset class to reduce the impact of losses in individual securities. Equity investments include a mix of U.S. large capitalization equities, U.S. small capitalization equities and non-U.S. equities. Fixed income investments include a mix of treasury obligations and high-quality money market instruments. The asset allocation policy is reviewed and any significant variation from the target asset allocation mix is rebalanced periodically.

The plans invest exclusively in mutual funds whose holdings are marketable securities that trade on a recognized market and, as a result, would be considered Level 1 assets. The investment portfolio of the various funds at December 31, 2016 and 2015 is as follows:

(in millions)	2016	2015
Mutual finds—U.S. equity	$13.5	$11.3
Fixed income treasury and money market	30.5	25.6
Mutual funds—international equity	7.3	5.5
Cash equivalents	0.2	0.2

	$51.5	$42.6

Estimated Future Benefit Payments

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

	Pension	Other
	Benefits	Benefits
	(in millions)
2017	$2.4	$0.2
2018	2.5	0.2
2019	2.7	0.2
2020	2.8	0.2
2021	3.0	0.2
Years 2022—2026	16.6	0.8

	$30.0	$1.8

Foreign Plans

The following table sets forth the changes in projected benefit obligations and plan assets of the Company’s foreign defined benefit pension plans as of and for the years ended December 31, 2016 and 2015.

	Pension Benefits
	2016	2015
	(in millions)
Change in Projected Benefit Obligations
Projected benefit obligations at beginning of year	$1.5	$1.6
Interest cost	0.1	0.1
Service cost	0.1	0.1
Actuarial loss	0.2	—
Other, primarily exchange rate adjustment	(0.4)	(0.3)

Projected benefit obligations at end of year	1.5	1.5

	Pension Benefits
	2016	2015
	(in millions)
Change in Plan Assets
Fair value of plan assets at beginning of year	1.3	1.5
Curtailment	(0.2)	—
Other, primarily exchange rate adjustment	(0.2)	(0.2)

Fair value of plan assets at end of year	0.9	1.3

Underfunded status at end of year	$(0.6)	$(0.2)

Amounts Recognized in the Consolidated Balance Sheets
Long-term assets	$—	$0.1
Long-term liabilities	(0.6)	(0.3)

	$(0.6)	$(0.2)

The accumulated benefit obligation for all foreign defined benefit pension plans was $1.0 million at December 31, 2016 and 2015, respectively.

	Pension Benefits
	2016	2015
	(in millions)
Net Periodic Benefit Cost
Service cost	$0.1	$0.1
Interest cost	0.1	0.1
Curtailment	0.2	—
Expected return on plan assets	(0.1)	(0.1)

Net periodic benefit cost	0.3	0.1

Other Changes in Plan Assets and Benefit Obligations Recognized in Other Comprehensive Loss
Net loss	0.3	0.1
Other adjustment (Fx)	(0.2)	(0.1)

Total recognized in other comprehensive loss	0.1	—

Total Recognized in Net Periodic Benefit Cost and Other Comprehensive Loss	$0.4	$0.1

Weighted-Average Assumptions Used to Determine Benefit Obligations at December 31
Discount rate	7.75%	6.75%
Rate of compensation increase—Mexico	4.75%	4.75%
Weighted-Average Assumptions Used to Determine Net Periodic Benefit Cost for Years Ended December 31
Discount rate	6.75%	7.00%
Expected long-term return on plan assets	5.50%	5.75%
Rate of compensation increase—Mexico	4.75%	4.75%

Plan Assets

The asset allocation at the end of 2016 and 2015 for the Mexican pension plans is 100% fixed income. The investments are in securities of their government, which would be considered Level 2 assets. The target allocation for 2017 for the Mexican plan is 100% fixed income.

Estimated Future Benefit Payments

The following benefit payments, which reflect expected future service, as appropriate, are expected to be made:

Pension Benefits
(in millions)
2017	$0.6
2018	0.2
2019	0.2
2020	—
2021	—
Years 2022 - 2026	0.5

$1.5

11. Shareholder’s Equity

GST stock consists at December 31, 2016 and 2015 of the following:

	Authorized	Issued	Par/Liquidation Value per Share	Total (in millions)
Garrison Common Stock	300,000	200,000	$0.01	$—
Garrison Class A Preferred Stock	1,500,000	1,300,000	$10.00	13.0
GST LLC—Interest Units		100		—

				$13.0

Coltec owns all of Garrison’s common stock and preferred stock. Common stock and Class A preferred stock are identical in nature and rights except that, in the event of liquidation, each share of Class A preferred stock receives the first $10 per share in liquidation proceeds, each share of common stock receives the next $10 per share in liquidation proceeds and any remaining proceeds will be distributed equally per share. As a limited liability company, GST LLC has issued 100 Interest Units, all of which are owned by Coltec.

12. Accumulated Other Comprehensive Loss

Accumulated other comprehensive loss consists of the following:

	As of December 31,
	2016	2015
	(in millions)
Unrealized translation adjustments	$(36.0)	$(31.8)
Pension and postretirement plans	(12.5)	(12.3)

Accumulated other comprehensive loss	$(48.5)	$(44.1)

The pension and other postretirement plans are net of deferred taxes of $7.5 million and $7.3 million as of December 31, 2016 and 2015, respectively.

13. Commitments and Contingencies

General

Various claims, lawsuits and administrative proceedings, all arising in the ordinary course of business with respect to commercial, product liability, asbestos and environmental matters, are pending or threatened against the Company or its subsidiaries and seek monetary damages and/or other remedies. The Company believes that any liability that may finally be determined with respect to commercial and non-asbestos product liability claims should not have a material effect on the Company’s consolidated financial condition, results of operations or cash flows. From time to time, the Company and its subsidiaries are also involved as plaintiffs in legal proceedings involving contract, patent protection, environmental, insurance and other matters.

Environmental

The Company’s facilities and operations are subject to federal, state and local environmental and occupational health and safety requirements of the U.S. and foreign countries. The Company’s policy is to accrue environmental investigation and remediation costs when it is probable that a liability has been incurred and the amount can be reasonably estimated. The measurement of the liability is based on an evaluation of currently available facts with respect to each individual situation and takes into consideration factors such as existing technology, presently enacted laws and regulations and prior experience in remediation of contaminated sites. As assessments and remediation progress at individual sites, these liabilities are reviewed periodically and adjusted to reflect additional technical data and legal information. As of December 31, 2016 and 2015 GST had accrued liabilities of $0.1 million and $0.1 million, respectively, for estimated future expenditures relating to environmental contingencies. The amounts recorded in the combined financial statements have been recorded on an undiscounted basis.

Other Contingent Liability Matters

The Company provides warranties on many of its products. The specific terms and conditions of these warranties vary depending on the product and the market in which the product is sold. The Company records a liability based upon estimates of the costs that may be incurred under its warranties after a review of historical warranty experience and information about specific warranty claims. Adjustments are made to the liability as claims data and historical experience warrant.

Changes in the carrying amount of the product warranty liability for the years ended December 31, 2016 and 2015 are as follows:

	2016	2015
	(in millions)
Balance at beginning of year	$0.5	$0.6
Charges to expense	(0.1)	(0.1)

Balance at end of year	$0.4	$0.5

Asbestos

Background on Asbestos-Related Litigation and Recent Developments. The historical business operations of GST LLC and Anchor resulted in a substantial volume of asbestos litigation in which plaintiffs alleged personal injury or death as a result of exposure to asbestos fibers in products produced or sold by GST LLC or Anchor, together with products produced and sold by numerous other companies. GST LLC and Anchor manufactured and/or sold industrial sealing products that contained encapsulated asbestos fibers.

Since the first asbestos-related lawsuits were filed against GST LLC in 1975, GST LLC and Anchor have processed more than 900,000 asbestos claims to conclusion, and, together with their insurers, have paid over $1.4 billion in settlements and judgments and over $400 million in fees and expenses. GST LLC and Anchor’s exposure to asbestos litigation and their relationships with insurance carriers are managed through Garrison.

On the Petition Date, GST LLC, Garrison and Anchor filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court. The filings were the initial step in a claims resolution process, which is ongoing. See “-Proposed Plans of Reorganization,” below, for a description of the comprehensive consensual settlement announced on March 17, 2016 to resolve current and future asbestos claims and the joint plan of reorganization filed in the Chapter 11 Case to implement such settlement, which joint plan of reorganization supersedes all other plans of reorganization previously filed in the Chapter 11 Case.

As a result of the initiation of the Chapter 11 proceedings, the resolution of asbestos claims is subject to the jurisdiction of the Bankruptcy Court. The filing of the Chapter 11 Case automatically stayed the prosecution of pending asbestos bodily injury and wrongful death lawsuits, and initiation of new such lawsuits, against GST and Anchor. As a result, except as a result of the resolution of appeals from verdicts rendered prior to the Petition Date and the elimination of claims as a result of information obtained in the Chapter 11 proceedings, the numbers of asbestos claims pending against them have not changed since the Petition Date.

Proposed Plans of Reorganization. In November 2011, GST filed an initial proposed plan of reorganization with the Bankruptcy Court. GST’s initial plan called for a trust to be formed, to which GST would contribute $200 million and which would be the exclusive remedy for future asbestos personal injury claimants—those whose claims arise after confirmation of the plan. The initial proposed plan provided that each present asbestos personal injury claim (any pending claim or one that arises between the GST Petition Date and plan confirmation) would be assumed by reorganized GST and resolved either by settlement, pursuant to a matrix contained in the proposed plan or as otherwise agreed, or by payment in full of any final judgment entered after trial in federal court.

On April 13, 2012, the Bankruptcy Court granted a motion by GST for the Bankruptcy Court to estimate the allowed amount of present and future asbestos claims against GST for mesothelioma, a rare cancer attributed to asbestos exposure, for purposes of determining the feasibility of a proposed plan of reorganization. The estimation trial began on July 22, 2013 and concluded on August 22, 2013.

On January 10, 2014, Bankruptcy Judge George Hodges announced his estimation decision in a 65-page order. Citing with approval the methodology put forth by GST at trial, the judge determined that $125 million is the amount sufficient to satisfy GST’s liability for present and future mesothelioma claims. Judge Hodges adopted GST’s “legal liability” approach to estimation, focused on the merits of claims, and rejected asbestos claimant representatives’ approach, which focused solely on GST’s historical settlement history. The judge’s liability determination is for mesothelioma claims only. The court has not yet determined amounts for GST’s liability for other asbestos claims and for administrative costs that would be required to review and process claims and payments, which will add to the amount.

In his opinion, Judge Hodges wrote, “The best evidence of Garlock’s aggregate responsibility is the projection of its legal liability that takes into consideration causation, limited exposure and the contribution of exposures to other products.”

The decision validates the positions that GST has been asserting for the more than four years it has been in the bankruptcy proceeding. Following are several important findings in the opinion:

•	Garlock’s products resulted in a relatively low exposure to asbestos to a limited population, and its legal responsibility for causing mesothelioma is relatively de minimis.

•	Chrysotile, the asbestos fiber type used in almost all of Garlock’s asbestos products, is far less toxic than other forms of asbestos. The court found reliable and persuasive Garlock’s expert epidemiologist, who testified that there is no statistically significant association between low dose chrysotile exposure and mesothelioma.

•	The population that was exposed to Garlock’s products was necessarily exposed to far greater quantities of higher potency asbestos from the products of others.

•	The estimates of Garlock’s aggregate liability that are based on its historic settlement values are not reliable because those values are infected with the impropriety of some law firms and inflated by the cost of defense.

In June 2014, the official committee representing current asbestos claimants (the “GST Current Asbestos Claimants’ Committee”) in GST’s Chapter 11 proceedings filed a motion with the Bankruptcy Court asking the court to re-open the estimation process for further discovery and alleging that GST misled the court in various respects during the estimation trial. On December 4, 2014, the Bankruptcy Court denied the GST Current Asbestos Claimants’ Committee’s motion to re-open.

In May 2014, GST filed its first amended proposed plan of reorganization. The first amended plan provided $275 million in total funding for (a) present and future asbestos claims against GST that have not been resolved by settlement or verdict prior to the GST Petition Date, and (b) administrative and litigation costs. The first amended plan revised and replaced the initial plan that had been filed in November 2011.

On January 14, 2015, GST announced it had reached an agreement with the court-appointed representative of future asbestos claimants (the “GST Future Claimants’ Representative”) that included a second amended plan of reorganization. The second amended plan was filed with the Bankruptcy Court on January 14, 2015 and superseded the prior plans filed by GST. The GST Future Claimants’ Representative agreed to support, recommend and vote in favor of the second amended plan.

The second amended plan would have provided for the establishment of two facilities—a settlement facility (which would receive $220 million from GST and $30 million from Coltec, as part of the “Parent Settlement” described below, upon consummation of the second amended plan and additional contributions from GST aggregating $77.5 million over the seven years) and a litigation fund (which would receive $30 million from GST) to fund the defense and payment of claims of claimants who elect to pursue litigation under the second amended plan rather than accept the settlement option under the second amended plan. Funds contained in the settlement facility and the litigation fund would have provided the exclusive remedies for current and future GST asbestos claimants other than claimants whose claims had been resolved by settlement or verdict prior to the GST Petition Date and were not paid prior to the GST Petition Date. The second amended plan had provided that GST would pay in full claims that had been resolved by settlement or verdict prior to the GST Petition Date that were not paid prior to the GST Petition Date (with respect to claims resolved by verdict, such payment would be made only to the extent the verdict becomes final). The second amended plan had provided that if the actual amount of claims that had been resolved by settlement or verdict prior to the GST Petition Date that were not paid prior to the GST Petition Date was less than $17.0 million GST would contribute the difference to the settlement facility. In addition, the second amended plan had provided that, during the 40-year period following confirmation of the second amended plan, GST would, if necessary, make supplementary annual contributions, subject to specified maximum annual amounts that decline over the period, to maintain a specified balance at specified dates of the litigation fund. Under the second amended plan, the maximum aggregate amount of all such contingent supplementary contributions over that period would have been $132 million. GST believes that initial contributions to the litigation fund under the second amended plan would likely have been sufficient to permit the balance of that facility to exceed the specified thresholds over the 40-year period and, accordingly, that the low end of a range of reasonably possible loss associated with these contingent supplementary contributions would have been $1. The second amended plan included provisions referred to as the “Parent Settlement” for the resolution and extinguishment of any and all alleged derivative claims against Coltec and EnPro based on GST asbestos products and entry of an injunction that would permanently protect them from the assertion of such claims. As consideration for the Parent Settlement, (a) Coltec would have contributed $30 million of the amount proposed to be paid into the settlement facility to pay future claimants, (b) Coltec would have funded Anchor’s costs of dissolution (up to $500,000), (c) EnPro would have guaranteed all contributions to the settlement facility and litigation fund by GST after the effective date of consummation of the second amended plan, and (d) Coltec and its affiliates would have subordinated their interests in certain insurance coverage to GST’s obligations to make payments to the settlement facility and litigation fund after the effective date of consummation of the second amended plan.

While the GST Future Claimants’ Representative had agreed to support the second amended plan of reorganization, the GST Current Asbestos Claimants Committee and their law firms opposed the second amended plan of reorganization. Accordingly, GST continued to seek a consensual resolution that would also be acceptable to representatives of current asbestos claimants as well as the GST Future Claimants’ Representative. On March 17, 2016, GST and EnPro announced that they had reached a comprehensive consensual settlement (the “Consensual Settlement”) to resolve current and future asbestos claims. The Consensual Settlement was reached with both the GST Current Asbestos Claimants’ Committee and GST Future Claimants’ Representative, as well as with ad-hoc representatives for current and future asbestos claimants (the “Ad-hoc Representatives”) against Coltec. Under the Consensual Settlement, the GST Current Asbestos Claimants’ Committee, the GST Future Claimants’ Representative and the Ad-hoc Representatives agreed to join GST and Coltec (and its OldCo, LLC subsidiary, as the successor by merger to Coltec) in proposing a joint plan of reorganization (the “Joint Plan”) that incorporates the Consensual Settlement and to ask asbestos claimants and the Bankruptcy Court and the United States District Court for the Western District of North Carolina (the “District Court”) to approve the Joint Plan. The Joint Plan was filed with the Bankruptcy Court on May 20, 2016 and technical amendments to the Joint Plan were filed with the Bankruptcy Court on June 21, 2016, July 29, 2016 and December 2, 2016. The Joint Plan supersedes all prior plans of reorganization filed by GST in its Chapter 11 proceedings.

If approved and consummated, the Joint Plan would permanently resolve current and future asbestos claims against GST and OldCo, as the successor by merger to Coltec, and would protect all of EnPro and its subsidiaries from those claims, under Section 524(g) of the U.S. Bankruptcy Code. Before the Joint Plan may be consummated, it is required to be approved by the Bankruptcy Court and the District Court and by a vote of GST asbestos claimants and Coltec asbestos claimants by 75% or more in number and at least two-thirds (2/3) in dollar amount of claims that are actually voted.

The Joint Plan contemplates the establishment of a trust (the “Trust”) to be fully funded within a year of consummation of the Joint Plan. The Trust is to be funded (i) with aggregate cash contributions by GST LLC and Garrison of $370.0 million made at the effective date of the Joint Plan, (ii) by the contribution made by OldCo at the effective date of consummation of the Joint Plan of $30 million in cash and an option, exercisable one year after the effective date of consummation of the Joint Plan, permitting the Trust to purchase for $1 shares of EnPro common stock having a value of $20 million (with OldCo having the right to call the option for payment of $20 million in cash at any time prior to the first anniversary of the effective date, with the Trust having the right to put the option to OldCo for payment by OldCo of $20 million on the day prior to the first anniversary of the effective date and with the option terminating on the second anniversary of the effective date of consummation of the Joint Plan in return for payment to the Trust of $20 million), and (iii) by the obligation under the Joint Plan of OldCo to make a deferred contribution of $60 million in cash no later than one year after the effective date of the Joint Plan. This deferred contribution is to be guaranteed by EnPro and secured by a pledge of 50.1% of the outstanding voting equity interests of GST LLC and Garrison. Under the Joint Plan, the Trust would assume responsibility for all present and future asbestos claims arising from the operations or products of GST or Coltec/OldCo. Under the Joint Plan, all non-asbestos creditors would be paid in full and EnPro, through its subsidiaries, would retain ownership of OldCo, GST LLC and Garrison.

As contemplated by the Joint Plan and the Consensual Settlement, on January 30, 2017 (the “OldCo Petition Date”), OldCo filed a Chapter 11 bankruptcy petition with the Bankruptcy Court (the “OldCo Chapter 11 Case”). On February 3, 2017, the Bankruptcy Court issued an order for the joint administration of the OldCo Chapter 11 Case with the GST Chapter 11 Case. The Bankruptcy Court has scheduled the confirmation hearing on the Joint Plan to commence on May 15, 2017 and set, as the deadlines for filing objections to the Joint Plan, December 9, 2016 in the GST Chapter 11 Case and May 24, 2017 in the OldCo Chapter 11 Case.

Although no asbestos claimant or creditor filed any objection to the Joint Plan in GST Chapter 11 Case, objections have been filed by the appointed bankruptcy administrator and by three insurers. The technical objection filed by the bankruptcy administrator, which is a non-judicial, federal appointee that is involved in cases from a perspective independent of an interested party, concerns the scope of the Joint Plan’s “exculpatory” provisions that would extend limited protection to the debtors in the case, their affiliates, committees appointed in the case, the future claimants’ representative and their respective professional advisors from liability for ancillary claims related to their actions or failure to act in connection with the case. The objections of the three insurers primarily concern the impact of the Joint Plan on insurance policies and related contracts to which they are parties. The hearing on objections to the Joint Plan filed in both proceedings will be part of the confirmation hearings for approval of the Joint Plan by the Bankruptcy Court scheduled to commence on May 15, 2017.

The Consensual Settlement includes as a condition to GST’s obligations to proceed with the settlement that EnPro, Coltec, GST and Garlock of Canada Ltd (an indirect subsidiary of GST LLC) enter into a written agreement, to be consummated concurrently with the effective date of consummation of the Joint Plan, with the Canadian provincial workers’ compensation boards (the “Provincial Boards”) resolving remedies the Provincial Boards may possess against Garlock of Canada Ltd, GST, Coltec or any of their affiliates, including releases and covenants not to sue, for any present or future asbestos-related claim, and that the agreement is either approved by the Bankruptcy Court following notice to interested parties or the Bankruptcy Court concludes that its approval is not required. On November 11, 2016, GST entered into such an agreement (the “Canadian Settlement”) with the Provincial Boards to resolve current and future claims against EnPro, GST, Garrison, Coltec, and Garlock of Canada Ltd. for recovery of a portion of amounts the Provincial Boards have paid and will pay in the future under asbestos-injury recovery statutes in Canada for claims relating to asbestos-containing products. The Canadian Settlement provides for an aggregate cash settlement payment to the Provincial Boards of $20 million (U.S.), payable on the fourth anniversary of the effective date of the Joint Plan. Under the Canadian Settlement, after the effective date of the Joint Plan, the Provincial Boards will have the option of accelerating the payment, in which case the amount payable would be discounted from the fourth anniversary of the effective date of the Joint Plan to the payment date at a discount rate of 4.5% per annum. This is consistent with the present value estimate of approximately $17.0 million, before tax, that GST committed for the resolution of these claims when entering into the Consensual Settlement. In return, the Provincial Boards have separately agreed to provide a covenant not to sue EnPro, any of EnPro’s affiliates or the Trust for any present or future asbestos-related claims. On February 3, 2017, the Bankruptcy Court issued an order approving the Canadian Settlement.

The Consensual Settlement includes as an additional condition to our obligations to proceed with the settlement that we receive of a private letter ruling from the IRS that the Trust will be recognized as a “designated settlement fund” or “qualified settlement fund” under section 468B of the Internal Revenue Code, and any related regulations (or, if such a ruling is not available, a legal opinion satisfactory in form and substance to us that the IRS will so recognize the Trust). On February 6, 2017, the IRS issued a private letter ruling satisfying this condition.

Under the Consensual Settlement and Joint Plan, GST and OldCo will retain their rights to seek reimbursement under insurance policies for any amounts they have paid in the past to resolve asbestos claims and for $480 million in aggregate contributions they will make to the Trust under the Joint Plan. As of December 31, 2016 approximately $62.0 million of available products hazard limits or insurance receivables arising from settlements with insurance carriers existed to cover claims against both GST and OldCo from solvent carriers with investment grade ratings. The Joint Plan provides that GST and OldCo are entitled to collect and retain 100% of any settlements and judgments related to these insurance policies.

The confirmation and consummation of the Joint Plan, and accordingly the final resolution of asbestos claims against GST in accordance with the Joint Plan, are subject to a number of risks and uncertainties, which could have the effect of delaying or preventing the confirmation and consummation of the Joint Plan, increasing the costs in connection with effecting the Consensual Settlement, the Canadian Settlement and the consummation of the Joint Plan or reducing the benefit related to the consummation of the Joint Plan and the Canadian Settlement. In light of these risks and uncertainties, the Company cannot assure you that the Joint Plan and the Canadian Settlement will be consummated on the time schedule anticipated or at all, or if consummated that the Company will recognize all benefits from the consummation of the Joint Plan and the Canadian Settlement that are anticipated.

Pending Claims. On the Petition Date, according to Garrison’s claim records, there were more than 90,000 total claims pending against GST LLC and Anchor, of which approximately 5,800 were claims alleging the disease mesothelioma. Mesothelioma is a rare cancer of the protective lining of many of the body’s internal organs, principally the lungs. One cause of mesothelioma is believed to be exposure to asbestos. As a result of asbestos tort reform during the 2000s, most active asbestos-related lawsuits, and a large majority of the amount of payments made by GST LLC and Anchor in the years immediately preceding the Petition Date, have been of claims alleging mesothelioma. In total, GST LLC has paid $563.2 million to resolve a total of 15,300 mesothelioma claims, and another 5,700 mesothelioma claims have been dismissed without payment.

In order to estimate the allowed amount for mesothelioma claims against GST, the Bankruptcy Court approved a process whereby all current GST LLC mesothelioma claimants were required to respond to a questionnaire about their claims. Questionnaires were distributed to the mesothelioma claimants identified in Garrison’s claims database. Many of the 5,800 claimants (over 500) did not respond to the questionnaire at all, many others (more than 1,900) clarified that: claimants do not have mesothelioma, claimants cannot establish exposure to GST products, claims were dismissed, settled or withdrawn, claims were duplicates of other filed claims, or claims were closed or inactive. Still others responded to the questionnaire but their responses were deficient in some material respect. As a result of this process, less than 3,300 claimants presented questionnaires asserting mesothelioma claims against GST LLC as of the Petition Date and many of them have not established exposure to GST products or have claims that are otherwise deficient.

Since the Petition Date, many asbestos-related lawsuits have been filed by claimants against other companies in state and federal courts, and many of those claimants might also have included GST LLC as a defendant but for the bankruptcy injunction.

Claims Filed in GST Chapter 11. Proofs of claim involving approximately 180,000 claims were filed on or prior to October 6, 2015, the Claims Bar Date, in the GST Chapter 11 Case. All other potential claims based on asbestos-related diseases diagnosed on or before August 1, 2014 for which lawsuits against any defendant or claims against any trusts were filed on or before August 1, 2014, are subject to being forever barred by order of the Bankruptcy Court. Many of the more than 90,000 pre-petition claims are likely among the approximately 180,000 claims filed in the Chapter 11 case. Approximately 10,000 of the claims filed in the Chapter 11 case allege mesothelioma; many of the pre-petition mesothelioma claims are likely among those claims.

Based on its preliminary analysis, GST believes that a significant number of such claims were resolved and paid by GST prior to the Petition Date, had been dismissed with prejudice prior to the Petition Date or are time-barred under applicable statutes of limitations.

Product Defenses. The Company believes that the asbestos-containing products manufactured or sold by GST could not have been a substantial contributing cause of any asbestos-related disease. The asbestos in the products was encapsulated, which means the asbestos fibers incorporated into the products during the manufacturing process were sealed in binders. The products were also nonfriable, which means they could not be crumbled by hand pressure. The U.S. Occupational Safety and Health Administration, which began generally requiring warnings on asbestos-containing products in 1972, has never required that a warning be placed on products such as GST LLC’s gaskets. Even though no warning label was required, GST LLC included one on all of its asbestos-containing products beginning in 1978. Further, gaskets such as those previously manufactured and sold by GST LLC are one of the few asbestos-containing products still permitted to be manufactured under regulations of the U.S. Environmental Protection Agency. Nevertheless, GST LLC discontinued all manufacture and distribution of asbestos-containing products in the U.S. during 2000 and worldwide in mid-2001.

Appeals. GST LLC has a record of success in trials of asbestos cases, especially before the bankruptcies of many of the historically significant asbestos defendants that manufactured raw asbestos, asbestos insulation, refractory products or other dangerous friable asbestos products. However, it has on occasion lost jury verdicts at trial. GST has consistently appealed when it has received an adverse verdict and has had success in a majority of those appeals.

Insurance Coverage. At December 31, 2016, the Company had $62.0 million of insurance coverage it believes is available to cover current and future asbestos claims payments and certain expense payments. GST has collected insurance payments totaling $134.6 million since the Petition Date, including $18 million in 2016. The Company considers the $62.0 million to be of high quality because the insurance policies are written or guaranteed by U.S.-based carriers whose credit rating by S&P is investment grade BBB- or better, and whose AM Best rating is excellent (A-) or better. Of the $62.0 million, $25.9 million is allocated to claims that were paid by GST LLC prior to the initiation of the Chapter 11 proceedings and submitted to insurance companies for reimbursement, and the remainder is allocated to pending and estimated future claims. There are specific agreements in place with carriers covering $28.2 million of the remaining available coverage. Based on those agreements and the terms of the policies in place and prior decisions concerning coverage, the Company believes that all of the $62.0 million of insurance proceeds will ultimately be collected, although there can be no assurance that the insurance companies will make the payments as and when due. The $62.0 is in addition to the $18.0 million collected in 2016. Based on those agreements and policies, some of which define specific annual amounts to be paid and others of which limit the amount that can be recovered in any one year, the Company anticipates that $38.0 million will become collectible at the conclusion of GST’s Chapter 11 proceeding and, assuming the insurers pay according to the agreements and policies, that the following amounts should be collected in the years set out below regardless of when the case concludes:

2017 - $13 million

2018 - $11 million

GST LLC has received $8.6 million of insurance recoveries from insolvent carriers since 2007, and may receive additional payments from insolvent carriers in the future. No anticipated insolvent carrier collections are included in the $62.0 million of anticipated collections. The insurance available to cover current and future asbestos claims is from comprehensive general liability policies that cover Coltec and certain of its other subsidiaries in addition to GST LLC for periods prior to 1985 and therefore could be subject to potential competing claims of other covered subsidiaries and their assignees.

Liability Estimate. GST’s recorded asbestos liability as of the Petition Date was $472.1 million. The Company based that recorded liability on an estimate of probable and estimable asbestos personal injury claims under generally accepted accounting principles, made with the assistance of Garrison and an estimation expert, Bates White, retained by GST LLC’s counsel. The estimate developed was an estimate of the most likely point in a broad range of potential amounts that GST LLC might pay to resolve asbestos claims (by settlement in the majority of the cases except those dismissed or tried) over the ten-year period following the date of estimate in the state court system, plus accrued but unpaid legal fees. The estimate, which was not discounted to present value, did not reflect GST LLC’s views of its actual legal liability; GST LLC has continuously maintained that its products could not have been a substantial contributing cause of any asbestos disease. Instead, the liability estimate reflected GST LLC’s recognition that most claims would be resolved more efficiently and at a significantly lower total cost through settlements without any actual liability determination.

From the Petition Date through the first quarter of 2014, GST has not endeavored to update the accrual since the Petition Date except as necessary to reflect payments of accrued fees and the disposition of cases on appeal. In each asbestos-driven Chapter 11 case that has been resolved previously, the amount of the debtor’s liability has been determined as part of a consensual plan of reorganization agreed to by the debtor and its asbestos claimants and a legal representative for its potential future claimants. GST did not believe that there is a reliable process by which an estimate of such a consensual resolution could be made and therefore believed that there was no basis upon which it can revise the estimate last updated prior to the Petition Date.

Given the Bankruptcy Court’s January 2014 decision estimating GST’s liability for present and future mesothelioma claims at $125 million and GST’s filing in May 2014 of its first amended proposed plan of reorganization setting out its intention to fund a plan with total consideration of $275 million, GST undertook to revise its estimate of its ultimate expenditures to resolve all present and future asbestos claims against it to be no less than the amounts required under its amended proposed plan. Similarly, while GST believed it to be an unlikely worst case scenario, GST believed its ultimate costs to resolve all asbestos claims against it could be no more than the total value of GST. As a result, GST believed that its ultimate asbestos expenditures would be somewhere in the range between those two values and therefore revised its estimate to the low end of the range. Accordingly, at June 30, 2014, GST revised its estimate of its ultimate payment to resolve all present and future asbestos claims to $280.5 million, the amount of its expenditures to resolve all asbestos claims under that amended plan.

In light of the filing of the second amended proposed plan of reorganization by GST on January 14, 2015, GST undertook to further revise its ultimate costs to resolve all asbestos claims against it. Under this revised plan, not less than $367.5 million will be required to fund the resolution of all GST asbestos claims, $30 million of which will be funded by Coltec. As a result, GST believed the low end of the range of values that will be necessary for it to fund to resolve all present and future claims to be at $337.5 million. Accordingly, GST revised its estimate of its ultimate asbestos expenditures to $337.5 million and had accrued its liability at December 31, 2015 at that amount. GST’s estimate of its ultimate asbestos expenditures of $337.5 million did not include any amount with respect to the contingent supplementary contributions to the litigation fund contemplated by the revised plan because GST believed that the initial contributions to the litigation fund may likely be sufficient to fund the litigation and, accordingly, that the low end of a range of reasonably possible loss associated with these contingent supplementary contributions would be $1.

In light of the Consensual Settlement announced on March 17, 2016, GST further revised its estimate of the ultimate costs to resolve all asbestos claims against it. Under the Joint Plan proposed pursuant to the settlement, $480 million will be required to fund the resolution of all asbestos claims against GST and OldCo, as successor by merger to Coltec, $370.0 million of which will be funded by GST LLC and Garrison and $110 million of which will be funded by OldCo (an aggregate of $50 million of value upon the effective date of consummation of the Joint Plan and $60 million one year after the effective date). In addition, GST has estimated the amount necessary to resolve all current and future Canadian asbestos claims alleging disease, resulting in whole or in part from exposure to GST asbestos-containing products, to be $17.0 million, the net present value of the amount to be paid pursuant to the Canadian Settlement. As a result, GST believes the low end of the range of values that will be necessary for it to resolve its present and future asbestos claims is $387.0 million. GST revised its estimate of its ultimate asbestos expenditures to $387.0 million and has accrued its liability at December 31, 2016 at that amount.

Other Commitments

The Company has a number of operating leases primarily for real estate, equipment and vehicles. Operating lease arrangements are generally utilized to secure the use of assets if the terms and conditions of the lease or the nature of the asset makes the lease arrangement more favorable than a purchase. Future minimum lease payments by year and in the aggregate, under noncancelable operating leases with initial or remaining noncancelable lease terms in excess of one year consisted of the following at December 31, 2016:

(in millions)
2017	$1.4
2018	1.1
2019	0.7
2020	0.4
2021	0.2
Thereafter	—

Total minimum payments	$3.9

Rent expense was $1.9 million and $2.1 million for the years ended December 31, 2016 and 2015, respectively.

GARLOCK SEALING TECHNOLOGIES, LLC AND

GARRISON LITIGATION MANAGEMENT GROUP, LTD.

(Debtors-in-Possession)

Years Ended December 31, 2015 and 2014

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	Grant Thornton LLP 201 S College Street, Suite 2500 Charlotte, NC 28244-0100 T 704.632.3500 F 704.334.7701 www.GrantThornton.com

To the Board of Directors and Shareholder of

Garlock Sealing Technologies LLC and Subsidiaries and

Garrison Litigation Management Group, Ltd. and Subsidiary:

We have audited the accompanying combined financial statements of Garlock Sealing Technologies LLC (a North Carolina corporation) (Debtor-in-Possession, as of June 5, 2010) and Subsidiaries and Garrison Litigation Management Group, Ltd. (a North Carolina corporation) and Subsidiary (Debtors-in-Possession, as of June 5, 2010) (collectively, the “Company”), which comprise the combined balance sheets as of December 31, 2015 and 2014, and the related combined statements of operations, comprehensive income, changes in shareholder’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Garlock Sealing Technologies LLC (Debtor-in-Possession, as of June 5, 2010) and Subsidiaries and Garrison Litigation Management Group, Ltd. and Subsidiary (Debtors-in-Possession, as of June 5, 2010) as of December 31, 2015 and 2014, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of matter

We draw attention to Note 13 to the financial statements, which describes the uncertainty related to the Company’s asbestos-related litigation, the resolution of which is subject to the jurisdiction of the Bankruptcy Court due to the Chapter 11 proceedings. Our opinion is not modified with respect to this matter.

/s/ GRANT THORNTON LLP

Charlotte, North Carolina

February 22, 2016 (except for Note 1, as to which the date is February 21, 2017)

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd

GARLOCK SEALING TECHNOLOGIES, LLC AND

GARRISON LITIGATION MANAGEMENT GROUP, LTD.

(Debtors-in-Possession)

COMBINED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2015 and 2014

(in millions)

	2015	2014
Net sales	$217.6	$240.6
Cost of sales	137.1	146.5

Gross profit	80.5	94.1

Operating expenses:
Selling, general and administrative expenses	43.5	47.5
Asbestos related expenses (income)	0.6	(127.2)
Other operating expenses	0.3	1.6

	44.4	(78.1)

Operating income	36.1	172.2
Interest income, net	32.1	31.0

Income before reorganization expenses and income taxes	68.2	203.2
Reorganization expenses	(25.6)	(16.5)

Income before income taxes	42.6	186.7
Income tax expense	(14.2)	(72.9)

Net income	$28.4	$113.8

See notes to Combined Financial Statements.

GARLOCK SEALING TECHNOLOGIES, LLC AND

GARRISON LITIGATION MANAGEMENT GROUP, LTD.

(Debtors-in-Possession)

COMBINED STATEMENTS OF COMPREHENSIVE INCOME

For the Years Ended December 31, 2015 and 2014

(in millions)

	2015	2014
Net income including noncontrolling interest	$28.3	$113.7
Other comprehensive loss
Foreign currency translation adjustments	(10.3)	(6.7)
Pension and post-retirement benefits adjustment excluding amortization	(0.6)	(8.9)
Amortization of pension and post-retirement benefits included in net income	1.9	1.0

Total other comprehensive loss before tax	(9.0)	(14.6)
Income tax (expense) benefit related to items of other comprehensive loss	(0.4)	2.7

Comprehensive income including noncontrolling interests	18.9	101.8
Less: Comprehensive income attributable to noncontrolling interest	(0.1)	(0.1)

Comprehensive income attributable to GSTLLC	$19.0	$101.9

See notes to Combined Financial Statements.

GARLOCK SEALING TECHNOLOGIES, LLC AND

GARRISON LITIGATION MANAGEMENT GROUP, LTD.

(Debtors-in-Possession)

COMBINED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2015 and 2014

(in millions)

	2015	2014
OPERATING ACTIVITIES
Net income	$28.4	$113.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6.0	5.6
Amortization	1.3	0.8
Reorganization expense	25.6	16.5
Deferred income taxes	(16.6)	47.1
Change in assets and liabilities:
Asbestos liabilities, net of insurance receivables	20.7	(108.8)
Accounts receivable	3.7	(3.3)
Inventories	(0.9)	(2.9)
Accounts payable	(3.4)	—
Other assets and liabilities	14.5	12.1

Net cash provided by operating activities before reorganization items	79.3	80.9

Reorganization expense	(25.6)	(16.5)
Change in accrued reorganization expense	4.0	(1.4)

Net cash used by reorganization items	(21.6)	(17.9)

Net cash provided by operating activities	57.7	63.0

INVESTING ACTIVITIES
Purchase of held-to-maturity securities	(36.7)	(28.3)
Purchases of property, plant and equipment	(5.3)	(7.0)
Increase in note receivable	(5.2)	(3.4)
Other	(0.7)	1.3

Net cash used in investing activities	(47.9)	(37.4)

Effect of exchange rate changes on cash and cash equivalents	(3.9)	(2.4)

Net increase in cash and cash equivalents	5.9	23.2
Cash and cash equivalents at beginning of year	66.0	42.8

Cash and cash equivalents at end of year	$71.9	$66.0

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$—	$—
Income taxes	$3.0	$3.7

See notes to Combined Financial Statements.

GARLOCK SEALING TECHNOLOGIES, LLC AND

GARRISON LITIGATION MANAGEMENT GROUP, LTD.

(Debtors-in Possession)

COMBINED BALANCE SHEETS

As of December 31, 2015 and 2014

(in millions)

	2015	2014
ASSETS
Current assets
Cash and cash equivalents	$71.9	$66.0
Investment securities	200.0	163.3
Accounts receivable, less allowance for doubtful accounts of $0.1 in 2015 and $0.2 in 2014	27.7	31.8
Notes receivable—related party	36.5	35.3
Asbestos insurance receivable	18.0	20.0
Inventories	18.3	18.9
Interest receivable—related party	31.2	29.8
Other current assets	2.5	5.8

Total current assets	406.1	370.9
Property, plant and equipment, net	41.1	44.2
Goodwill and other intangible assets	22.6	23.4
Asbestos insurance receivable	62.0	80.7
Notes receivable—related party	271.0	259.3
Deferred income taxes	101.3	82.8
Other assets	4.1	5.9

Total assets	$908.2	$867.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities Not Subject to Compromise
Current liabilities
Accounts payable	$25.2	$29.1
Income taxes payable	1.2	0.1
Accrued expenses	14.1	13.5

Total current liabilities	40.5	42.7
Income taxes payable	100.9	77.1
Note payable—related party	1.3	1.1
Other liabilities	12.2	11.9

Total liabilities not subject to compromise	154.9	132.8
Liabilities subject to compromise	339.1	339.1

Total liabilities	494.0	471.9

Commitments and contingencies
Shareholder’s equity
Parent Company shareholder’s equity
Stock (Note 11)	13.0	13.0
Additional paid-in capital	457.6	457.6
Accumulated deficit	(13.9)	(42.3)
Accumulated other comprehensive loss	(44.1)	(34.7)

Total Parent Company shareholder’s equity	412.6	393.6
Noncontrolling interest	1.6	1.7

Total shareholder’s equity	414.2	395.3

Total liabilities and shareholder’s equity	$908.2	$867.2

See notes to Combined Financial Statements.

GARLOCK SEALING TECHNOLOGIES, LLC AND

GARRISON LITIGATION MANAGEMENT GROUP, LTD.

(Debtors-in-Possession)

COMBINED STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY

For the Years Ended December 31, 2015 and 2014

(in millions)

	Stock (Note 11)	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Noncontrolling Interest in Subsidiary	Total Shareholder’s Equity
Balance, January 1, 2014	$13.0	$457.6	$(156.1)	$(22.8)	$1.8	$293.5
Net income	—	—	113.8	—	(0.1)	113.7
Other comprehensive loss, net	—	—	—	(11.9)	—	(11.9)

Balance, December 31, 2014	13.0	457.6	(42.3)	(34.7)	1.7	395.3
Net income	—	—	28.4	—	(0.1)	28.3
Other comprehensive loss, net	—	—	—	(9.4)	—	(9.4)

Balance, December 31, 2015	$13.0	$457.6	$(13.9)	$(44.1)	$1.6	$414.2

See notes to Combined Financial Statements.

GARLOCK SEALING TECHNOLOGIES, LLC AND

GARRISON LITIGATION MANAGEMENT GROUP, LTD.

(Debtors-in-Possession)

NOTES TO COMBINED FINANCIAL STATEMENTS

1. Overview and Significant Accounting Policies

Overview

Garlock Sealing Technologies, LLC (“GST LLC”), a debtor-in-possession (see Note 2), designs, manufactures and sells sealing products, including metallic, non-metallic and composite material gaskets, rotary seals, compression packing, resilient metal seals, elastomeric seals, hydraulic components, and expansion joints. GST LLC and its subsidiaries operate five primary manufacturing facilities located in the United States, Canada, Mexico and Australia.

Garrison Litigation Management Group, Ltd.’s (“Garrison”), a debtor-in-possession (see Note 2), principal business is to manage the defense of asbestos-related litigation of GST LLC and The Anchor Packing Company (“Anchor”), arising from their sale or use of products or materials containing asbestos, and to bill and collect available insurance proceeds.

Effective September 13, 1996, Garrison acquired certain assets of GST LLC and assumed certain liabilities stemming from asbestos-related claims against GST LLC. Garrison is not itself a defendant in asbestos-related litigation and has no direct liability for asbestos-related claims. Rather, it has assumed GST LLC’s liability for such claims and agreed to indemnify GST LLC from liability with respect to such claims. Anchor was a distributor of products containing asbestos and was acquired by GST LLC in 1987. Anchor has been inactive since 1993. All outstanding stock of Anchor was transferred from GST LLC to Garrison as of September 1996. Claims against Anchor would be covered by Garrison’s indemnity to GST LLC to the extent the claims are enforceable against GST LLC, or Garrison decides to settle such claims to avoid the costs of defending GST LLC against them and the risk of potentially adverse determinations.

GST LLC and Garrison are wholly owned subsidiaries of Coltec Industries Inc (“Coltec”), which is a wholly owned subsidiary of EnPro Industries, Inc. (“EnPro”).

GST LLC, Garrison and Anchor may be referred to collectively as “GST” or the “Company” in these notes.

On June 5, 2010 (the “Petition Date”), GST LLC, Anchor and Garrison filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Western District of North Carolina in Charlotte (the “Bankruptcy Court”). This is discussed further in Note 2, “Chapter 11 Filing.”

In connection with the preparation of combined financial statements of GST LLC and Garrison for the year ended December 31, 2016, the Company determined that net deferred tax assets were overstated and income taxes payable were understated in certain years prior to and including December 31, 2015. The errors related primarily to the computation of the deferred tax assets for the pension benefit obligation and the minimum pension liability. In accordance with FASB ASC Topic 250, “Accounting Changes and Error Corrections”, the Company assessed the materiality of the adjustments and concluded to correct these errors for all prior periods presented by revising the consolidated financial statements and other financial information included herein.

Since a portion of the prior period misstatement of net deferred tax assets and income taxes payable relates to periods prior to any presented herein, the correction to reduce net deferred tax assets by $2.8 million and increase income taxes payable (noncurrent) by $3.5 million for all periods not presented herein is reflected through a $6.3 million decrease to accumulated deficit at January 1, 2014 as reflected on the Combined Statement of Changes in Shareholders’ Equity.

In 2015, a credit to deferred tax assets of $4.3 million is reflected together with a decrease of $2.0 million to income tax expense in the Combined Statement of Operations of GST LLC and Garrison for the year ended December 31, 2015.

A summary of the changes in impacted line items of the presented combined financial statements of GST LLC and Garrison at the dates and for the years ended is as follows (in millions):

	As previously reported	Adjustment	As Revised
At January 1, 2014
Accumulated Deficit	(149.8)	6.3	(156.1)
December 31, 2014
Deferred tax asset	85.6	(2.8)	82.8
Income taxes payable (noncurrent)	73.6	(3.5)	77.1
Accumulated deficit	(36.0)	6.3	(42.3)
Year ended December 31, 2015
Deferred tax asset	105.6	(4.3)	101.3
Accumulated deficit—beginning	(36.0)	6.3	(42.3)
Income tax expense (benefit)	16.2	(2.0)	14.2
Accumulated deficit—ending	(9.6)	4.3	(13.9)

As a result of these revisions, subtotals and totals in the accompanying combined financial statements have also been revised as appropriate, however the adjustments are not reflected above.

In addition, the Company has revised information presented as of and for the year ended December 31, 2015 in Note 2, “Chapter 11 Filing” and Note 3, “Income Taxes” to reflect this correction. Please refer to those notes for further information.

Summary of Significant Accounting Policies

Basis of Presentation—The accompanying combined financial statements have been prepared in accordance with FASB Accounting Standards Codification “ASC” 852, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code”. ASC 852 requires that financial statements of debtors-in-possession be prepared on a going concern basis, which contemplates continuity of operations and the realization of assets and liquidation of liabilities in the ordinary course of business. The accompanying combined financial statements do not include any adjustments that might result from the outcome of this uncertainty. Pursuant to ASC 852 GST’s pre-petition and future liabilities that are “subject to compromise” are required to be reported separately on the Combined Balance Sheets. Reorganization costs directly related to the Company’s bankruptcy filing are reported separately on the Combined Statements of Operations. This is discussed further in Note 2, “Chapter 11 Filing”.

Principles of Combination—The financial statements of GST LLC and Garrison have been combined to provide an accurate presentation of the assets and liabilities in the context of the bankruptcy filing. The combined financial statements reflect the accounts of GST and its majority-owned and controlled subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates—The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Subsequent Events—The Company has evaluated the events and transactions that have occurred through February 22, 2016 (the issuance date of these combined financial statements) in the preparation of these combined financial statements.

Revenue Recognition—Revenue is recognized at the time title and risk of product ownership is transferred or when services are rendered. Any shipping costs billed to customers are recognized as revenue and expensed in cost of goods sold.

Foreign Currency Translation—The financial statements of those operations whose functional currency is a foreign currency are translated into U.S. dollars using the current rate method. Under this method, all assets and liabilities are translated into U.S. dollars using current exchange rates, and income statement activities are translated using average exchange rates. The foreign currency translation adjustment is reflected in the Combined Statements of Changes in Shareholder’s Equity and Comprehensive Income and is included in accumulated other comprehensive loss in the Combined Balance Sheets. Gains and losses on foreign currency transactions are included in operating income. There were no foreign currency gains and losses in 2015 and 2014.

Research and Development Expense—Costs related to research and development activities are expensed as incurred. The Company performs research and development under Company-funded programs for commercial products. Total research and development expenditures in 2015 and 2014 were $1.5 million and $1.3 million and are included in selling, general and administrative expenses in the Combined Statements of Operations.

Income Taxes—The Company uses the asset and liability method of accounting for income taxes. Temporary differences arising from the tax basis of an asset or liability and its carrying amount on the Combined Balance Sheets are used to calculate future income tax assets or liabilities. This method also requires the recognition of deferred tax benefits, such as net operating loss carryforwards. A valuation allowance is recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income (losses) in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A tax benefit from an uncertain tax position is recognized only if it is more likely than not that the position will be sustained on its technical merits. If the recognition threshold for the tax position is met, only the portion of the tax benefit that is greater than 50 percent likely to be realized is recorded. Note 3 provides additional information on income taxes.

Classification of Deferred Taxes—In November 2015, the FASB issued ASU 2015-17, “Balance Sheet Classification of Deferred Taxes.” This new guidance simplifies the balance sheet classification of deferred taxes by requiring all deferred taxes to be presented as noncurrent assets or liabilities. This update can be applied either retrospectively or prospectively and is effective for annual periods, and interim periods within those years, beginning after December 15, 2016. Early adoption is permitted. Because the ASU significantly streamlines the presentation and disclosure requirements, the Company chose to adopt this new guidance early, but on a prospective basis rather than retrospectively adjusting prior period presentation. It did not have a material effect on our Financial Statements overall.

Cash and Cash Equivalents—Cash and cash equivalents include cash on hand, demand deposits and highly liquid investments with a maturity of three months or less at the time of purchase.

Investment Securities—The Company determines the classification of securities at the time of purchase. If the Company has the intent and the ability to hold the securities until maturity, they are classified as held-to-maturity. Held to maturity securities are stated at amortized cost. Securities to be held for indefinite periods of time, but not necessarily to be held-to-maturity or on a long term basis, are classified as available for sale and carried at fair value with unrealized gains and losses reported as a separate component of shareholder’s equity in accumulated other comprehensive income, net of applicable income taxes. The carrying values of all securities are adjusted for amortization of premiums and accretion of discounts over the period to maturity of the related security using the interest method. Investment securities with remaining contractual maturities of twelve months or less are classified as current and securities with remaining contractual maturities greater than twelve months are classified as non-current.

Receivables—Accounts receivable are stated at the historical carrying amount net of write-offs and allowance for doubtful accounts. The Company establishes an allowance for doubtful accounts receivable based on historical experience and any specific customer collection issues that the Company has identified. Doubtful accounts receivable are written off when a settlement is reached for an amount that is less than the outstanding historical balance or when the Company has determined the balance will not be collected.

Inventories—Certain domestic inventories are valued by the last-in, first-out (“LIFO”) cost method. Inventories not valued by the LIFO method are valued using the first-in, first-out (“FIFO”) cost method, and are recorded at the lower of cost or market. Approximately 46% and 45% of inventories were valued by the LIFO method in 2015 and 2014.

Property, Plant and Equipment—Property, plant and equipment are recorded at cost. Major renewals and betterments are capitalized; whereas, maintenance and repairs are expensed as incurred. Depreciation of plant and equipment is determined on the straight-line method over the following estimated useful lives of the assets: buildings and improvements, 3 to 40 years; machinery and equipment, 3 to 20 years.

Goodwill and Other Intangible Assets—Goodwill represents the excess of the purchase price over the fair value of the net assets of acquired businesses. Goodwill is not amortized, but instead is subject to annual impairment testing conducted each year as of October 1. The goodwill asset impairment test involves comparing the fair value of an acquired company to its carrying amount. If the carrying amount of an acquired company exceeds its fair value, a second step of comparing the implied fair value of the acquired company’s goodwill to the carrying amount of that goodwill is required to measure the potential goodwill impairment loss. Interim tests may be required if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount.

To estimate the fair value of its reporting units, the Company uses the discounted cash flow and market value approaches. The discounted cash flow approach uses cash flow projections to calculate the fair value of each reporting unit; the market approach relies on market multiples of similar companies. The key assumptions used for the discounted cash flow approach include business projections, growth rates, and discount rates. The discount rate the Company uses is based on its weighted average cost of capital.

The Company completed its required annual impairment tests of goodwill as of October 1, 2015 and 2014. The assessments did not indicate any impairment of goodwill.

Other intangible assets are recorded at cost, or when acquired as a part of a business combination, at estimated fair value. These assets include customer relationships, patents and other technology agreements, trademarks, licenses and non-compete agreements. Intangible assets that have definite lives are amortized using a method that reflects the pattern in which the economic benefits of the assets are consumed or the straight-line method over estimated useful lives of 2 to 25 years. Intangible assets with indefinite lives are subject to at least annual impairment testing, which compares the fair value of the intangible asset with its carrying amount. The results of the Company’s assessments did not indicate any impairment to its intangible assets for the years presented.

Fair Value Measurements—Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

The Company utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

•	Level 1: Observable inputs such as quoted prices in active markets for identical assets or liabilities.

•	Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

•	Level 3: Unobservable inputs that reflect the reporting entity’s own assumptions.

Joint Venture —The Company currently owns 51% of the shares in Garlock Valqua Japan, Inc., its joint venture with Nippon Valqua Industries, Ltd. Net income attributable to the non-controlling interest included in other operating expenses for the year was $(0.1) and $(0.1) million for the years ended December 31, 2015 and 2014, respectively. Nippon Valqua’s non-controlling interest is reflected in shareholder’s equity.

2. Chapter 11 Filing

The historical business operations of GST LLC and Anchor have resulted in a substantial volume of asbestos litigation in which plaintiffs have alleged personal injury or death as a result of exposure to asbestos fibers in products produced or sold by GST LLC or Anchor, together with products produced and sold by numerous other companies. GST LLC and Anchor manufactured and/or sold industrial sealing products that contained encapsulated asbestos fibers. GST LLC and Anchor’s exposure to asbestos litigation and their relationships with insurance carriers are managed through Garrison.

On June 5, 2010, Anchor and Garrison filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in Bankruptcy Court. GST LLC’s subsidiaries were not part of the Chapter 11 filing. The filings were the initial step in a claims resolution process, which is ongoing. The goal of the process is an efficient and permanent resolution of all pending and future asbestos claims through court approval of a plan of reorganization that will establish a facility to resolve and pay all asbestos claims.

Under Chapter 11, GST has continued to operate its business in the ordinary course as debtors-in-possession under court protection from asbestos claims. All pending litigation against GST is stayed during the process.

In November 2011, GST filed an initial proposed plan of reorganization with the Bankruptcy Court. GST’s initial proposed plan called for a trust to be formed, to which GST and affiliates would contribute $200 million and which would be the exclusive remedy for future asbestos personal injury claimants – those whose claims arise after the confirmation of the plan. The initial proposed plan provided that each present asbestos personal injury claim (any pending claim or one that arises between the Petition Date and plan confirmation), would be assumed by reorganized GST and resolved either by settlement pursuant to a matrix contained in the proposed plan or as otherwise agreed, or by payment in full of any final judgment entered after trial in federal court. The initial proposed plan was revised and replaced by GST’s first amended proposed plan of reorganization filed in May 2014.

On April 13, 2012, the Bankruptcy Court granted a motion by GST for the Bankruptcy Court to estimate the allowed amount of present and future asbestos claims against GST for mesothelioma, a rare cancer attributed to asbestos exposure, for purposes of determining the feasibility of a potential proposed plan of reorganization. The estimation trial commenced on July 22, 2013 and concluded on August 22, 2013.

On January 10, 2014, Bankruptcy Judge George Hodges announced his estimation decision in a 65-page order. Citing with approval the methodology put forth by GST at trial, the judge determined that $125 million is the amount sufficient to satisfy GST’s liability for present and future mesothelioma claims. Judge Hodges adopted GST’s “legal liability” approach to estimation, focused on the merits of claims, and rejected asbestos claimant representatives’ approach, which focused solely on GST’s historical settlement history. The judge’s liability determination is for mesothelioma claims only. The court has not yet determined amounts for GST’s liability for other asbestos claims and administrative costs that would be required to review and process claims and payments, which will add to the amount.

In his opinion, Judge Hodges wrote, “The best evidence of Garlock’s aggregate responsibility is the projection of its legal liability that takes into consideration causation, limited exposure and the contribution of exposures to other products.”

The decision validated the positions that GST has been asserting for the more than four years it has been in this process. Following are several important findings in the opinion:

•	Garlock’s products resulted in relatively low exposure to asbestos to a limited population, and its legal responsibility for causing mesothelioma is de minimis.

•	Chrysotile, the asbestos fiber type used in almost all of Garlock’s asbestos products, is far less toxic than other forms of asbestos. The court found reliable and persuasive Garlock’s expert epidemiologist, who testified that there is no statistically significant association between low dose chrysotile exposure and mesothelioma.

•	The population that was exposed to Garlock’s products was necessarily exposed to far greater quantities of higher potency asbestos from the products of others.

•	The estimates of Garlock’s aggregate liability that are based on its historic settlement values are not reliable because those values are infected with the impropriety of some law firms and inflated by the cost of defense.

In June 2014, the official committee representing current asbestos claimants filed a motion with the Bankruptcy Court asking the court to re-open the estimation process for further discovery and alleging that GST misled the court in various respects during the estimation trial. On December 4, 2014, the Bankruptcy Court denied the Committee’s motion to re-open.

In May 2014, GST filed its first amended proposed plan of reorganization. The first amended plan provided $275 million in total funding for (a) present and future asbestos claims against GST that have not been resolved by settlement or verdict prior to the Petition Date, and (b) administrative and litigation costs.

On January 14, 2015, GST announced that it had reached an agreement with the court-appointed legal representative of the future asbestos claimants (the “Future Claimants’ Representative”) that includes a second amended proposed plan of reorganization. This revised plan was filed with the Bankruptcy Court on January 14, 2015 and supersedes the prior plans filed by GST. If approved by the Bankruptcy Court and implemented, the revised plan will provide certainty and finality to the expenditures necessary to resolve all current and future asbestos claims against GST and against its Garrison and Anchor Packing subsidiaries. The Future Claimants’ Representative has agreed to support, recommend and vote in favor of the revised plan, which provides payments to all claimants who have a compensable disease and had meaningful contact with GST asbestos containing products. GST believes the revised plan is sufficient to pay all valid claims in full.

The revised plan provides for the establishment of two facilities-a settlement facility (which would receive from $220 million from GST and $30 million from Coltec upon consummation of the plan and additional contributions from GST aggregating $77.5 million over the seven years following consummation of the plan) and a litigation fund (which would receive $30 million from GST upon consummation of the plan) to fund the defense and payment of claims of claimants who elect to pursue litigation under the plan rather than accept the settlement option under the plan. Funds contained in the settlement facility and the litigation fund would provide the exclusive remedies for current and future GST asbestos claimants other than claimants whose claims had been resolved by settlement or verdict prior to the Petition Date and were not paid prior to the Petition Date. The plan provides that GST will pay in full claims that had been resolved by settlement or verdict prior to the Petition Date that were not paid prior to the Petition Date (with respect to claims resolved by verdict, such payment will be made only to the extent the verdict becomes final). The revised plan provides that if the actual amount of claims that had been resolved by settlement or verdict prior to the Petition Date that were not paid prior to the Petition Date is less than $10.0 million GST will contribute the difference to the settlement facility. In addition, the revised plan provides that, during the 40-year period following confirmation of the plan, GST would make supplementary annual contributions, subject to specified maximum annual amounts that decline over the period, to maintain a specified balance at specified dates of the litigation fund. The maximum aggregate amount of all such contingent supplementary contributions over that period is $132 million. GST believes that initial contributions to the litigation fund may likely be sufficient to permit the balance of that fund to exceed the specified thresholds over the 40-year period and, accordingly, that the low end of a range of reasonably possible loss associated with these contingent supplementary contributions is $0. Under the plan, EnPro would guarantee GST’s payment of the $77.5 million of deferred contributions plus accrued interest to the settlement facility and, to the extent they are required, the supplementary contributions to the litigation fund. Additional details of the revised plan are described in Note 13, “Commitments and Contingencies—Asbestos.”

The revised plan incorporates the Bankruptcy Court’s determination in January 2014 that $125 million is sufficient to satisfy GST’s aggregate liability for present and future mesothelioma claims; however, it also provides additional funds to provide full payment for non-mesothelioma claims and to gain the support of the Future Claimants’ Representative of the plan.

The Company anticipates that GST’s payments under the plan to the settlement facility and litigation fund, which will be paid primarily from GST cash balances and remaining insurance, will be deductible against U.S. taxes. The Company plans to seek an IRS determination to that effect.

The Current Asbestos Claimants’ Committee and their law firms continue to oppose the revised plan of reorganization.

On April 10, 2015, the Bankruptcy Court entered an order that approved the disclosure statement for the second amended plan of reorganization, established an asbestos claims bar date and approved procedures for voting and soliciting votes for the second amended plan. The Bankruptcy Court also approved the method for providing notice of the second amended plan and asbestos claims bar date to known and unknown claimants and the form and substances of the notices. Under such order, proofs of claim had to be filed on or before October 6, 2015 for all claims based on asbestos-related diseases diagnosed on or before August 1, 2014 for which lawsuits against any defendant or claims against any trusts were filed on or before August 1, 2014, or be subject to being forever barred, and claimants were required to submit ballots voting on the approval of the second amended plan by October 6, 2015. In addition, proofs of claim for claims arising after August 1, 2014 were permitted to be filed at the claimant’s option. Proofs of claim for approximately 180,000 claims were filed by that date, including approximately 10,000 claims alleging mesothelioma. GST believes a large majority of the claims are without merit because GST believes that such claimants will not be able to demonstrate exposure to GST’s products or any compensable disease. In addition, based on its preliminary analysis, GST believes that a significant number of the claims were resolved and paid by GST prior to the Petition Date, had been dismissed with prejudice prior to the Petition Date or are time-barred under applicable statutes of limitations, and are therefore invalid. Current claimants or their representatives who filed ballots by the October 6, 2015 voting deadline overwhelmingly voted against approval of the plan; the future claims representative voted in favor of approval of the plan. The Bankruptcy Court has scheduled the hearing on confirmation of the second amended plan of reorganization to commence on August 15, 2016.

A hearing is scheduled to be held before the Bankruptcy Court on March 1 and (if necessary) March 2, 2016 to resolve certain motions for summary judgment filed by GST and the Current Asbestos Claimants’ Committee with regard to the second amended plan of reorganization. The motions address (i) whether compliance with Section 524(g) of the Bankruptcy Code, which includes the requirement that a plan of reorganization be approved by a vote of 75 percent of the asbestos claimants, is the exclusive means for the confirmation of a plan of reorganization that resolves current and future asbestos liability claims, (ii) whether the Future Claimants’ Representative has the authority to vote on behalf of future asbestos claimants on approval of the second amended plan, and (iii) whether asbestos claims are impaired under the second amended plan. A final determination adverse to GST on the first issue listed above or on both the second and third issues would preclude confirmation of the second amended plan.

If the Bankruptcy Court confirms the revised plan, all present and future asbestos claims against GST will be discharged and an injunction will be entered giving GST permanent protection from future asbestos litigation.

Confirmation and consummation of the plan are subject to a number of risks and uncertainties, including the actions and decisions of creditors and other third parties who have an interest in the bankruptcy proceedings, decisions of the Bankruptcy Court, delays in the confirmation or effective date of a plan of reorganization due to factors beyond GST’s control, which would result in greater costs, appeals and other challenges to the plan, and risks and uncertainties affecting GST’s ability to fund anticipated contributions under the plan as a result of adverse changes in its results of operations, financial condition and capital resources, including as a result of economic factors beyond its control. Accordingly, we cannot assure you that GST will be able to obtain Bankruptcy Court approval of its amended plan of reorganization and the settlement and resolution of claims and related releases of liability embodied therein, and the time period for the resolution of the bankruptcy proceedings is not presently determinable.

While the Future Claimants’ Representative has agreed to support the revised plan of reorganization, GST continues to hope that it can reach a consensual resolution that will also be acceptable to representatives of current claimants. GST recognizes that an agreed settlement would provide a path to certainty and finality through section 524(g) of the Bankruptcy Code, provide for faster and more efficient completion of the case, save significant future costs, and allow for attainment of complete finality. From time to time during the case we have engaged in settlement discussions with members of the Current Asbestos Claimants Committee and we may continue to do so; however, there can be no assurance that a settlement will be reached and, if so, when that might occur. However, GST believes that its current course, pursuant to its second amended plan, can also result in a successful reorganization, without support of the Current Asbestos Claimants’ Committee and despite the opposition of the current asbestos claimants demonstrated overwhelmingly in the balloting on the plan.

Condensed Combining Financial Information

Condensed combining financial information is set forth below:

Garlock Sealing Technologies, LLC and Garrison Litigation Management Group, Ltd.

(Debtors-in-Possession)

Condensed Combining Statements of Operations

For the Years Ended December 31, 2015 and 2014

(in millions)

	2015
	Debtor Companies	Non-filing Companies	Eliminations	Total
Net sales	$133.6	$95.1	$(11.1)	$217.6
Cost of sales	84.6	63.6	(11.1)	137.1

Gross profit	49.0	31.5	—	80.5

Operating expenses:
Selling, general and administrative expenses	24.0	19.5	—	43.5
Asbestos related expenses	0.6	—	—	0.6
Other operating expense	0.2	0.1	—	0.3

Operating income	24.2	11.9	—	36.1
Interest income, net	31.2	0.9	—	32.1

Income before reorganization expenses and income taxes	55.4	12.8	—	68.2
Reorganization expense	(25.6)	—	—	(25.6)

Income before income taxes	29.8	12.8	—	42.6
Income tax expense	(10.5)	(3.7)	—	(14.2)

Net income	$19.3	$9.1	$—	$28.4

	2014
	Debtor Companies	Non-filing Companies	Eliminations	Total
Net sales	$146.8	$106.4	$(12.6)	$240.6
Cost of sales	88.7	70.4	(12.6)	146.5

Gross profit	58.1	36.0	—	94.1

Operating expenses:
Selling, general and administrative expenses	25.3	22.2	—	47.5
Asbestos related expenses	(127.2)	—	—	(127.2)
Other operating expense	1.5	0.1	—	1.6

Operating income	158.5	13.7	—	172.2
Interest income, net	29.9	1.1	—	31.0

Income before reorganization expenses and income taxes	188.4	14.8	—	203.2
Reorganization expense	(16.5)	—	—	(16.5)

Income before income taxes	171.9	14.8	—	186.7
Income tax expense	(68.6)	(4.3)	—	(72.9)

Net income	$103.3	$10.5	$—	$113.8

Garlock Sealing Technologies, LLC and Garrison Litigation Management Group, Ltd.

(Debtors-in-Possession)

Combining Statement of Other Comprehensive Income

For the Years Ended December 31, 2015 and 2014

(in millions)

	2015
	Debtor Companies	Non-filing Companies	Total
Net income including noncontrolling interest	$19.3	$9.0	$28.3
Other comprehensive income (loss)
Foreign currency translation adjustments	—	(10.3)	(10.3)
Pension and post-retirement benefits adjustment excluding amortization	(0.6)	—	(0.6)
Amortization of pension and post-retirement benefits included in net income	1.9	—	1.9

Total other comprehensive income ( loss) before tax	1.3	(10.3)	(9.0)
Income tax benefit related to items of other comprehensive income (loss)	(0.4)	—	(0.4)

Comprehensive income (loss) including noncontrolling interests	20.2	(1.3)	18.9
Less: Comprehensive income attributable to noncontrolling interest	—	(0.1)	(0.1)

Comprehensive income (loss) attributable to GSTLLC	$20.2	$(1.2)	$19.0

	2014
	Debtor Companies	Non-filing Companies	Total
Net income including noncontrolling interest	$103.3	$10.4	$113.7
Other comprehensive income (loss)
Foreign currency translation adjustments	—	(6.7)	(6.7)
Pension and post-retirement benefits adjustment excluding amortization	(8.9)	—	(8.9)
Amortization of pension and post-retirement benefits included in net income	1.0	—	1.0

Total other comprehensive loss before tax	(7.9)	(6.7)	(14.6)
Income tax benefit related to items of other comprehensive income (loss)	2.7	—	2.7

Comprehensive income including noncontrolling interests	98.1	3.7	101.8
Less: Comprehensive income attributable to noncontrolling interest	—	(0.1)	(0.1)

Comprehensive income (loss) attributable to GSTLLC	$98.1	$3.8	$101.9

Garlock Sealing Technologies, LLC and Garrison Litigation Management Group, Ltd.

(Debtors-in-Possession)

Combining Statement of Cash Flows

For the Year Ended December 31, 2015

(in millions)

	Debtor Companies	Non-filing Companies	Total
OPERATING ACTIVITIES
Net Income	$19.3	$9.1	$28.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5.9	1.4	7.3
Reorganization expense	25.6	—	25.6
Deferred income taxes	(15.9)	(0.7)	(16.6)
Change in asset and liabilities
Asbestos liabilities, net of insurance receivables	20.7	—	20.7
Other assets and liabilities	11.6	2.3	13.9

Net cash provided by operating activities before reorganization items	67.2	12.1	79.3
Net cash used by reorganization items	(21.6)	—	(21.6)

Net cash provided by operating activities	45.6	12.1	57.7

INVESTING ACTIVITIES
Purchase of held-to-maturity securities	(36.7)	—	(36.7)
Purchases of property, plant and equipment	(3.9)	(1.4)	(5.3)
Increase in note receivable	—	(5.2)	(5.2)
Other	(0.7)	—	(0.7)

Net cash used in investing activities	(41.3)	(6.6)	(47.9)

Effect of exchange rate changes on cash and cash equivalents	—	(3.9)	(3.9)

Net increase in cash and cash equivalents	4.3	1.6	5.9
Cash and cash equivalents at beginning of year	38.1	27.9	66.0

Cash and cash equivalents at end of year	$42.4	$29.5	$71.9

Supplemental disclosures of cash flow information:
Cash paid for the year for:
Interest	$—	$—	$—
Income taxes	$—	$3.0	$3.0

Garlock Sealing Technologies, LLC and Garrison Litigation Management Group, Ltd.

(Debtors-in-Possession)

Combining Statement of Cash Flows

For the Year Ended December 31, 2014

(in millions)

	Debtor Companies	Non-filing Companies	Total
OPERATING ACTIVITIES
Net Income	$103.3	$10.5	$113.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5.1	1.3	6.4
Reorganization expense	16.5	—	16.5
Deferred income taxes	46.8	0.3	47.1
Change in asset and liabilities
Asbestos liabilities, net of insurance receivables	(108.8)	—	(108.8)
Other assets and liabilities	10.4	(4.5)	5.9

Net cash provided by operating activities before reorganization items	73.3	7.6	80.9
Net cash used by reorganization items	(17.9)	—	(17.9)

Net cash provided by operating activities	55.4	7.6	63.0

INVESTING ACTIVITIES
Purchase of held-to-maturity securities	(28.3)	—	(28.3)
Purchases of property, plant and equipment	(6.0)	(1.0)	(7.0)
Increase in note receivable	—	(3.4)	(3.4)
Other	1.3	—	1.3

Net cash used in investing activities	(33.0)	(4.4)	(37.4)

Effect of exchange rate changes on cash and cash equivalents	—	(2.4)	(2.4)

Net increase in cash and cash equivalents	22.4	0.8	23.2
Cash and cash equivalents at beginning of year	15.7	27.1	42.8

Cash and cash equivalents at end of year	$38.1	$27.9	$66.0

Supplemental disclosures of cash flow information:
Cash paid for the year for:
Interest	$—	$—	$—
Income taxes	$—	$3.7	$3.7

Garlock Sealing Technologies, LLC and Garrison Litigation Management Group, Ltd.

(Debtors-in-Possession)

Condensed Combining Balance Sheets

As of December 31, 2015 and 2014

(in millions)

	2015
	Debtor Companies	Non-filing Companies	Eliminations	Total
Assets:
Current assets	$330.6	$80.1	$(4.6)	$406.1
Property, plant and equipment, net	35.8	5.3	—	41.1
Asbestos insurance receivable	62.0	—	—	62.0
Notes receivable	271.0	—	—	271.0
Other assets	123.9	4.1	—	128.0

Total assets	$823.3	$89.5	$(4.6)	$908.2

Liabilities and Shareholder’s Equity:
Liabilities not subject to compromise
Current liabilities	$31.0	$12.2	$(2.7)	$40.5
Other liabilities	114.0	2.3	(1.9)	114.4

Total liabilities not subject to compromise	145.0	14.5	(4.6)	154.9
Liabilities subject to compromise	339.1	—	—	339.1

Total liabilities	484.1	14.5	(4.6)	494.0
Shareholder’s equity	339.2	75.0	—	414.2

Total liabilities and shareholder’s equity	$823.3	$89.5	$(4.6)	$908.2

	2014
	Debtor Companies	Non-filing Companies	Eliminations	Total
Assets:
Current assets	$294.4	$81.2	$(4.7)	$370.9
Property, plant and equipment, net	38.4	5.8	—	44.2
Asbestos insurance receivable	80.7	—	—	80.7
Notes receivable	259.3	—	—	259.3
Other assets	108.9	3.2	—	112.1

Total assets	$781.7	$90.2	$(4.7)	$867.2

Liabilities and Shareholder’s Equity:
Liabilities not subject to compromise
Current liabilities	$33.8	$11.5	$(2.6)	$42.7
Other liabilities	89.9	2.3	(2.1)	90.1

Total liabilities not subject to compromise	123.7	13.8	(4.7)	132.8
Liabilities subject to compromise	339.1	—	—	339.1

Total liabilities	462.8	13.8	(4.7)	471.9
Shareholder’s equity	318.9	76.4	—	395.3

Total liabilities and shareholder’s equity	$781.7	$90.2	$(4.7)	$867.2

Cash Collateral Agreement

On October 26, 2011 GST entered into a Cash Collateral Agreement Regarding Standby Letter of Credit and Bank Products (“Cash Collateral Agreement”) with a bank. In accordance with the Cash Collateral Agreement’s terms, GST had $3.0 million and $3.0 million in an interest bearing bank account as of December 31, 2015 and 2014, respectively, as collateral for outstanding letters of credit and bank products (the “Collateralized Obligations”). The balance in this account is considered restricted cash and is included in other assets on the Combined Balance Sheets. Under the terms of the Cash Collateral Agreement, GST must pay the Collateralized Obligations in full and terminate the Cash Collateral Agreement before the full balance on deposit can be withdrawn from the account.

Liabilities Subject to Compromise

GST’s pre-petition and future liabilities that are subject to compromise include pre-petition unsecured claims, which may be settled at amounts that differ from those recorded in the Combined Balance Sheets. Liabilities subject to compromise consist of the following:

	As of December 31,
	2015	2014
	(in millions)
Accounts payable	$1.6	$1.6
Asbestos liability	337.5	337.5

Total	$339.1	$339.1

Changes to prepetition liabilities subject to compromise may arise due to (1) the rejection of executory or unexpired leases; (2) the Bankruptcy Court’s allowance of contingent or disputed claims; (3) cash payments under approved court orders or (4) changes in estimates related to pre-petition contingent liabilities.

GST has undertaken to project the number and ultimate cost of all present and future bodily injury claims expected to be asserted, based on actuarial principles, and to measure probable and estimable liabilities under generally accepted accounting principles. The Company has accrued $337.5 million as of December 31, 2015 for asbestos related claims. The accrual consists of (a) $327.5 million for present and future asbestos claims against GST that have not been resolved by settlement prior to the Petition Date plus litigation and administrative expenses and, (b) $10 million for claims resolved by enforceable settlement and were not paid prior to the Petition Date and contributions by GST to the settlement facility under the revised plan to the extent such claims are less than $10.0 million. See Note 13, “Commitments and Contingencies – Asbestos.”

Reorganization Expenses

Reorganization expenses totaled $25.6 million and $16.5 million for the years ending December 31, 2015 and 2014, respectively, and consisted primarily of legal and financial advisory fees.

3.	Income Taxes

Income before income taxes as shown in the Combined Statements of Operations consists of the following:

	Years Ended December 31,
	2015	2014
	(in millions)
Domestic	$29.8	$171.9
Foreign	12.8	14.8

Total	$42.6	$186.7

A summary of income tax expense in the Combined Statements of Operations is as follows:

	Years Ended December 31,
	2015	2014
	(in millions)
Current:
Federal	$23.8	$20.0
Foreign	4.4	4.0
State	2.6	1.8

	30.8	25.8

Deferred
Federal	(13.6)	35.6
Foreign	(0.7)	0.3
State	(2.3)	11.2

	(16.6)	47.1

Total	$14.2	$72.9

At December 31, 2015 and 2014, the effective tax rate varied from the statutory federal income tax rate primarily due to state taxes, foreign tax rate differentials, the domestic manufacturer’s deduction, and credits for qualifying research activities. During 2014 New York State enacted significant changes impacting corporate tax, including rate reductions for “qualified manufacturers” operating within the state. Generally, the provisions are effective for tax years beginning on or after January 1, 2015, however the legislative change had a significant impact on our deferred tax assets and liabilities. Historically we have employed a “blended rate” approach in order to simplify the statutory income tax rate calculation as it relates to operations in multiple states. The use of this approach was continually assessed, and in light of New York substantially changing the tax structure of one of the more significant component states, we refined the method to determine a statutory tax rate separately for each tax paying component in each tax jurisdiction. The 2014 tax expense includes an unfavorable charge of approximately $6.2 million (3.3% effective tax rate impact) resulting from a reduction in the carrying value of our net deferred tax assets for the adjusted statutory rates, including the amended New York statutory rate.

Significant components of deferred income tax assets and liabilities at December 31, 2015 and 2014 are as follows (in millions):

	2015	2014
Deferred income tax assets:
Asbestos accruals	$121.8	$118.1
Inventories	0.9	0.9
Pension and benefits	4.9	0.3
Loss carryforwards	0.3	—
Accruals and reserves	1.1	1.9

Total deferred income tax assets	129.0	121.2

Deferred income tax liabilities
Investments	(0.5)	(0.5)
Depreciation and amortization	(4.6)	(5.4)
Insurance	(22.6)	(30.1)

Total deferred income tax liabilities	(27.7)	(36.0)

Net deferred income tax assets	$101.3	$85.2

We have determined, based on the available evidence, it is more likely than not that future taxable income will be significant enough to recognize these deferred tax assets. As a result, no valuation allowance is necessary.

The Company has not provided for the federal and foreign withholding taxes on $105.9 million of the foreign subsidiaries’ undistributed earnings as of December 31, 2015. Upon repatriation, certain foreign countries impose withholding taxes. The amount of withholding tax that would be payable on remittance of the entire amount would approximate $4.4 million. Such undistributed earnings are intended to be reinvested indefinitely. As discussed in Note 2, the Company is subject to the jurisdiction of the Bankruptcy Court. However, the controlled foreign subsidiaries are simply a subsidiary of the entity in Bankruptcy and are not in Bankruptcy themselves. As such they are generally free to manage their own affairs without interference or Court approval. Should the Court challenge the indefinite reinvestment assertion made by the Company, any tax liability for undistributed earnings, including withholding taxes, would be negated by the availability of corresponding dividends received deductions or foreign tax credits.

As of December 31, 2015 and 2014 the Company had $217.9 thousand and $285.4 thousand, respectively, of gross unrecognized tax benefits. Of the gross unrecognized tax benefit balances as of December 31, 2015 and 2014, none represent items for which the ultimate deductibility was highly certain but for which there was uncertainty about the timing of such deductibility. Accordingly, all gross unrecognized tax benefit amounts would have an impact on the Company’s effective tax rate if ultimately recognized.

The Company records interest and penalties related to unrecognized tax benefits in income tax expense. In addition to the gross unrecognized tax benefits above, the Company had $6.7 thousand and $13.7 thousand accrued for interest and penalties at December 31, 2015 and 2014, respectively. Income tax expense for the year ended December 31, 2015 and 2014 includes approximately ($7.0) thousand and $3.8 thousand, respectively, for interest and penalties related to unrecognized tax benefits. The benefit for gross interest in 2015 was related to the release of certain accruals for which the statute of limitations has expired. The amounts listed above for accrued interest do not reflect the benefit of any tax deduction which might be available if the interest were ultimately paid.

A reconciliation of the beginning and ending amount of the gross unrecognized tax benefits (excluding interest) is as follows:

	2015	2014
	(in thousands)
Balance at beginning of year	$285.4	$189.9
Additions based on tax positions related to the current year	62.3	95.6
Additions for tax provisions of prior year	4.9	—
Reductions for tax positions of prior years	(6.1)	(0.1)
Reductions for expiration of the statute of limitations	(128.6)	—

Balance at end of year	$217.9	$285.4

The Company expects no significant change to the unrecognized tax benefits within the next twelve months, although $32.5 thousand in gross unrecognized tax benefits may be recognized within the next twelve months if the applicable statute of limitation expires.

The Company and its subsidiaries are subject to U.S. federal income tax as well as income tax in multiple state and foreign jurisdictions. U.S. federal income tax years 2012 and forward remain open to future examination. Various U.S. state tax returns are currently under examination. Substantially all significant state and foreign income tax returns for the years 2011 and forward are open to examination. We expect that some of these examinations may conclude within the next twelve months. The final outcomes are not yet determinable; however, management believes that any assessments that may arise will not be material to the Company’s financial condition or results of operations.

4.	Investment Securities

The amortized cost, gross unrealized gains and losses and fair value of the Company’s investment securities as of December 31, 2015 and 2014 are as follows:

	As of December 31, 2015
	(in millions)
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Investment securities held to maturity U.S. Treasury securities	$200.0	$—	$—	$200.0

	As of December 31, 2014
	(in millions)
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Investment securities held to maturity U.S. Treasury securities	$163.0	$0.2	$—	$163.2

The contractual maturity dates of the Company’s investment in debt securities is as follows as of December 31, 2015 and 2014 (in millions)

	2015		2014
	Cost Basis	Estimated Fair Value	Cost Basis	Estimated Fair Value
Due in one year or less	$200.0	$200.0	$163.0	$163.2

5.	Inventories

Inventories consist of the following:

	As of December 31,
	2015	2014
	(in millions)
Finished products	$14.7	$13.9
Work in process	4.2	5.0
Raw materials and supplies	5.2	5.6

	24.1	24.5
Reserve to reduce certain inventories to LIFO basis	(5.8)	(5.6)

Total	$18.3	$18.9

6.	Property, Plant and Equipment

Property, plant and equipment consist of the following:

	As of December 31,
	2015	2014
	(in millions)
Land	$2.8	$2.7
Building and improvements	30.3	30.7
Machinery and equipment	76.3	80.4
Construction in progress	5.1	7.8

	114.5	121.6
Less accumulated depreciation	(73.4)	(77.4)

Total	$41.1	$44.2

7.	Goodwill and Other Intangible Assets

The changes in the net carrying value of goodwill for the years ended December 31, 2015 and 2014 are as follows:

	2015	2014
	(in millions)
Net goodwill at beginning of year	$18.5	$18.8
Foreign currency translation	(0.3)	(0.3)

Net goodwill at end of year	$18.2	$18.5

The gross carrying amount and accumulated amortization of identifiable intangible assets for the years ended December 31, 2015 and 2014 are as follows:

	As of December 31, 2015			As of December 31, 2014
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value
	(in millions)
Customer relationships	$1.7	$0.9	$0.8	$1.7	$0.7	$1.0
Supply agreement	3.7	1.3	2.4	3.7	1.0	2.7
Trademarks	1.0	—	1.0	1.0	—	1.0
Other	0.6	0.4	0.2	0.7	0.5	0.2

	$7.0	$2.6	$4.4	$7.1	$2.2	$4.9

Amortization expense for the years ended December 31, 2015 and 2014 was $0.5 million. Amortization expense for these intangible assets for the years 2016 through 2020 is estimated to be $0.4 million per year.

8.	Related Party Transactions

Short Term and Long Term Notes Receivable – Related Parties

As of December 31, 2015 and 2014, GST’s subsidiaries in Mexico, Canada and Australia had aggregate short term lending totaling $24.3 million and $23.6 million, respectively, to Coltec Finance Company Ltd., a wholly-owned subsidiary of Coltec. The unsecured loans are denominated in the currency of the lending party, and bear interest based on the applicable one-month interbank offered rate for each foreign currency involved.

Effective as of January 1, 2010, GST entered into a $73.4 million Amended and Restated Promissory Note due January 1, 2017 with Coltec (the “Coltec Note”) in favor of GST. Also on January 1, 2010 GST entered into a $153.8 million Amended and Restated Promissory Note with EnPro’s subsidiary Stemco LP due January 1, 2017 in favor of GST (the “Stemco Note”, and together with the Coltec Note, the “Intercompany Notes”). The Intercompany Notes amended and replaced promissory notes in the same principal amounts that were initially issued in March 2005 and expired on January 1, 2010.

The Intercompany Notes bear interest at 11% per annum, of which 6.5% is receivable in cash and 4.5% is added to the principal amount of the Intercompany Notes as payment-in-kind (“PIK”) interest, with interest due on January 31 of each year. In conjunction with the interest payments in 2015 and 2014, $17.6 million and $16.9 million, respectively, was received in cash and PIK interest of $12.2 million and $11.7 million, respectively, was added to the principal balance of the Intercompany Notes. If GST is unable to pay ordinary course operating expenses, under certain conditions, GST can require Coltec and Stemco to pay in cash the accrued PIK interest necessary to meet such ordinary course operating expenses, subject to certain caps. The interest due under the Intercompany Notes may be satisfied through offsets of amounts due under intercompany services agreements pursuant to which EnPro provides certain corporate services and insurance coverages to GST, makes advances to third party providers related to payroll and certain benefit plans sponsored by GST, and permits employees of GST to participate in certain of EnPro’s benefit plans.

The Coltec Note is secured by Coltec’s pledge of certain of its equity ownership in specified U.S. subsidiaries. The Stemco Note is guaranteed by Coltec and secured by Coltec’s pledge of its interest in Stemco.

Intercompany notes and interest receivable included in the combined balance sheets consists of the following:

	2015	2014
	(in millions)
Current assets
Notes receivable—related party
Short term loans to Coltec Finance Company Ltd.	$24.3	$23.6
PIK interest added—current year	12.2	11.7

Total notes receivable—related party per combined balance sheets	$36.5	$35.3

Interest receivable—related party
Cash interest payments due in January of subsequent year	$18.4	$17.6
PIK interest due in January of subsequent year	12.8	12.2

Total interest receivable—related party per combined balance sheets	$31.2	$29.8

Non-current assets
Notes receivable—related party
Balance January 1, 2010: Coltec and Stemco Amended and Restated Promissory Notes	$227.2	$227.2
PIK interest added to balance: 2010 through prior year	43.8	32.1

Total note receivable—related party per combined balance sheets	$271.0	$259.3

Interest income related to these loans of $31.6 million and $30.5 million is reflected in interest income on the Combined Statements of Operations for the years ended December 31, 2015 and 2014, respectively. Accrued interest receivable of $31.2 million and $29.8 million is reported as interest receivable-related party on Combined Balance Sheets as of December 31, 2015 and 2014, respectively.

Other Related Party Transactions

The Company regularly transacts business with EnPro subsidiaries. Sales to EnPro subsidiaries totaling $20.7 million and $24.7 million are reflected in net sales and purchases from EnPro totaling $30.6 million and $31.1 million are reflected in cost of sales for the years ended December 31, 2015 and 2014, respectively. EnPro provides services for GST including information technology, supply chain, treasury, tax administration, legal and human relations under a support services agreement. Amounts due from EnPro resulting from their purchase of goods from the Company totaling $8.0 million and $7.5 million are included in accounts receivable and amounts due to EnPro resulting from the Company’s purchase of goods and services from EnPro totaling $16.5 million and $18.5 million are included in accounts payable not subject to compromise on the December 31, 2015 and 2014 Combined Balance Sheets, respectively.

In 2014, GST resolved a verdict on appeal. Coltec purchased the verdict from the plaintiff for $1.1 million on behalf of GST. As a result, GST recorded a $1.1 million note payable to Coltec. The note accrues interest at 12% compounded annually. At December 31, 2015 and 2014, the balance of the note and accrued interest totaled $1.3 million and $1.1 million respectively. See Note 13, “Commitments and Contingencies – Asbestos.”

GST LLC and Garrison are included in the consolidated U.S. federal income tax return and certain state combined income tax returns of EnPro. As the parent of these consolidated tax groups, EnPro is liable for, and pays, income taxes owed by the entire group. EnPro has agreed with the Company to allocate taxes to GST based on the U.S. consolidated tax return regulations and current income tax accounting guidance. This method generally allocates taxes to the Company as if it were a separate taxpayer. As a result, the Company carries an income tax payable to EnPro related to this allocation of $100.5 million and $73.0 million as of December 31, 2015 and 2014, respectively.

9. Fair Value Measurements

Assets and liabilities measured at fair value on a recurring basis are summarized as follows:

	Fair Value Measurements as of December 31, 2015
	Total	Level 1	Level 2	Level 3
	(in millions)
Assets
Cash equivalents:
U.S government money market	$42.1	$42.1	$—	$—
U.S government notes	200.0	200.0	—	—

	$242.1	$242.1	$—	$—

	Fair Value Measurements as of December 31, 2014
	Total	Level 1	Level 2	Level 3
	(in millions)
Assets
Cash equivalents:
U.S government money market	$37.5	$37.5	$—	$—
U.S government notes	163.2	163.2	—	—

	$200.7	$200.7	$—	$—

The carrying values of the Company’s significant financial instruments reflected in the Combined Balance Sheets approximate their respective fair values at December 31, 2015 and 2014 due to the relatively short maturity of the instruments or the short time period that has elapsed from the purchase date, except for the notes receivable which have a fair value of $283.2 million and $278.3 million at December 31, 2015 and 2014, respectively.

10. Pensions and Postretirement Benefits

The Company and its subsidiaries have non-contributory defined benefit pension plans covering eligible employees in the United States and Mexico at the end of 2015. Salaried employees’ benefit payments are generally determined using a formula that is based on an employee’s compensation and length of service. The Company closed its defined benefit pension plan for new salaried employees in the United States who joined the Company after January 1, 2006, and effective January 1, 2007, benefits were frozen for all salaried employees who were not age 40 or older as of December 31, 2006, and other employees who chose to freeze their benefits. Certain GST salaried employees participate in the EnPro defined benefit pension plan. The EnPro plan assets or projected benefit obligations related to the GST employees cannot be segregated. Hourly employees’ benefit payments are generally determined using stated amounts for each year of service.

The Company’s employees also participate in voluntary contributory retirement savings plans for salaried and hourly employees maintained by the Company and its subsidiaries. Under these plans, eligible employees can receive matching contributions up to the first 6% of their eligible earnings. Effective January 1, 2007, those employees whose defined benefit pension plan benefits were frozen receive an additional 2% Company contribution each year. The Company recorded $2.1 million and $2.0 million in expense in 2015 and 2014, respectively, for matching contributions under these plans.

The Company’s general funding policy for qualified defined benefit pension plans is to contribute amounts that are at least sufficient to satisfy regulatory funding standards. The Company made no contributions in 2015 and 2014 and anticipates that there will be no required funding in 2016 to its U.S. pension plan. The Company made no contributions in 2015 or 2014 to its foreign pension plans. The Company expects to make total contributions of approximately $0.1 million in 2016 to the foreign pension plans. The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the defined benefit pension plans with accumulated benefit obligations in excess of plan assets were $51.1 million, $51.1 million and $42.6 million at December 31, 2015, and $53.4 million, $53.4 million and $45.6 million at December 31, 2014, respectively.

The Company amortizes prior service cost and unrecognized gains and losses using the straight-line basis over the average future service life of active participants.

Certain of the Company’s subsidiaries also sponsor unfunded defined benefit postretirement plans that provide certain health-care and life insurance benefits to eligible employees. The health-care plans are contributory; with retiree contributions adjusted periodically, and contain other cost-sharing features, such as deductibles and coinsurance. The life insurance plans are generally noncontributory. The amounts included in “Other Benefits” in the following tables include the non-qualified plans and the other defined benefit postretirement plans discussed above.

Domestic Plans

The following table sets forth the changes in projected benefit obligations and plan assets of the Company’s U.S. defined benefit pension and other non-qualified and postretirement plans as of and for the years ended December 31, 2015 and 2014.

	Pension Benefits		Other Benefits
	2015	2014	2015	2014
		(in millions)
Change in Projected Benefit Obligations
Projected benefit obligations at beginning of year	$53.4	$42.5	$2.5	$2.0
Service cost	1.2	1.0	—	—
Interest cost	2.2	2.1	0.1	0.1
Actuarial loss (gain)	(3.3)	10.1	(0.1)	0.8
Administrative expenses	(0.2)	(0.2)	—	—
Benefits paid	(2.2)	(2.1)	(0.3)	(0.4)

Projected benefit obligations at end of year	51.1	53.4	2.2	2.5

Change in Plan Assets
Fair value of plan assets at beginning of year	45.6	42.8	—	—
Actual return on plan assets	(0.6)	5.1	—	—
Administrative expenses	(0.2)	(0.2)	—	—
Benefits paid	(2.2)	(2.1)	(0.3)	(0.4)
Company contributions	—	—	0.3	0.4

Fair value of plan assets at end of year	42.6	45.6	—	—

Underfunded Status at End of Year	$(8.5)	$(7.8)	$(2.2)	$(2.5)

Amounts Recognized in the Consolidated Balance Sheets
Current liabilities	$—	$—	$—	$(0.3)
Other (long-term) liabilities	(8.5)	(7.8)	(2.2)	(2.2)

	$(8.5)	$(7.8)	$(2.2)	$(2.5)

Pre-tax charges recognized in accumulated other comprehensive loss as of December 31, 2015 and 2014 consists of:

	Pension Benefits		Other Benefits
	2015	2014	2015	2014
	(in millions)
Net actuarial loss	$17.2	$18.4	$2.7	$3.0
Prior service cost	1.0	1.2	(1.6)	(1.8)

	$18.2	$19.6	$1.1	$1.2

The accumulated benefit obligation for the domestic defined benefit pension plan was $51.1 million and $53.5 million at December 31, 2015 and 2014, respectively.

	Pension Benefits		Other Benefits
	2015	2014	2015	2014
		(in millions)
Net Periodic Benefit Cost
Service Cost	$1.2	$1.0	$—	$—
Interest cost	2.2	2.1	0.1	0.1
Expected return on plan assets	(3.2)	(3.0)	—	—
Amortization of prior service cost	0.2	0.2	(0.2)	(0.2)
Recognized net actuarial loss	1.7	0.8	0.2	0.2

Net periodic benefit cost	2.1	1.1	0.1	0.1

	Pension Benefits		Other Benefits
	2015	2014	2015	2014
		(in millions)
Other Changes in Plan Assets and Benefit Obligations Recognized in Other Comprehensive Income
Net loss (gain)	0.5	8.0	(0.1)	0.8
Amortization of net loss	(1.7)	(0.8)	(0.2)	(0.2)
Amortization of prior service cost	(0.2)	(0.2)	0.2	0.2

Total recognized in other comprehensive loss	(1.4)	7.0	(0.1)	0.8

Total Recognized in Net Periodic Benefit Cost and Other Comprehensive Loss	$0.7	$8.1	$—	$0.9

The estimated net loss and prior service cost for the defined benefit pension plans that will be amortized from accumulated other comprehensive loss into net periodic benefit cost over the next fiscal year are $1.6 million and $0.2 million, respectively. The estimated net loss and prior service cost for the other defined benefit postretirement plans that will be amortized from accumulated other comprehensive loss into net periodic benefit cost over the next fiscal year is $0.2 million and $0.2 million, respectively.

	Pension Benefits		Other Benefits
	2015	2014	2015	2014
Weighted-Average Assumptions Used to Determine Benefit Obligations at December 31
Discount rate	4.63%	4.25%	4.63%	4.25%
Weighted-Average Assumptions Used to Determine Net Periodic Benefit Cost for Years Ended December 31
Discount rate	4.25%	5.00%	4.25%	5.00%
Expected long-term return on plan assets	7.25%	7.25%	n/a	n/a

The discount rate reflects the current rate at which the pension liabilities could be effectively settled at the end of the year. The discount rate was determined using a model, which uses a theoretical portfolio of high quality corporate bonds specifically selected to produce cash flows closely related to how we would settle our retirement obligations. This produced a discount rate of 4.63% at December 31, 2015. As of the date of these financial statements, there are no known or anticipated changes in our discount rate assumption that will impact our pension expense in 2016. A 25 basis point decrease (increase) in our discount rate, holding constant our expected long-term return on plan assets and other assumptions, would increase (decrease) pension expense by approximately $0.2 million per year.

The overall expected long-term rate of return on assets was determined based upon weighted-average historical returns over an extended period of time for the asset classes in which the plans invest according to the Company’s current investment policy.

The Company uses the RP-2014 mortality table using MP-2015 projection scale with generational and blue collar adjustment to value its domestic pension liabilities.

	2015	2014
Assumed Health Care Cost Trend Rates at December 31
Health care cost trend rate assumed for next year	6.7%	6.94%
Rate to which the cost trend rate is assumed to decline (the ultimate rate)	5.0%	5.0%
Year that the rate reaches the ultimate trend rate	2025	2024

A one percentage point change in the assumed health-care cost trend rate would have an impact of less than $0.1 million on net periodic benefit cost and $0.1 million on benefit obligations.

Plan Assets

The asset allocation for pension plans at the end of 2015 and 2014, and the target allocation for 2016, by asset category are as follows:

	Target Allocation
	2016	2015	2014
Asset Category
Equity securities	40%	39%	40%
Fixed income	60%	61%	60%

	100%	100%	100%

The Company’s investment goal is to maximize the return on assets, over the long term, by investing in equities and fixed income investments while diversifying investments within each asset class to reduce the impact of losses in individual securities. Equity investments include a mix of U.S. large capitalization equities, U.S. small capitalization equities and non-U.S. equities. Fixed income investments include a mix of treasury obligations and high-quality money market instruments. The asset allocation policy is reviewed and any significant variation from the target asset allocation mix is rebalanced periodically.

The plans invest exclusively in mutual funds whose holdings are marketable securities that trade on a recognized market and, as a result, would be considered Level 1 assets. The investment portfolio of the various funds at December 31, 2015 and 2014 is as follows:

(in millions)	2015	2014
Mutual finds—U.S. equity	$11.3	$12.2
Fixed income treasury and money market	25.6	27.3
Mutual funds—international equity	5.5	5.8
Cash equivalents	0.2	0.3

	$42.6	$45.6

Estimated Future Benefit Payments

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

	Pension Benefits	Other Benefits
	(in millions)
2016	$2.2	$0.3
2017	2.4	0.3
2018	2.5	0.3
2019	2.7	0.5
2020	2.8	0.2
Years 2021 - 2025	16.1	0.8

	$28.7	$2.4

Foreign Plans

The following table sets forth the changes in projected benefit obligations and plan assets of the Company’s foreign defined benefit pension plans as of and for the years ended December 31, 2015 and 2014.

	Pension Benefits
	2015	2014
	(in millions)
Change in Projected Benefit Obligations
Projected benefit obligations at beginning of year	$1.6	$1.5
Interest cost	0.1	0.1
Service cost	0.1	0.1
Actuarial loss	—	0.1
Other, primarily exchange rate adjustment	(0.3)	(0.2)

Projected benefit obligations at end of year	1.5	1.6

Change in Plan Assets
Fair value of plan assets at beginning of year	1.5	1.6
Actual return on plan assets	—	0.1
Other, primarily exchange rate adjustment	(0.2)	(0.2)

Fair value of plan assets at end of year	1.3	1.5

Under funded status at end of year	$(0.2)	$(0.1)

Amounts Recognized in the Consolidated Balance Sheets
Long-term assets	$0.1	$—
Long-term liabilities	(0.3)	(0.1)

	$(0.2)	$(0.1)

The accumulated benefit obligation for all foreign defined benefit pension plans was $1.0 million at December 31, 2015 and 2014, respectively.

	Pension Benefits
	2015	2014
	(in millions)
Net Periodic Benefit Cost
Service cost	$0.1	$0.1
Interest cost	0.1	0.1
Expected return on plan assets	(0.1)	(0.1)

Net periodic benefit cost	0.1	0.1

Other Changes in Plan Assets and Benefit Obligations Recognized in Other Comprehensive Loss
Net loss	0.1	0.1
Other adjustment (Fx)	(0.1)	(0.1)

Total recognized in other comprehensive loss	—	—

Total Recognized in Net Periodic Benefit Cost and Other Comprehensive Loss	$0.1	$0.1

	Pension Benefits
	2015	2014
Weighted-Average Assumptions Used to Determine Benefit Obligations at December 31
Discount rate	6.75%	7.00%
Rate of compensation increase—Mexico	4.75%	4.75%
Weighted-Average Assumptions Used to Determine Net Periodic Benefit Cost for Years Ended December 31
Discount rate	7.00%	7.75%
Expected long-term return on plan assets	5.75%	5.00%
Rate of compensation increase—Mexico	4.75%	4.75%

Plan Assets

The asset allocation at the end of 2015 and 2014 for the Mexican pension plans is 100% fixed income. The investments are in securities of their government, which would be considered Level 2 assets. The target allocation for 2015 for the Mexican plan is 100% fixed income.

Estimated Future Benefit Payments

The following benefit payments, which reflect expected future service, as appropriate, are expected to be made:

Pension Benefits
(in millions)
2016	$0.6
2017	0.1
2018	0.1
2019	0.1
2020	—
Years 2021 - 2025	0.5

$1.4

11. Shareholder’s Equity

GST stock consists at December 31, 2015 and 2014 of the following:

	Authorized	Issued	Par/Liquidation Value per Share	Total (in millions)
Garrison Common Stock	300,000	200,000	$0.01	$—
Garrison Class A Preferred Stock	1,500,000	1,300,000	$10.00	13.0
GST LLC—Interest Units		100		—

				$13.0

Coltec owns all of Garrison’s common stock and preferred stock. Common stock and Class A preferred stock are identical in nature and rights except that, in the event of liquidation, each share of Class A preferred stock receives the first $10 per share in liquidation proceeds, each share of common stock receives the next $10 per share in liquidation proceeds and any remaining proceeds will be distributed equally per share. As a limited liability company, GST LLC has issued 100 Interest Units, all of which are owned by Coltec.

12. Accumulated Other Comprehensive Loss

Accumulated other comprehensive loss consists of the following:

	As of December 31,
	2015	2014
	(in millions)
Unrealized translation adjustments	$(31.8)	$(21.5)
Pension and postretirement plans	(12.3)	(13.2)

Accumulated other comprehensive loss	$(44.1)	$(34.7)

The pension and other postretirement plans are net of deferred taxes of $7.3 million and $7.8 million as of December 31, 2015 and 2014, respectively.

13. Commitments and Contingencies

General

Various claims, lawsuits and administrative proceedings, all arising in the ordinary course of business with respect to commercial, product liability, asbestos and environmental matters, are pending or threatened against the Company or its subsidiaries and seek monetary damages and/or other remedies. The Company believes that any liability that may finally be determined with respect to commercial and non-asbestos product liability claims should not have a material effect on the Company’s consolidated financial condition, results of operations or cash flows. From time to time, the Company and its subsidiaries are also involved as plaintiffs in legal proceedings involving contract, patent protection, environmental, insurance and other matters.

Environmental

The Company’s facilities and operations are subject to federal, state and local environmental and occupational health and safety requirements of the U.S. and foreign countries. The Company’s policy is to accrue environmental investigation and remediation costs when it is probable that a liability has been incurred and the amount can be reasonably estimated. The measurement of the liability is based on an evaluation of currently available facts with respect to each individual situation and takes into consideration factors such as existing technology, presently enacted laws and regulations and prior experience in remediation of contaminated sites. As assessments and remediation progress at individual sites, these liabilities are reviewed periodically and adjusted to reflect additional technical data and legal information. As of December 31, 2015 and 2014 GST had accrued liabilities of $0.1 million and $0.1 million, respectively, for estimated future expenditures relating to environmental contingencies. The amounts recorded in the combined financial statements have been recorded on an undiscounted basis.

Other Contingent Liability Matters

The Company provides warranties on many of its products. The specific terms and conditions of these warranties vary depending on the product and the market in which the product is sold. The Company records a liability based upon estimates of the costs that may be incurred under its warranties after a review of historical warranty experience and information about specific warranty claims. Adjustments are made to the liability as claims data and historical experience warrant.

Changes in the carrying amount of the product warranty liability for the years ended December 31, 2015 and 2014 are as follows:

	2015	2014
	(in millions)
Balance at beginning of year	$0.6	$0.6
Charges (credits) to expense	(0.1)	—

Balance at end of year	$0.5	$0.6

Asbestos

Background on Asbestos-Related Litigation and Recent Developments. The historical business operations of GST LLC and Anchor resulted in a substantial volume of asbestos litigation in which plaintiffs alleged personal injury or death as a result of exposure to asbestos fibers in products produced or sold by GST LLC or Anchor, together with products produced and sold by numerous other companies. GST LLC and Anchor manufactured and/or sold industrial sealing products that contained encapsulated asbestos fibers.

Since the first asbestos-related lawsuits were filed against GST LLC in 1975, GST LLC and Anchor have processed more than 900,000 asbestos claims to conclusion, and, together with their insurers, have paid over $1.4 billion in settlements and judgments and over $400 million in fees and expenses. GST LLC and Anchor’s exposure to asbestos litigation and their relationships with insurance carriers are managed through Garrison.

On the Petition Date, GST LLC, Garrison and Anchor filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court. The filings were the initial step in a claims resolution process, which is ongoing. See Note 2 for additional information about this process and its impact on the Company.

As a result of the initiation of the Chapter 11 proceedings, the resolution of asbestos claims is subject to the jurisdiction of the Bankruptcy Court. The filing of the Chapter 11 cases automatically stayed the prosecution of pending asbestos bodily injury and wrongful death lawsuits, and initiation of new such lawsuits, against GST and Anchor. As a result, except as a result of the resolution of appeals from verdicts rendered prior to the Petition Date and the elimination of claims as a result of information obtained in the Chapter 11 proceedings, the numbers of asbestos claims pending against them have not changed since the Petition Date.

Pending Claims. On the Petition Date, according to Garrison’s claim records, there were more than 90,000 total claims pending against GST LLC and Anchor, of which approximately 5,800 were claims alleging the disease mesothelioma. Mesothelioma is a rare cancer of the protective lining of many of the body’s internal organs, principally the lungs. The primary cause of pleural mesothelioma is believed to be exposure to asbestos. As a result of asbestos tort reform during the 2000s, most active asbestos-related lawsuits, and a large majority of the amount of payments made by GST LLC and Anchor in the years immediately preceding the Petition Date, have been of claims alleging mesothelioma. In total, GST LLC has paid $563.2 million to resolve a total of 15,300 mesothelioma claims, and another 5,700 mesothelioma claims have been dismissed without payment.

In order to estimate the allowed amount for mesothelioma claims against GST, the Bankruptcy Court approved a process whereby all current GST LLC mesothelioma claimants were required to respond to a questionnaire about their claims. Questionnaires were distributed to the mesothelioma claimants identified in Garrison’s claims database. Many of the 5,800 claimants (over 500) did not respond to the questionnaire at all, many others (more than 1,900) clarified that: claimants do not have mesothelioma, claimants cannot establish exposure to GST products, claims were dismissed, settled or withdrawn, claims were duplicates of other filed claims, or claims were closed or inactive. Still others responded to the questionnaire but their responses were deficient in some material respect. As a result of this process, less than 3,300 claimants presented questionnaires asserting mesothelioma claims against GST LLC as of the Petition Date and many of them have not established exposure to GST products or have claims that are otherwise deficient.

Since the Petition Date, many asbestos-related lawsuits have been filed by claimants against other companies in state and federal courts, and many of those claimants might also have included GST LLC as a defendant but for the bankruptcy injunction.

Claims Filed in GST Chapter 11. Proofs of claim involving approximately 180,000 claims were filed on or prior to October 6, 2015, the Claims Bar Date, in the GST Chapter 11 proceeding. All other potential claims based on asbestos-related diseases diagnosed on or before August 1, 2014 for which lawsuits against any defendant or claims against any trusts were filed on or before August 1, 2014, are subject to being forever barred by order of the Bankruptcy Court. Many of the more than 90,000 pre-petition claims are likely among the approximately 180,000 claims filed in the Chapter 11 case. Approximately 10,000 of the claims filed in the Chapter 11 case allege mesothelioma; many of the pre-petition mesothelioma claims are likely among those claims.

The claims filed are being analyzed and discovery will be conducted to determine more about the filed claims. Based on its preliminary analysis, GST believes that a significant number of such claims were resolved and paid by GST prior to the Petition Date, had been dismissed with prejudice prior to the Petition Date or are time-barred under applicable statutes of limitations, and are therefore invalid.

Product Defenses. The Company believes that the asbestos-containing products manufactured or sold by GST could not have been a substantial contributing cause of any asbestos-related disease. The asbestos in the products was encapsulated, which means the asbestos fibers incorporated into the products during the manufacturing process were sealed in binders. The products were also nonfriable, which means they could not be crumbled by hand pressure. The U.S. Occupational Safety and Health Administration, which began generally requiring warnings on asbestos-containing products in 1972, has never required that a warning be placed on products such as GST LLC’s gaskets. Even though no warning label was required, GST LLC included one on all of its asbestos-containing products beginning in 1978. Further, gaskets such as those previously manufactured and sold by GST LLC are one of the few asbestos-containing products still permitted to be manufactured under regulations of the U.S. Environmental Protection Agency. Nevertheless, GST LLC discontinued all manufacture and distribution of asbestos-containing products in the U.S. during 2000 and worldwide in mid-2001.

Appeals. GST LLC has a record of success in trials of asbestos cases, especially before the bankruptcies of many of the historically significant asbestos defendants that manufactured raw asbestos, asbestos insulation, refractory products or other dangerous friable asbestos products. However, it has on occasion lost jury verdicts at trial. GST has consistently appealed when it has received an adverse verdict and has had success in a majority of those appeals.

GST LLC won reversals of adverse verdicts in one of three recent appellate decisions. In September 2011, the United States Court of Appeals for the Sixth Circuit overturned a $500 thousand verdict against GST LLC that was handed down in 2009 by a Kentucky federal court jury. The federal appellate court found that GST LLC’s motion for judgment as a matter of law should have been granted because the evidence was not sufficient to support a determination of liability. The Sixth Circuit’s chief judge wrote that, “On the basis of this record, saying that exposure to Garlock gaskets was a substantial cause of [claimant’s] mesothelioma would be akin to saying that one who pours a bucket of water into the ocean has substantially contributed to the ocean’s volume.” In May 2011, a three-judge panel of the Kentucky Court of Appeals upheld GST LLC’s $700,000 share of a 2009 jury verdict, which included punitive damages, in a lung cancer case against GST LLC in Kentucky state court. This verdict, which was secured by a bond pending the appeal, was paid in June 2012. In a Kentucky appeal from a 2006 verdict against GST LLC, another Kentucky Court of Appeals panel upheld, in August 2014, GST LLC’s share of the verdict and a $600,000 punitive damage award. The verdict against GST LLC totaled $874,000. This verdict and post-judgment interest were secured by a bond in the amount of $1.1million. The plaintiff in the case agreed to resolve the case, including claims for post-judgment interest, for the amount of the bond and forego additional accrued interest on the verdict, and GST LLC agreed to discontinue further appeals. Because GST LLC was responsible to the bonding company for the bond amount, Coltec, GST LLC’s parent company, purchased the verdict from the plaintiff in September 2014 for the amount of the $1.1 million bond. As a result, Coltec has a claim against GST LLC for the amount of the judgment, including post-judgment interest.

Insurance Coverage. At December 31, 2015, the Company had $80.0 million of insurance coverage it believes is available to cover current and future asbestos claims payments and certain expense payments. GST has collected insurance payments totaling $116.6 million since the Petition Date. The Company considers the $80.0 million to be of high quality because the insurance policies are written or guaranteed by U.S.-based carriers whose credit rating by S&P is investment grade Api or better, and whose AM Best rating is excellent (A) or better. Of the $80.0 million, $43.9 million is allocated to claims that were paid by GST LLC prior to the initiation of the Chapter 11 proceedings and submitted to insurance companies for reimbursement, and the remainder is allocated to pending and estimated future claims. There are specific agreements in place with carriers covering $46.2 million of the remaining available coverage. Based on those agreements and the terms of the policies in place and prior decisions concerning coverage, the Company believes that all of the $80.0 million of insurance proceeds will ultimately be collected, although there can be no assurance that the insurance companies will make the payments as and when due. The $80.0 is in addition to the $21.2 million collected in 2015. Based on those agreements and policies, some of which define specific annual amounts to be paid and others of which limit the amount that can be recovered in any one year, the Company anticipates that $38.0 million will become collectible at the conclusion of GST’s Chapter 11 proceeding and, assuming the insurers pay according to the agreements and policies, that the following amounts should be collected in the years set out below regardless of when the case concludes:

2016 - $18 million

2017 - $13 million

2018 - $11 million

GST LLC has received $8.6 million of insurance recoveries from insolvent carriers since 2007, including $0.5 million in payments received in 2015, and may receive additional payments from insolvent carriers in the future. No anticipated insolvent carrier collections are included in the $80.0 million of anticipated collections. The insurance available to cover current and future asbestos claims is from comprehensive general liability policies that cover Coltec and certain of its other subsidiaries in addition to GST LLC for periods prior to 1985 and therefore could be subject to potential competing claims of other covered subsidiaries and their assignees.

Liability Estimate. Our recorded asbestos liability as of the Petition Date was $472.1 million. We based that recorded liability on an estimate of probable and estimable asbestos personal injury claims under generally accepted accounting principles, made with the assistance of Garrison and an estimation expert, Bates White, retained by GST LLC’s counsel. The estimate developed was an estimate of the most likely point in a broad range of potential amounts that GST LLC might pay to resolve asbestos claims (by settlement in the majority of the cases except those dismissed or tried) over the ten-year period following the date of estimate in the state court system, plus accrued but unpaid legal fees. The estimate, which was not discounted to present value, did not reflect GST LLC’s views of its actual legal liability; GST LLC has continuously maintained that its products could not have been a substantial contributing cause of any asbestos disease. Instead, the liability estimate reflected GST LLC’s recognition that most claims would be resolved more efficiently and at a significantly lower total cost through settlements without any actual liability determination.

From the Petition Date through the first quarter of 2014, GST has not endeavored to update the accrual since the Petition Date except as necessary to reflect payments of accrued fees and the disposition of cases on appeal. In each asbestos-driven Chapter 11 case that has been resolved previously, the amount of the debtor’s liability has been determined as part of a consensual plan of reorganization agreed to by the debtor and its asbestos claimants and a legal representative for its potential future claimants. GST did not believe that there is a reliable process by which an estimate of such a consensual resolution could be made and therefore believed that there was no basis upon which it can revise the estimate last updated prior to the Petition Date.

Given the Bankruptcy Court’s January 2014 decision estimating GST’s liability for present and future mesothelioma claims at $125 million and GST’s filing in May 2014 of its first amended proposed plan of reorganization setting out its intention to fund a plan with total consideration of $275 million, GST undertook to revise its estimate of its ultimate expenditures to resolve all present and future asbestos claims against it to be no less than the amounts required under its amended proposed plan. Similarly, while GST believed it to be an unlikely worst case scenario, GST believed its ultimate costs to resolve all asbestos claims against it could be no more than the total value of GST. As a result, GST believed that its ultimate asbestos expenditures would be somewhere in the range between those two values and therefore revised its estimate to the low end of the range. Accordingly, at June 30, 2014, GST revised its estimate of its ultimate payment to resolve all present and future asbestos claims to $280.5 million, the amount of its expenditures to resolve all asbestos claims under that amended plan.

In light of the filing of the second amended proposed plan of reorganization by GST on January 14, 2015, GST undertook to further revise its ultimate costs to resolve all asbestos claims against it. Under this revised plan, not less than $367.5 million will be required to fund the resolution of all GST asbestos claims, $30 million of which will be funded by Coltec. As a result, GST believes the low end of the range of values that will be necessary for it to fund to resolve all present and future claims is now $337.5 million. Accordingly, GST has revised its estimate of its ultimate asbestos expenditures to $337.5 million and has recorded its liability at December 31, 2015 at that amount. GST’s estimate of its ultimate asbestos expenditures of $337.5 million does not include any amount with respect to the contingent supplementary contributions to the litigation fund contemplated by the revised plan because GST believes that the initial contributions to the litigation fund may likely be sufficient to fund the litigation and, accordingly, that the low end of a range of reasonably possible loss associated with these contingent supplementary contributions is $0.

GST’s First Amended Proposed Plan of Reorganization. On May 29, 2014, GST filed an amended proposed plan of reorganization and a proposed disclosure statement for such amended plan. The plan provided $275 million in total funding for (a) present and future asbestos claims against GST that have not been resolved by settlement or verdict prior to the Petition Date, and (b) administrative and litigation costs. The $275 million was to be funded by GST ($245 million) and the GST’s parent, Coltec Industries Inc. ($30 million), through two facilities—a settlement facility and a litigation facility. Funds contained in the settlement facility and the litigation facility were to provide the exclusive remedies for current and future GST asbestos claimants, other than claimants whose claims had been resolved by settlement or verdict prior to the Petition Date and were not paid prior to the Petition Date. The $275 million amount was more than double the $125 million that the Bankruptcy Court found to be a reasonable and reliable measure of the amount sufficient to satisfy present and future mesothelioma claims against GST, and was determined based on an economic analysis of the feasibility of the proposed plan. This plan was superseded by GST’s second amended proposed plan of reorganization, as discussed below.

GST’s Second Amended Proposed Plan of Reorganization. On January 14, 2015, GST announced that it had reached an agreement with the Future Claimants’ that includes a second amended proposed plan of reorganization. The Future Claimants’ Representative agreed to support, vote for and help GST gain confirmation of this revised plan of reorganization in exchange for an increase in the funds available for settlements, limited revisions to the criteria and procedures for settlements and a limited funding backstop to the litigation option that the plan offers to claimants who choose not to accept the plan’s settlement option. Terms of the second amended proposed plan of reorganization are described above in Note 2.

The revised plan would establish two facilities to resolve unliquidated present and future asbestos claims – a settlement facility and a litigation fund. The settlement facility, administered by an independent trustee, will handle settlement offers under the plan. Claimants can compute their offers from a matrix in the plan that contains objective criteria such as disease, age, whether the injured party left or will leave a spouse and whether there are dependents. The amounts of the matrix values have been set based on economic analysis and are designed to ensure that the funding provides future claimants the same recoveries as comparable current claimants.

The settlement facility will provide claimants with both an expedited review option and an individual review option. Under expedited review, a claimant can receive a quick and efficient settlement once he or she provides required evidence of a compensable disease and meaningful exposure to GST asbestos products. Under individual review, a claimant can potentially receive a significantly higher settlement offer if he or she can demonstrate certain additional factors. In order to receive a higher amount than the expedited option offers, claimants or their representatives will have to certify to the claimants’ complete exposure histories and authorize Garrison to investigate and monitor both their trust and tort claims.

Garrison, as reorganized under the plan, will receive a $30 million contribution from GST to maintain and administer the litigation fund separate from the settlement facility. Garrison will manage the litigation of claims from claimants who reject settlement offers from the settlement facility and choose instead to pursue a remedy in court. A case management order will govern the way those claims can be pursued.

Claimants who choose to litigate must file their claims in the Bankruptcy Court in North Carolina. The Bankruptcy Court will oversee discovery and other pre-trial matters before referring cases to the federal district court in Charlotte for trial under the Federal Rules of Evidence. The Charlotte federal court will have discretion about where to send each case for the actual trial. The case management order will also require that claimants identify and disclose all trust claims and provide authorization for Garrison to retrieve their trust submissions directly from the trusts.

The second amended plan includes provision referred to as the “Parent Settlement” for the resolution and extinguishment of any and all alleged derivative claims against Coltec and EnPro based on GST asbestos products and an entry of an injunction protecting them from the assertion of such claims. As consideration for the Parent Settlement, (a) Coltec will contribute $30 million of the amount proposed to be paid into the settlement facility to pay future claimants, (b) Coltec will fund Anchor’s costs of dissolution (up to $500,000), (c) EnPro will guarantee all contributions to the settlement facility and litigation fund by GST after the effective date of the second amended plan, and (d) Coltec and its affiliates will subordinate their interests in certain insurance coverage to GST’s obligations to make payments to the settlement facility and litigation fund after the effective date of the second amended plan.

Confirmation and consummation of the second amended plan are subject to a number of risks and uncertainties, including the actions and decisions of creditors and other third parties that have an interest in the bankruptcy proceedings, decisions of the Bankruptcy Court, delays in the confirmation or effective date of a plan of reorganization due to factors beyond GST’s control, which would result in greater costs, challenges to the confirmation of the plan, including appeals, and risks and uncertainties affecting GST’s ability to fund anticipated contributions under the plan as a result of adverse changes in its results of operations, financial condition and capital resources, including as a result of economic factors beyond its control. Accordingly, we cannot assure you that GST will be able to obtain final approval of its second amended plan of reorganization and the settlement and resolution of claims and related releases of liability embodied therein, and the time period for the resolution of the bankruptcy proceedings is not presently determinable.

Other Commitments

The Company has a number of operating leases primarily for real estate, equipment and vehicles. Operating lease arrangements are generally utilized to secure the use of assets if the terms and conditions of the lease or the nature of the asset makes the lease arrangement more favorable than a purchase. Future minimum lease payments by year and in the aggregate, under noncancelable operating leases with initial or remaining noncancelable lease terms in excess of one year consisted of the following at December 31, 2015:

(in millions)
2016	$1.2
2017	0.4
2018	0.2
2019	0.1

Total minimum payments	$1.9

Rent expense was $2.1 million and $2.2 million for the years ended December 31, 2015 and 2014, respectively.

GARLOCK SEALING TECHNOLOGIES, LLC AND

GARRISON LITIGATION MANAGEMENT GROUP, LTD.

OLDCO, LLC

(Debtors-in-Possession)

Six Months Ended June 30, 2017 and 2016

GARLOCK SEALING TECHNOLOGIES, LLC AND

GARRISON LITIGATION MANAGEMENT GROUP, LTD.

OLDCO, LLC

(Debtors-in-Possession)

COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)

For the Six Months Ended June 30, 2017 and 2016

(in millions)

	Six Months Ended June 30,
	2017	2016
Net sales	$110.6	$101.7
Cost of sales	68.3	64.0

Gross profit	42.3	37.7

Operating expenses:
Selling, general and administrative expenses	20.8	21.3
Asbestos related expenses	(23.6)	50.0
Other operating expenses	—	0.3

Total operating expenses (income)	(2.8)	71.6

Operating income (loss)	45.1	(33.9)
Interest income, net	18.4	16.9

Income (loss) from continuing operations before reorganization expenses and income taxes	63.5	(17.0)
Reorganization expenses	(4.5)	(8.0)

Income (loss) before income taxes	59.0	(25.0)
Income tax benefit (expense)	(21.3)	9.6

Net income (loss)	37.7	(15.4)
Less: Income attributable to non-controlling interest	(0.1)	—

Net income (loss) attributable to GSTLLC and OldCo	$37.6	$(15.4)

Comprehensive income (loss)	$44.7	$(14.0)

The accompanying notes are an integral part of these combined financial statements (unaudited).

GARLOCK SEALING TECHNOLOGIES, LLC AND

GARRISON LITIGATION MANAGEMENT GROUP, LTD.

OLDCO, LLC

(Debtors-in-Possession)

COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

For the Six Months Ended June 30, 2017 and 2016

(in millions)

	Six months ended June 30,
	2017	2016
OPERATING ACTIVITIES
Net income (loss)	$37.6	$(15.4)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	2.9	2.8
Amortization	0.3	0.5
Reorganization expense	4.5	8.0
Deferred income taxes	17.7	(24.0)
Change in assets and liabilities:
Asbestos liabilities	(0.2)	49.5
Asbestos insurance receivable	(11.0)	18.0
Accounts receivable	(8.2)	(0.8)
Inventories	(0.4)	0.8
Accounts payable	(7.2)	(5.2)
Other assets and liabilities	2.4	14.6

Net cash provided by operating activities before reorganization items	38.4	48.8

Reorganization expense	(4.5)	(8.0)
Change in accrued reorganization expense	1.5	(2.8)

Net cash used by reorganization items	(3.0)	(10.8)

Net cash provided by operating activities	35.4	38.0

INVESTING ACTIVITIES
Purchase of held-to-maturity securities	(1.1)	—
Purchases of property, plant and equipment	(1.7)	(3.3)
Increase in note receivable	(2.5)	(4.5)
Opening cash from OldCo, LLC	4.8	—
Other	—	(0.2)

Net cash used in investing activities	(0.5)	(8.0)

Effect of exchange rate changes on cash and cash equivalents	1.5	1.5

Net increase (decrease) in cash and cash equivalents	36.4	31.5
Cash and cash equivalents at beginning of period	59.5	71.9

Cash and cash equivalents at end of period	$95.9	$103.4

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$—	$—
Income taxes	$2.9	$1.7

The accompanying notes are an integral part of these combined financial statements (unaudited).

GARLOCK SEALING TECHNOLOGIES, LLC AND

GARRISON LITIGATION MANAGEMENT GROUP, LTD.

OLDCO, LLC

(Debtors-in Possession)

COMBINED BALANCE SHEETS (UNAUDITED)

(in millions)

	June 30, 2017	December 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$95.9	$59.5
Investment securities	251.5	250.3
Accounts receivable, net	32.7	24.0
Short-term loans receivable – related party	33.2	38.9
Notes receivable—related party	309.3	—
Asbestos insurance receivable	35.8	13.0
Inventories	18.8	17.9
Interest receivable—related party	16.9	32.6
Other current assets	2.2	2.4

Total current assets	796.3	438.6
Property, plant and equipment, net	40.5	41.6
Goodwill and other intangible assets	21.9	22.0
Asbestos insurance receivable	37.1	49.0
Notes receivable—related party	—	283.2
Deferred income taxes	90.5	126.0
Other assets	3.4	3.4

Total assets	$989.7	$963.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities Not Subject to Compromise
Current liabilities
Accounts payable	$21.9	$29.8
Income taxes payable	1.0	1.2
Accrued expenses	10.7	9.3

Total current liabilities	33.6	40.3
Income taxes payable	60.1	119.3
Note payable—related party	0.2	1.4
Other liabilities	4.5	5.3

Total liabilities not subject to compromise	98.4	166.3
Liabilities subject to compromise	498.4	388.6

Total liabilities	596.8	554.9

Commitments and contingencies
Shareholder’s equity
Parent Company shareholder’s equity
Stock (Note 10)	13.0	13.0
Additional paid-in capital	457.6	457.6
Accumulated deficit	(38.0)	(14.9)
Accumulated other comprehensive loss	(41.5)	(48.5)

Total Parent Company shareholder’s equity	391.1	407.2
Noncontrolling interest	1.8	1.7

Total shareholder’s equity	392.9	408.9

Total liabilities and shareholder’s equity	$989.7	$963.8

The accompanying notes are an integral part of these combined financial statements (unaudited)

GARLOCK SEALING TECHNOLOGIES, LLC,

GARRISON LITIGATION MANAGEMENT GROUP, LTD. AND OLDCO, LLC

(Debtors-in-Possession)

NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)

1. Overview and Significant Accounting Policies

Overview

Garlock Sealing Technologies, LLC (“GST LLC”), a debtor-in-possession (see Note 2), designs, manufactures and sells sealing products, including metallic, non-metallic and composite material gaskets, rotary seals, compression packing, resilient metal seals, elastomeric seals, hydraulic components, and expansion joints. GST LLC and its subsidiaries operate five primary manufacturing facilities located in the United States, Canada, Mexico and Australia.

Garrison Litigation Management Group, Ltd.’s (“Garrison”), a debtor-in-possession (see Note 2), principal business is to manage the defense of asbestos-related litigation of GST LLC and The Anchor Packing Company (“Anchor”), arising from their sale or use of products or materials containing asbestos, and to bill and collect available insurance proceeds.

Effective September 13, 1996, Garrison acquired certain assets of GST LLC and assumed certain liabilities stemming from asbestos-related claims against GST LLC. Garrison is not itself a defendant in asbestos-related litigation and has no direct liability for asbestos-related claims. Rather, it has assumed GST LLC’s liability for such claims and agreed to indemnify GST LLC from liability with respect to such claims. Anchor was a distributor of products containing asbestos and was acquired by GST LLC in 1987. Anchor has been inactive since 1993. All outstanding stock of Anchor was transferred from GST LLC to Garrison as of September 1996. Claims against Anchor would be covered by Garrison’s indemnity to GST LLC to the extent the claims are enforceable against GST LLC, or Garrison decides to settle such claims to avoid the costs of defending GST LLC against them and the risk of potentially adverse determinations.

OldCo, LLC (“OldCo”), a debtor-in-possession (See Note 2) is the successor by merger to Coltec Industries, Inc. (“Coltec”). OldCo, as the restructured entity, retained responsibility for all asbestos claims and rights to certain insurance assets of Coltec, as well as the business operated EnPro Learning System, LLC.

GST LLC, Garrison and OldCo are wholly owned subsidiaries of EnPro Holdings which is a wholly owned subsidiary of EnPro Industries, Inc. (“EnPro”).

GST LLC, Garrison and Anchor may be referred to collectively as “GST” or the “Company” in these notes.

On June 5, 2010 (the “GST Petition Date”), GST LLC, Anchor and Garrison filed voluntary petitions for reorganization under Chapter 11(the “GST Chapter 11 Case”) of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Western District of North Carolina in Charlotte (the “Bankruptcy Court”). On January 30, 2017 (the OldCo Petition Date”) OldCo, as the successor by merger to Coltec, filed a Chapter 11 bankruptcy petition with the Bankruptcy Court (the “OldCo Chapter 11 Case”). This is discussed further in Note 2, “Chapter 11 Filing.” On February 3, 2017, the Bankruptcy Court issued an order for the joint administration of the OldCo Chapter 11 Case with the GST Chapter 11 Case.

Summary of Significant Accounting Policies

Basis of Presentation—The accompanying combined financial statements have been prepared in accordance with FASB Accounting Standards Codification “ASC” 852, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code”. ASC 852 requires that financial statements of debtors-in-possession be prepared on a going concern basis, which contemplates continuity of operations and the realization of assets and liquidation of liabilities in the ordinary course of business. The accompanying combined financial statements do not include any adjustments that might result from the outcome of this uncertainty. Pursuant to ASC 852 GST’s pre-petition and future liabilities that are “subject to compromise” are required to be reported separately on the Combined Balance Sheets. Reorganization costs directly related to the Company’s bankruptcy filing are reported separately on the Combined Statements of Operations. This is discussed further in Note 2, “Chapter 11 Filing”.

Principles of Combination – As the GST Chapter 11 Case and the OldCo Chapter 11 case were being administered jointly by the Bankruptcy Court and the Joint Plan is applicable in both such cases, the financial information combines the results of operations, cash flows and financial position of OldCo with GST LLC and Garrison for periods after the OldCo Petition Date. The financial statements of GST LLC, Garrison and OldCo have been combined to provide an accurate presentation of the assets and liabilities in the context of the bankruptcy filing. The combined financial statements reflect the accounts of GST and its majority-owned and controlled subsidiaries. Because the OldCo Chapter 11 Case had not commenced as of December 31, 2016, OldCo’s assets and liabilities are included in the Combined Balance Sheet as of June 30, 2017 and excluded as of December 31, 2016. Beginning on the OldCo Petition Date, OldCo’s results of operations and cash flows are included in the Combined Statement of Operations and Combined Statement of Cash Flows for the six months ended June 30, 2017. OldCo’s results of operations and cash flows are excluded from the Combined Statement of Operations for the six months ended June 30, 2016 and the Combined Statement of Cash Flows for the six months ended June 30, 2016. All significant intercompany accounts and transactions have been eliminated.

On the OldCo Petition Date, the addition of OldCo to these Combined Financial Statements resulted in a $60.8 million charge to the combined retained earnings balance for GST and OldCo as a result of OldCo’s liabilities exceeding its assets by this amount at the time of the petition.

Use of Estimates—The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. Chapter 11 Filing

The historical business operations of GST LLC and Anchor have resulted in a substantial volume of asbestos litigation in which plaintiffs have alleged personal injury or death as a result of exposure to asbestos fibers in products produced or sold by GST LLC or Anchor, together with products produced and sold by numerous other companies. GST LLC and Anchor manufactured and/or sold industrial sealing products that contained encapsulated asbestos fibers. GST LLC and Anchor’s exposure to asbestos litigation and their relationships with insurance carriers are managed through Garrison.

On June 5, 2010, Anchor and Garrison filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in Bankruptcy Court. GST LLC’s subsidiaries were not part of the Chapter 11 filing. The filings were the initial step in a claims resolution process. The goal of the process was an efficient and permanent resolution of all pending and future asbestos claims through court approval of a plan of reorganization that would establish a facility to resolve and pay all GST asbestos claims. On March 17, 2016, GST announced that it had reached a comprehensive consensual settlement (the “Consensual Settlement”) to resolve current and future asbestos claims. This comprehensive settlement and details of the plans of reorganization filed in GST’s Chapter 11 Case, including the joint plan of reorganization (the “Joint Plan”) filed pursuant to the comprehensive consensual settlement and consummated on July 31, 2017 are described below in Note 12, “Commitments and Contingencies—Asbestos”. As contemplated in the Joint Plan, on January 30, 2017, OldCo, as successor by merger to Coltec, filed a Chapter 11 bankruptcy petition with the Bankruptcy Court.

Under Chapter 11, GST and OldCo have continued to operate their businesses in the ordinary course as debtors-in-possession under court protection from asbestos claims. The filing of the GST Chapter 11 Case automatically stayed the prosecution of pending asbestos bodily injury and wrongful death lawsuits, and the initiation of new such lawsuits against GST. Further, the Bankruptcy Court issued an order enjoining plaintiffs from bringing or further prosecuting asbestos products liability actions against affiliates of GST, including EnPro, Coltec and all their subsidiaries, during the pendency of the GST Chapter 11 Case.

Condensed Combining Financial Information

In the following condensed combining financial information the Debtor Companies are comprised of GST LLC, Garrison, Anchor and OldCo. GST LLC’s subsidiaries were not part of the Chapter 11 filing. Accordingly, the financial information for these subsidiaries is included in the Non-filing Companies columns of the following tables:

Garlock Sealing Technologies, LLC, Garrison Litigation Management Group, Ltd. and OldCo, LLC

(Debtors-in-Possession)

Condensed Combining Statements of Operations (Unaudited)

(in millions)

	Six Months Ended June 30, 2017
	Debtor Companies	Non-filing Companies	Eliminations	Total
Net sales	$64.2	$52.3	$(5.9)	$110.6
Cost of sales	40.2	34.0	(5.9)	68.3

Gross profit	24.0	18.3	—	42.3

Operating expenses:
Selling, general and administrative expenses	11.3	9.5	—	20.8
Asbestos related expenses	(23.6)	—	—	(23.6)
Other operating expense	—	—	—	—

Operating income	36.3	8.8	—	45.1
Interest income, net	17.5	0.9	—	18.4

Income before reorganization expenses and income taxes	53.8	9.7	—	63.5
Reorganization expense	(4.5)	—	—	(4.5)

Income before income taxes	49.3	9.7	—	59.0
Income tax expense	(17.9)	(3.4)	—	(21.3)

Net income	31.4	6.3	—	37.7
Less: income attributable to non-controlling interest	—	(0.1)	—	(0.1)

Net income attributable to GSTLLC and OldCo	$31.4	$6.2	$—	$37.6

	Six Months Ended June 30, 2016
	Debtor Companies	Non-filing Companies	Eliminations	Total
Net sales	$60.6	$46.2	$(5.1)	$101.7
Cost of sales	38.8	30.3	(5.1)	64.0

Gross profit	21.8	15.9	—	37.7

Operating expenses:
Selling, general and administrative expenses	12.0	9.3	—	21.3
Asbestos related expenses	50.0	—	—	50.0
Other operating expense	0.3	—	—	0.3

Operating income (loss)	(40.5)	6.6	—	(33.9)
Interest income, net	16.3	0.6	—	16.9

Income (loss) before reorganization expenses and income taxes	(24.2)	7.2	—	(17.0)
Reorganization expense	(8.0)	—	—	(8.0)

Income (loss) before income taxes	(32.2)	7.2	—	(25.0)
Income tax benefit (expense)	12.3	(2.7)	—	9.6

Net income (loss)	(19.9)	4.5	—	(15.4)
Less: income (loss) attributable to non-controlling interest	—	—	—	—

Net income (loss) attributable to GSTLLC	$(19.9)	$4.5	$—	$(15.4)

Garlock Sealing Technologies, LLC, Garrison Litigation Management Group, Ltd. and OldCo, LLC

(Debtors-in-Possession)

Condensed Combining Statement of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2017

(in millions)

	Debtor Companies	Non-filing Companies	Total
OPERATING ACTIVITIES
Net Income	$31.4	$6.2	$37.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2.7	0.5	3.2
Reorganization expense	4.5	—	4.5
Deferred income taxes	17.7	—	17.7
Change in asset and liabilities
Asbestos liabilities, net of insurance receivables	(11.2)	—	(11.2)
Other assets and liabilities	(11.9)	(1.5)	(13.4)

Net cash provided by operating activities before reorganization items	33.2	5.2	38.4
Net cash used by reorganization items	(3.0)	—	(3.0)

Net cash provided by operating activities	30.2	5.2	35.4

INVESTING ACTIVITIES
Purchase of held-to-maturity securities	(1.1)	—	(1.1)
Purchases of property, plant and equipment	(1.4)	(0.3)	(1.7)
Increase in note receivable	—	(2.5)	(2.5)
Other	4.8		4.8

Net cash provided by (used in) investing activities	2.3	(2.8)	(0.5)

Effect of exchange rate changes on cash and cash equivalents	—	1.5	1.5

Net increase in cash and cash equivalents	32.5	3.9	36.4
Cash and cash equivalents at beginning of year	23.8	35.7	59.5

Cash and cash equivalents at end of period	$56.3	$39.6	$95.9

Supplemental disclosures of cash flow information:
Cash paid for the year for:
Interest	$—	$—	$—
Income taxes	$—	$2.9	$2.9

Garlock Sealing Technologies, LLC and Garrison Litigation Management Group, Ltd.

(Debtors-in-Possession)

Condensed Combining Statement of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2016

(in millions)

	Debtor Companies	Non-filing Companies	Total
OPERATING ACTIVITIES
Net income (loss)	$(19.9)	$4.5	$(15.4)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2.8	0.5	3.3
Reorganization expense	8.0	—	8.0
Deferred income taxes	(23.9)	(0.1)	(24.0)
Change in asset and liabilities			—
Asbestos liabilities, net of insurance receivables	67.5	—	67.5
Other assets and liabilities	9.6	(0.2)	9.4

Net cash provided by operating activities before reorganization items	44.1	4.7	48.8
Net cash used by reorganization items	(10.8)	—	(10.8)

Net cash provided by operating activities	33.3	4.7	38.0

INVESTING ACTIVITIES
Purchase of held-to-maturity securities	—	—	—
Purchases of property, plant and equipment	(3.0)	(0.3)	(3.3)
Increase in note receivable	—	(4.5)	(4.5)
Other	(0.2)	—	(0.2)

Net cash used in investing activities	(3.2)	(4.8)	(8.0)

Effect of exchange rate changes on cash and cash equivalents	—	1.5	1.5

Net increase in cash and cash equivalents	30.1	1.4	31.5
Cash and cash equivalents at beginning of year	42.4	29.5	71.9

Cash and cash equivalents at end of period	$72.5	$30.9	$103.4

Supplemental disclosures of cash flow information:
Cash paid for the year for:
Interest	$—	$—	$—
Income taxes	$—	$1.7	$1.7

Garlock Sealing Technologies, LLC, Garrison Litigation Management Group, Ltd., and OldCo, LLC

(Debtors-in-Possession)

Condensed Combining Balance Sheets (Unaudited)

(in millions)

	June 30, 2017
	Debtor Companies	Non-filing Companies	Eliminations	Total
Assets:
Current assets	$700.8	$99.2	$(3.7)	$796.3
Property, plant and equipment, net	35.6	4.9		40.5
Asbestos insurance receivable	37.1	—		37.1
Notes receivable	—	—		—
Other assets	112.2	3.6		115.8

Total assets	$885.7	$107.7	$(3.7)	$989.7

Liabilities and Shareholder’s Equity:
Liabilities not subject to compromise
Current liabilities	$23.1	$14.2	$(3.7)	$33.6
Other liabilities	63.7	1.1		64.8

Total liabilities not subject to compromise	86.8	15.3	(3.7)	98.4
Liabilities subject to compromise	498.4	—		498.4

Total liabilities	585.2	15.3		596.8
Shareholder’s equity	300.5	92.4		392.9

Total liabilities and shareholder’s equity	$885.7	$107.7	$—	$989.7

	December 31, 2016
	Debtor Companies	Non-filing Companies	Eliminations	Total
Assets:
Current assets	$357.0	$84.8	$(3.2)	$438.6
Property, plant and equipment, net	36.9	4.7		41.6
Asbestos insurance receivable	49.0	—		49.0
Notes receivable	283.2	—		283.2
Other assets	148.1	3.3		151.4

Total assets	$874.2	$92.8	$(3.2)	$963.8

Liabilities and Shareholder’s Equity:
Liabilities not subject to compromise
Current liabilities	$30.3	$11.6	$(1.6)	$40.3
Other liabilities	125.3	2.3	(1.6)	126.0

Total liabilities not subject to compromise	155.6	13.9	(3.2)	166.3
Liabilities subject to compromise	388.6	—		388.6

Total liabilities	544.2	13.9		554.9
Shareholder’s equity	330.0	78.9		408.9

Total liabilities and shareholder’s equity	$874.2	$92.8	$—	$963.8

Cash Collateral Agreement

On October 26, 2011 GST entered into a Cash Collateral Agreement Regarding Standby Letter of Credit and Bank Products (“Cash Collateral Agreement”) with a bank. In accordance with the Cash Collateral Agreement’s terms, GST had $3.0 million and $3.0 million in an interest bearing bank account as of June 30, 2017 and December 31, 2016, respectively, as collateral for outstanding letters of credit and bank products (the “Collateralized Obligations”). The balance in this account is considered restricted cash and is included in other assets on the Combined Balance Sheets. Under the terms of the Cash Collateral Agreement, GST must pay the Collateralized Obligations in full and terminate the Cash Collateral Agreement before the full balance on deposit can be withdrawn from the account.

Liabilities Subject to Compromise

GST’s and OldCo’s pre-petition and future liabilities that are subject to compromise include pre-petition unsecured claims, which may be settled at amounts that differ from those recorded in the Combined Balance Sheets. Liabilities subject to compromise consist of the following:

	June 30, 2017	December 31, 2016
	(in millions)
Accounts payable	$1.6	$1.6
Asbestos liability	496.8	387.0

Total	$498.4	$388.6

Changes to prepetition liabilities subject to compromise may arise due to (1) the rejection of executory or unexpired leases; (2) the Bankruptcy Court’s allowance of contingent or disputed claims; (3) cash payments under approved court orders or (4) changes in estimates related to pre-petition contingent liabilities.

GST has undertaken to project the number and ultimate cost of all present and future bodily injury claims expected to be asserted, based on actuarial principles, and to measure probable and estimable liabilities under generally accepted accounting principles. The Company has accrued $496.8 million as of June 30, 2017 for asbestos related claims. The accrual consists of (a) $370 million and $110 million to be contributed to the trust for present and future asbestos claims against GST and Old Co, respectively, plus litigation and administrative expenses and, (b) an estimate of $16.8 million for the resolution of all current and future Canadian asbestos claims alleging disease resulting in whole or in part from exposure to GST asbestos-containing products. See Note 12, “Commitments and Contingencies—Asbestos”.

Reorganization Expenses

Reorganization expenses totaled $4.5 million and $8.0 million for the six months ending June 30, 2017 and 2016, respectively, and consisted primarily of legal and financial advisory fees.

3. Income Taxes

Our income tax expense and resulting effective tax rate are based upon the estimated annual effective tax rates applicable for the respective periods adjusted for the effect of items required to be treated as discrete interim period items, including losses generated in countries where we are projecting annual losses for which a deferred tax asset is not anticipated to be recognized. This effective tax rate is generally lower than U.S. statutory tax rates primarily due to the earnings in lower rate foreign jurisdictions where a significant portion of our income is taxed, and fluctuates based on the portion of our profits earned in each jurisdiction. In addition, the rate can be magnified by pre-tax losses in high tax jurisdictions offset somewhat by pre-tax profits in low tax jurisdictions.

During the first six months of 2017, our effective tax rate was 36.1% as we recorded income tax expense of $21.3 million on pre-tax income of $59.0 million. During the first six months of 2016, our effective tax rate was 38.5% as we recorded an income tax benefit of $9.6 million on pre-tax loss of $25.0 million. The decrease in the effective tax rate during the first six months of 2017 as compared to the same period in 2016 is due to our geographical mix of earnings, and the result of applying the 2016 annual tax rate to a year-to-date ordinary loss that exceeded the anticipated loss for the full year.

In June 2017, the U.S. Internal Revenue Service (“IRS”) began an examination of one of our U.S. federal income tax returns. Although this examination is part of a routine and recurring cycle the Company has experienced before, we cannot predict the final outcome or expected conclusion date of the audit. Various foreign and state tax returns also are currently under examination and some of these exams may conclude within the next twelve months. The final outcomes of these audits are not yet determinable; however, management believes assessments that may arise will not have a material effect on our financial condition or results of operations.

4. Investment Securities

The amortized cost, gross unrealized gains and losses and fair value of the Company’s investment securities as of June 30, 2017 and December 31, 2016 are as follows:

	As of June 30, 2017
	(in millions)
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Investment securities held to maturity U.S. Treasury securities	$251.5	$—	$—	$251.5

	As of December 31, 2016
	(in millions)
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Investment securities held to maturity U.S. Treasury securities	$250.3	$—	$—	$250.3

The contractual maturity dates of the Company’s investment in debt securities is as follows as of June 30, 2017 and December 31, 2016 (in millions)

	2017		2016
	Cost Basis	Estimated Fair Value	Cost Basis	Estimated Fair Value
Due in one year or less	$251.5	$251.5	$250.3	$250.3

5. Inventories

Inventories consist of the following:

	June 30, 2017	December 31, 2016
	(in millions)
Finished products	$14.3	$14.1
Work in process	5.6	5.0
Raw materials and supplies	4.5	4.4

	24.4	23.5
Reserve to reduce certain inventories to LIFO basis	(5.6)	(5.6)

Total	$18.8	$17.9

6. Goodwill and Other Intangible Assets

The change in the net carrying value of goodwill for the six months ending June 30, 2017 is as follows (in millions):

Goodwill as of December 31, 2016	$18.1
Foreign currency translation	0.2

Goodwill as of June 30, 2017	$18.3

Identifiable intangible assets are as follows:

	As of June 30, 2017			As of December 31, 2016
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value
	(in millions)
Amortized:
Customer relationships	$1.7	$1.3	$0.4	$1.7	$1.1	$0.6
Other	4.3	2.1	2.2	4.3	2.0	2.3

	6.0	3.4	2.6	6.0	3.1	2.9

Indefinite-Lived:
Trademarks	1.0	—	1.0	1.0	—	1.0

Total	$7.0	$3.4	$3.6	$7.0	$3.1	$3.9

Amortization expense for the six months ended June 30, 2017 and 2016 was $0.3 million and $0.5 million, respectively.

7. Related Party Transactions

Short Term and Long Term Notes Receivable – Related Parties

As of June 30, 2017 and December 31, 2016, GST’s subsidiaries in Mexico, Canada and Australia had aggregate short term lending totaling $33.2 million and $26.2 million, respectively, to Coltec Finance Company Ltd., a wholly-owned subsidiary of EnPro Holdings. The unsecured loans are denominated in the currency of the lending party, and bear interest based on the applicable one-month interbank offered rate for each foreign currency involved.

Effective as of January 1, 2010, GST entered into a $73.4 million Amended and Restated Promissory Note (the “Coltec Note” due January 1, 2017 with Coltec Industries, Inc. (“Coltec”) in favor of GST. Also on January 1, 2010 GST entered into a $153.8 million Amended and Restated Promissory Note with EnPro’s subsidiary Stemco LP due January 1, 2018 in favor of GST (the “Stemco Note”, and together with the Coltec Note, the “Intercompany Notes”). The Intercompany Notes amended and replaced promissory notes in the same principal amounts that were initially issued in March 2005 and expired on January 1, 2010.

In connection with the Coltec Restructuring (described in Note 13, “Commitments and Contingencies – Asbestos”) the obligations of OldCo, LLC (“OldCo”) as the successor in merger to Coltec, under these notes were assumed by EnPro Holdings, Inc. (“EnPro Holdings”) and OldCo was released from those obligations. In addition, the Coltec Note and the Stemco Note were amended to extend their maturity date to January 1, 2018.

The Intercompany Notes bear interest at 11% per annum, of which 6.5% is receivable in cash and 4.5% is added to the principal amount of the Intercompany Notes as payment-in-kind (“PIK”) interest, with interest due on January 31 of each year. In conjunction with the interest payments in 2017 and 2016, $19.3 million and $18.4 million, respectively, was received in cash and PIK interest of $13.4 million and $12.7 million, respectively, was added to the principal balance of the Intercompany Notes. If GST is unable to pay ordinary course operating expenses, under certain conditions, GST can require EnPro Holdings and Stemco to pay in cash the accrued PIK interest necessary to meet such ordinary course operating expenses, subject to certain caps. The interest due under the Intercompany Notes may be satisfied through offsets of amounts due under intercompany services agreements pursuant to which EnPro provides certain corporate services and insurance coverages to GST, makes advances to third party providers related to payroll and certain benefit plans sponsored by GST, and permits employees of GST to participate in certain of EnPro’s benefit plans.

The Coltec Note is secured by EnPro Holding’s pledge of certain of its equity ownership in specified U.S. subsidiaries. The Stemco Note is guaranteed by EnPro Holdings and secured by EnPro Holding’s pledge of its interest in Stemco.

Other Related Party Transactions

The Company regularly transacts business with EnPro subsidiaries. EnPro provides services for GST including information technology, supply chain, treasury, accounting and tax administration, legal and human resources under a support services agreement. GST LLC and Garrison are included in the consolidated U.S. federal income tax return and certain state combined income tax returns of EnPro. As the parent of these consolidated tax groups, EnPro is liable for, and pays, income taxes owed by the entire group. EnPro has agreed with the Company to allocate taxes to GST based on the U.S. consolidated tax return regulations and current income tax accounting guidance. This method generally allocates taxes to the Company as if it were a separate taxpayer.

As discussed further in Note 12, “Commitments and Contingencies – Asbestos – Plans of Reorganization”, on January 30, 2017, OldCo filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. EnPro provides similar services to OldCo to those mentioned above for GST but on a much less extensive basis due to OldCo’s limited operations.

Amounts included in the combined financial statements arising from transactions with EnPro include the following:

		Six Months Ended June 30,
Description	Combined Statement of Operations Caption	2017	2016
		(in millions)
Sales to EnPro subsidiaries	Net sales	$10.8	$9.2
Purchases from EnPro subsidiaries	Cost of sales	$18.2	$13.6
Interest income from EnPro	Interest Income	$17.6	$16.6

Description	Combined Balance Sheet Caption	June 30, 2017	December 31, 2016
		(in millions)
Due from EnPro	Accounts receivable, net	$8.8	$6.3
Accrued interest from EnPro	Interest receivable—related party	$16.9	$32.6
Due to EnPro	Accounts payable	$13.8	$21.4
Income tax payable to EnPro	Deferred income taxes and income taxes payable	$59.8	$119.0
Due to EnPro	Other liabilities	$0.2	$1.4

8. Fair Value Measurements

Assets and liabilities measured at fair value on a recurring basis are summarized as follows:

	Fair Value Measurements as of
	June 30, 2017	December 31, 2016
	(in millions)
Assets
Cash equivalents:
U.S government money market	$56.4	$23.1
U.S government notes	251.5	250.3

	$307.9	$273.4

The carrying values of the Company’s significant financial instruments reflected in the Combined Balance Sheets approximate their respective fair values at June 30, 2017 and December 31, 2016 due to the relatively short maturity of the instruments or the short time period that has elapsed from the purchase date. These assets are classified as Level 1 of the fair value hierarchy because they are valued using quoted market prices.

The carrying value and fair value of the notes receivable are as follows:

	June 30, 2017		December 31, 2016
	Carrying Value	Fair Value	Carrying Value	Fair Value
	(in millions)
Notes receivable—related party	$309.3	$315.6	$295.9	$302.7

The notes receivable -related party computation would be considered Level 2 since it based on rates available to the Company for debt with similar terms and maturities.

9. Pensions and Postretirement Benefits

The components of net periodic benefit cost for the Company’s U.S. and foreign defined benefit pension and other postretirement plans for the six months ended June 30, 2017 and 2016 are as follows:

	Six months ended June 30,
	Pension Benefits		Other Benefits
	2017	2016	2017	2016
	(in millions)
Service cost	$0.6	$0.6	$—	$—
Interest cost	1.3	1.2	0.1	0.1
Expected return on plan assets	(2.0)	(1.6)	—	—
Amortization of net loss	0.8	0.8	0.1	0.1
Amortization of prior service cost	0.1	0.1	(0.1)	(0.1)

Net periodic benefit cost	$0.8	$1.1	$0.1	$0.1

For the six months ended June 30, 2017, the Company contributed $0.6 million to its U.S. defined benefit pension plan. Based upon available information, the Company expects to contribute an additional $0.7 million to its defined benefit pension plan in the remainder of 2017.

10. Shareholder’s Equity

GST stock consists at June 30, 2017 and December 31, 2016 of the following:

	Authorized	Issued	Par/Liquidation Value per Share	Total (in millions)
Garrison Common Stock	300,000	200,000	$0.01	$—
Garrison Class A Preferred Stock	1,500,000	1,300,000	$10.00	13.0
GST LLC—Interest Units		100		—

				$13.0

Coltec owns all of Garrison’s common stock and preferred stock. Common stock and Class A preferred stock are identical in nature and rights except that, in the event of liquidation, each share of Class A preferred stock receives the first $10 per share in liquidation proceeds, each share of common stock receives the next $10 per share in liquidation proceeds and any remaining proceeds will be distributed equally per share. As a limited liability company, GST LLC has issued 100 Interest Units, all of which are owned by Coltec.

11. Accumulated Other Comprehensive Loss

Accumulated other comprehensive loss consists of the following:

	June 30, 2017	December 31, 2016
	(in millions)
Unrealized translation adjustments	$(29.5)	$(36.0)
Pension and postretirement plans	(12.0)	(12.5)

Accumulated other comprehensive loss	$(41.5)	$(48.5)

The pension and other postretirement plans are net of deferred taxes of $7.1 million and $7.5 million as of June 30, 2017 and December 31, 2016, respectively.

12. Commitments and Contingencies

General

Various claims, lawsuits and administrative proceedings, all arising in the ordinary course of business with respect to commercial, product liability, asbestos and environmental matters, are pending or threatened against the Company or its subsidiaries and seek monetary damages and/or other remedies. The Company believes that any liability that may finally be determined with respect to commercial and non-asbestos product liability claims should not have a material effect on the Company’s consolidated financial condition, results of operations or cash flows. From time to time, the Company and its subsidiaries are also involved as plaintiffs in legal proceedings involving contract, patent protection, environmental, insurance and other matters.

Environmental

The Company’s facilities and operations are subject to federal, state and local environmental and occupational health and safety requirements of the U.S. and foreign countries. The Company’s policy is to accrue environmental investigation and remediation costs when it is probable that a liability has been incurred and the amount can be reasonably estimated. The measurement of the liability is based on an evaluation of currently available facts with respect to each individual situation and takes into consideration factors such as existing technology, presently enacted laws and regulations and prior experience in remediation of contaminated sites.    As assessments and remediation progress at individual

sites, these liabilities are reviewed periodically and adjusted to reflect additional technical data and legal information. As of June 30, 2017 and December 31, 2016, GST had accrued liabilities of $0.1 million and $0.1 million, respectively, for estimated future expenditures relating to environmental contingencies. The amounts recorded in the combined financial statements have been recorded on an undiscounted basis.

Other Contingent Liability Matters

The Company provides warranties on many of its products. The specific terms and conditions of these warranties vary depending on the product and the market in which the product is sold. The Company records a liability based upon estimates of the costs that may be incurred under its warranties after a review of historical warranty experience and information about specific warranty claims. Adjustments are made to the liability as claims data and historical experience warrant.

Changes in the carrying amount of the product warranty liability for the six months ended June 30, 2017 and 2016 are as follows:

	2017	2016
	(in millions)	(in millions)
Balance at beginning of year	$0.4	$0.5
Charges to expense	0.1	—

Balance at end of period	$0.5	$0.5

Asbestos

Background on Asbestos-Related Litigation and Recent Developments. The historical business operations of GST LLC and Anchor resulted in a substantial volume of asbestos litigation in which plaintiffs alleged personal injury or death as a result of exposure to asbestos fibers in products produced or sold by GST LLC or Anchor, together with products produced and sold by numerous other companies. GST LLC and Anchor manufactured and/or sold industrial sealing products that contained encapsulated asbestos fibers.

Since the first asbestos-related lawsuits were filed against GST LLC in 1975, GST LLC and Anchor have processed more than 900,000 asbestos claims to conclusion, and, together with their insurers, have paid over $1.4 billion in settlements and judgments and over $400 million in fees and expenses. GST LLC and Anchor’s exposure to asbestos litigation and their relationships with insurance carriers are managed through Garrison.

On the Petition Date, GST LLC, Garrison and Anchor filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court. The filings were the initial step in a claims resolution process, which is ongoing. See “Plans of Reorganization,” below, for a description of the comprehensive consensual settlement announced on March 17, 2016 to resolve current and future asbestos claims and the joint plan of reorganization filed in the Chapter 11 Case to implement such settlement, which joint plan of reorganization supersedes all other plans of reorganization previously filed in the Chapter 11 Case and was confirmed by the United States District Court for the Western District of North Carolina (the “District Court”) on June 12, 2017 and consummated on July 31, 2017. As contemplated by the Joint Plan, on the OldCo Petition Date, OldCo, as the successor by merger to Coltec, filed a Chapter 11 bankruptcy petition with the Bankruptcy Court.

As a result of the initiation of the GST Chapter 11 proceedings and the OldCo Chapter 11 Case, the resolution of asbestos claims is subject to the jurisdiction of the Bankruptcy Court. The filing of the GST Chapter 11 Case automatically stayed the prosecution of pending asbestos bodily injury and wrongful death lawsuits, and initiation of new such lawsuits, against GST and Anchor. As a result, except as a result of the resolution of appeals from verdicts rendered prior to the Petition Date and the elimination of claims as a result of information obtained in the Chapter 11 proceedings, the numbers of asbestos claims pending against them have not changed since the Petition Date. Under the Joint Plan, the responsibility for all present and future asbestos claims arising from the operations or products of GST LLC, Garrison or Coltec/OldCo has been assumed by a trust established pursuant to the Joint Plan and the court order confirming the Joint Plan enjoins, under Section 524(g) of the U.S. Bankruptcy Code, any future action against GST LLC or OldCo with respect to such claims.

Plans of Reorganization. In November 2011, GST filed an initial proposed plan of reorganization with the Bankruptcy Court. GST’s initial plan called for a trust to be formed, to which GST would contribute $200 million and which would be the exclusive remedy for future asbestos personal injury claimants—those whose claims arise after confirmation of the plan. The initial proposed plan provided that each present asbestos personal injury claim (any pending claim or one that arises between the GST Petition Date and plan confirmation) would be assumed by reorganized GST and resolved either by settlement, pursuant to a matrix contained in the proposed plan or as otherwise agreed, or by payment in full of any final judgment entered after trial in federal court.

On April 13, 2012, the Bankruptcy Court granted a motion by GST for the Bankruptcy Court to estimate the allowed amount of present and future asbestos claims against GST for mesothelioma, a rare cancer attributed to asbestos exposure, for purposes of determining the feasibility of a proposed plan of reorganization. The estimation trial began on July 22, 2013 and concluded on August 22, 2013.

On January 10, 2014, Bankruptcy Judge George Hodges announced his estimation decision in a 65-page order. Citing with approval the methodology put forth by GST at trial, the judge determined that $125 million is the amount sufficient to satisfy GST’s liability for present and future mesothelioma claims. Judge Hodges adopted GST’s “legal liability” approach to estimation, focused on the merits of claims, and rejected asbestos claimant representatives’ approach, which focused solely on GST’s historical settlement history. The judge’s liability determination is for mesothelioma claims only. The court did not determine amounts for GST’s liability for other asbestos claims and for administrative costs that would be required to review and process claims and payments.

In his opinion, Judge Hodges wrote, “The best evidence of Garlock’s aggregate responsibility is the projection of its legal liability that takes into consideration causation, limited exposure and the contribution of exposures to other products.”

The decision validated the positions that GST asserted in the Chapter 11 Case. Following are several important findings in the opinion:

•	Garlock’s products resulted in a relatively low exposure to asbestos to a limited population, and its legal responsibility for causing mesothelioma is relatively de minimis.

•	Chrysotile, the asbestos fiber type used in almost all of Garlock’s asbestos products, is far less toxic than other forms of asbestos. The court found reliable and persuasive Garlock’s expert epidemiologist, who testified that there is no statistically significant association between low dose chrysotile exposure and mesothelioma.

•	The population that was exposed to Garlock’s products was necessarily exposed to far greater quantities of higher potency asbestos from the products of others.

•	The estimates of Garlock’s aggregate liability that are based on its historic settlement values are not reliable because those values are infected with the impropriety of some law firms and inflated by the cost of defense.

In June 2014, the official committee representing current asbestos claimants (the “GST Current Asbestos Claimants’ Committee”) in GST’s Chapter 11 proceedings filed a motion with the Bankruptcy Court asking the court to re-open the estimation process for further discovery and alleging that GST misled the court in various respects during the estimation trial. On December 4, 2014, the Bankruptcy Court denied the GST Current Asbestos Claimants’ Committee’s motion to re-open.

In May 2014, GST filed its first amended proposed plan of reorganization. The first amended plan provided $275 million in total funding for (a) present and future asbestos claims against GST that have not been resolved by settlement or verdict prior to the GST Petition Date, and (b) administrative and litigation costs. The first amended plan revised and replaced the initial plan that had been filed in November 2011.

On January 14, 2015, GST announced it had reached an agreement with the court-appointed representative of future asbestos claimants (the “GST Future Claimants’ Representative”) that included a second amended plan of reorganization. The second amended plan was filed with the Bankruptcy Court on January 14, 2015 and superseded the prior plans filed by GST. The GST Future Claimants’ Representative agreed to support, recommend and vote in favor of the second amended plan.

The second amended plan would have provided for the establishment of two facilities—a settlement facility (which would receive $220 million from GST and $30 million from Coltec, as part of the “Parent Settlement” described below, upon consummation of the second amended plan and additional contributions from GST aggregating $77.5 million over the seven years) and a litigation fund (which would receive $30 million from GST) to fund the defense and payment of claims of claimants who elect to pursue litigation under the second amended plan rather than accept the settlement option under the second amended plan. Funds contained in the settlement facility and the litigation fund would have provided the exclusive remedies for current and future GST asbestos claimants other than claimants whose claims had been resolved by settlement or verdict prior to the GST Petition Date and were not paid prior to the GST Petition Date. The second amended plan had provided that GST would pay in full claims that had been resolved by settlement or verdict prior to the GST Petition Date that were not paid prior to the GST Petition Date (with respect to claims resolved by verdict, such payment would be made only to the extent the verdict becomes final). The second amended plan had provided that if the actual amount of claims that had been resolved by settlement or verdict prior to the GST Petition Date that were not paid prior to the GST Petition Date was less than $17.0 million GST would contribute the difference to the settlement facility. In addition, the second amended plan had provided that, during the 40-year period following confirmation of the second amended plan, GST would, if necessary, make supplementary annual contributions, subject to specified maximum annual amounts that decline over the period, to maintain a specified balance at specified dates of the litigation fund. Under the second amended plan, the maximum aggregate amount of all such contingent supplementary contributions over that period would have been $132 million. GST believes that initial contributions to the litigation fund under the second amended plan would likely have been sufficient to permit the balance of that facility to exceed the specified thresholds over the 40-year period and, accordingly, that the low end of a range of reasonably possible loss associated with these contingent supplementary contributions would have been $1. The second amended plan included provisions referred to as the “Parent Settlement” for the resolution and extinguishment of any and all alleged derivative claims against Coltec and EnPro based on GST asbestos products and entry of an injunction that would permanently protect them from the assertion of such claims. As consideration for the Parent Settlement, (a) Coltec would have contributed $30 million of the amount proposed to be paid into the settlement facility to pay future claimants, (b) Coltec would have funded Anchor’s costs of dissolution (up to $500,000), (c) EnPro would have guaranteed all contributions to the settlement facility and litigation fund by GST after the effective date of consummation of the second amended plan, and (d) Coltec and its affiliates would have subordinated their interests in certain insurance coverage to GST’s obligations to make payments to the settlement facility and litigation fund after the effective date of consummation of the second amended plan.

While the GST Future Claimants’ Representative had agreed to support the second amended plan of reorganization, the GST Current Asbestos Claimants Committee and their law firms opposed the second amended plan of reorganization. Accordingly, GST continued to seek a consensual resolution that would also be acceptable to representatives of current asbestos claimants as well as the GST Future Claimants’ Representative. On March 17, 2016, GST and EnPro announced that they had reached a comprehensive consensual settlement (the “Consensual Settlement”) to resolve current and future asbestos claims. The Consensual Settlement was reached with both the GST Current Asbestos Claimants’ Committee and GST Future Claimants’ Representative, as well as with ad-hoc representatives for current and future asbestos claimants (the “Ad-hoc Representatives”) against Coltec. Under the Consensual Settlement, the GST Current Asbestos Claimants’ Committee, the GST Future Claimants’ Representative and the Ad-hoc Representatives agreed to join GST and Coltec (and its OldCo, LLC subsidiary, as the successor by merger to Coltec) in proposing a joint plan of reorganization (the “Joint Plan”) that incorporates the Consensual Settlement and to ask asbestos claimants and the Bankruptcy Court and the United States District Court for the Western District of North Carolina (the “District Court”) to approve the Joint Plan. The Joint Plan was filed with the Bankruptcy Court on May 20, 2016 and technical amendments to the Joint Plan were filed with the Bankruptcy Court on June 21, 2016, July 29, 2016, December 2, 2016, April 2, 2017, May 14, 2017, June 8, 2017 and June 9, 2017. The Joint Plan supersedes all prior plans of reorganization filed by GST in its Chapter 11 proceedings.

Before the Joint Plan could be consummated, it was required to be approved by the Bankruptcy Court and the District Court after a vote of GST asbestos claimants and Coltec asbestos claimants in favor of the Joint Plan by 75% or more in number and at least two-thirds (2/3) in dollar amount of claims that were actually voted.

The Consensual Settlement and Joint Plan provide that the Joint Plan was a prepackaged plan of reorganization as to Coltec/OldCo and that Coltec would undertake the Coltec Restructuring and commence a Chapter 11 case to obtain confirmation of the Joint Plan if Coltec asbestos claimants and GST asbestos claimants voted in sufficient numbers to approve the Joint Plan. Accordingly, the Coltec asbestos claimants and the GST asbestos claimants were solicited simultaneously for their vote on approval of the Joint Plan prior to the filing of a Chapter 11 case by Coltec or OldCo. The solicitation process to obtain approval of the asbestos claimants was completed successfully on December 9, 2016, with 95.85% in number and 95.80% in amount of claims held by asbestos claimants casting valid ballots voting in favor of approval of the Joint Plan.

The Joint Plan and Consensual Settlement contemplate that, as an appropriate and necessary step to facilitate the implementation of the Consensual Settlement and not to delay or hinder creditors or the resolution of claims Coltec would, subject to the receipt of necessary consents, undergo a corporate restructuring (the “Coltec Restructuring”) in which all of its significant operating assets and subsidiaries, would be distributed to a new direct EnPro subsidiary, EnPro Holdings. EnPro Holdings would also assume all of Coltec’s non-asbestos liabilities. The Coltec Restructuring was completed on December 31, 2016, and included the merger of Coltec with and into OldCo, which is a direct subsidiary of EnPro Holdings. OldCo, as the restructured entity, retained responsibility for all asbestos claims and rights to certain insurance assets of Coltec, as well as the business operated by EnPro Learning System LLC subsidiary (“EnPro Learning System”), which provides occupational safety training and consulting services to third parties. EnPro Learning System was also merged into OldCo.

As contemplated by the Joint Plan and the Consensual Settlement, on January 30, 2017 (the “OldCo Petition Date”), OldCo filed a Chapter 11 bankruptcy petition with the Bankruptcy Court (the “OldCo Chapter 11 Case”). On February 3, 2017, the Bankruptcy Court issued an order for the joint administration of the OldCo Chapter 11 Case with the GST Chapter 11 Case.

The Consensual Settlement includes as a condition to GST’s obligations to proceed with the settlement that EnPro, Coltec, GST and Garlock of Canada Ltd (an indirect subsidiary of GST LLC) enter into a written agreement, to be consummated concurrently with the consummation of the Joint Plan on the Joint Plan Effective Date, with the Canadian provincial workers’ compensation boards (the “Provincial Boards”) resolving remedies the Provincial Boards may possess against Garlock of Canada Ltd, GST, Coltec or any of their affiliates, including releases and covenants not to sue, for any present or future asbestos-related claim, and that the agreement is either approved by the Bankruptcy Court following notice to interested parties or the Bankruptcy Court concludes that its approval is not required. On November 11, 2016, GST entered into such an agreement (the “Canadian Settlement”) with the Provincial Boards to resolve current and future claims against EnPro, GST, Garrison, Coltec, and Garlock of Canada Ltd. for recovery of a portion of amounts the Provincial Boards have paid and will pay in the future under asbestos-injury recovery statutes in Canada for claims relating to asbestos-containing products. The Canadian Settlement provides for an aggregate cash settlement payment to the Provincial Boards of $20 million (U.S.), payable on the fourth anniversary of the effective date of the Joint Plan. Under the Canadian Settlement, after the effective date of the Joint Plan, the Provincial Boards will have the option of accelerating the payment, in which case the amount payable would be discounted from the fourth anniversary of the effective date of the Joint Plan to the payment date at a discount rate of 4.5% per annum. This is consistent with the present value estimate of approximately $16.8 million, before tax, that GST committed for the resolution of these claims when entering into the Consensual Settlement. In return, the Provincial Boards have separately agreed to provide a covenant not to sue EnPro, any of EnPro’s affiliates or the Trust for any present or future asbestos-related claims. On February 3, 2017, the Bankruptcy Court issued an order approving the Canadian Settlement. The Provincial Boards have provided notice of their election to accelerate the payment, which is due on or about the tenth business day after the effective date of the Joint Plan.

On May 15, 2017, the Bankruptcy Court announced its decision recommending that the District Court confirm the Joint Plan. All remaining objections to the Joint Plan pending at the time of the Bankruptcy Court’s hearing were resolved prior to the confirmation hearing before the District Court and no new objections were raised at the District Court’s confirmation hearing. On June 12, 2017, the District Court issued an order confirming the Joint Plan. The period for the filing of notice of appeal of the District Court’s confirmation order has expired and no appeals have been filed. The Joint Plan has been consummated effective as of 12:01 a.m. on July 31, 2017.

The Joint Plan provided for the establishment of a trust (the “Trust”), which was funded (i) with aggregate cash contributions by GST LLC and Garrison of $350.0 million immediately prior to the Joint Plan Effective Date, (ii) by the contribution made by OldCo immediately prior to the Joint Plan Effective Date of $50 million in cash and an option, exercisable one year after the Joint Plan Effective Date, permitting the Trust to purchase for $1 shares of EnPro common stock having a value of $20 million (with OldCo having the right to call the option for payment of $20 million in cash at any time prior to the first anniversary of the Joint Plan Effective Date, with the Trust having the right to put the option to OldCo for payment by OldCo of $20 million on the day prior to the first anniversary of the Joint Plan Effective Date and with the option terminating on the second anniversary of the Joint Plan Effective Date in return for payment to the Trust of $20 million), and (iii) by the obligation under the Joint Plan of OldCo to make a deferred contribution of $40 million in cash and GST LLC and Garrison to make aggregate deferred contributions of $20 million in cash no later than one year after the Joint Plan

Effective Date. These deferred contributions are guaranteed by EnPro and secured by a pledge of 50.1% of the outstanding voting equity interests of GST LLC and Garrison. Under the Joint Plan, EnPro, through its subsidiaries, retained ownership of OldCo, GST LLC and Garrison. Anchor, which has not conducted business operations for many years and had nominal assets, has been dissolved. Under the Joint Plan, the responsibility for all present and future asbestos claims arising from the operations or products of GST or Coltec/OldCo has been assumed by the Trust and the court order confirming the Joint Plan enjoins, under Section 524(g) of the U.S. Bankruptcy Code, any further action against EnPro and its subsidiaries with respect to such claims.

Under the Consensual Settlement and Joint Plan, GST and OldCo will retain their rights to seek reimbursement under insurance policies for any amounts they have paid in the past to resolve asbestos claims and for $480 million in aggregate contributions they will make to the Trust under the Joint Plan. As of June 30, 2017 approximately $49.0 million of available products hazard limits or insurance receivables arising from settlements with insurance carriers existed to cover claims against both GST and OldCo from solvent carriers with investment grade ratings. The Joint Plan provides that GST and OldCo are entitled to collect and retain 100% of any settlements and judgments related to these insurance policies.

In addition, Coltec purchased a number of primary and excess general liability insurance policies that were in effect prior to January 1, 1976 (the “Pre-Garlock Coverage Block”). The policies provide coverage for “occurrences” happening during the policy periods and cover losses associated with product liability claims against Coltec and certain of its subsidiaries. Asbestos claims against GST are not covered under these policies because GST was not a Coltec subsidiary prior to 1976. The Joint Plan provides that OldCo may retain the first $25 million of any settlements and judgments related to insurance policies in the Pre-Garlock Coverage Block and OldCo and the Trust will share equally in any settlements and judgments OldCo may collect in excess of $25 million.

On June 12, 2017, the District Court approved several settlements with insurance carriers. First, with respect to approximately $49.0 million of remaining available products hazard limits and insurance receivables covering claims against both GST and OldCo (the “Garlock Coverage Block”), the District Court approved settlements with two carriers that will pay their full aggregate remaining policy limits of approximately $18.8 million over a three-year period following consummation of the Joint Plan. A previously disclosed agreement with another group of carriers calls for the payment of $11 million. EnPro expects that the full amount of remaining policy limits and insurance receivables (approximately $19.2 million) in the Garlock Coverage Block will be received either through settlements or in reimbursement of GST’s plan funding as payments are made by the asbestos trust.

In addition, the District Court approved settlements with two insurance carriers in the Pre-Garlock Coverage Block that permit the recovery of some of OldCo’s $110 million of contributions to the Trust under the Joint Plan. The two carriers will make one-time cash payments to OldCo in the aggregate amount of approximately $19.0 million within 30 days of consummation of the Joint Plan. In addition, the District Court approved a settlement with the successors to Coltec’s Fairbanks Morse Pump business in which the Fairbanks Morse Pump successors agreed to pay OldCo $6 million in three installments over nine years following consummation of the Joint Plan. The successor entities are entitled to recoup up to the full amount of their payments to OldCo from collections expected to be received from an additional insurance carrier that issued general liability policies to Coltec prior to January 1, 1976. OldCo and the Trust will share equally in any collections above that $6 million amount. OldCo estimates that the carrier will owe approximately $11 million in reimbursements over the life of the Trust for its share of Coltec claims (which includes Fairbanks Morse Pump claims).

Insurance Coverage Available to GST. At June 30, 2017, the Company had $49.0 million of insurance coverage it believes is available to cover current and future asbestos claims payments and certain expense payments. GST has collected insurance payments totaling $147.7 million since the Petition Date. The Company considers the $49.0 million to be of high quality because the insurance policies are written or guaranteed by U.S.-based carriers whose credit rating by S&P is investment grade BBB- or better, and whose AM Best rating is excellent (A-) or better. Of the $49.0 million, $12.9 million is allocated to claims that were paid by GST LLC prior to the initiation of the Chapter 11 Case and submitted to insurance companies for reimbursement, and the remainder is allocated to pending and estimated future claims. There are specific agreements in place with carriers covering $34.0 million of the remaining available coverage. Based on those agreements and the terms of the policies in place and prior decisions concerning coverage, the Company believes that all of the $49.0 million of insurance proceeds will ultimately be collected, although there can be no assurance that the insurance companies will make the payments as and when due. Based on those agreements and policies, some of which define specific annual amounts to be paid and others of which limit the amount that can be recovered in any one year, the Company anticipates that $19.2 million will be received either through settlements or in reimbursements of GST’s plan funding as payments are made by the asbestos trust. Assuming the insurers pay according to the agreements and policies, the Company anticipates that the following amounts should be collected in the years set out below: set out below regardless of when the case concludes:

2017 - $4.6 million

2018 - $16.8 million

2019 - $5.9 million

2020 - $2.5 million

GST LLC has received $8.7 million of insurance recoveries from insolvent carriers since 2007, and may receive additional payments from insolvent carriers in the future. No anticipated insolvent carrier collections are included in the $49.0 million of anticipated collections. The insurance available to cover current and future asbestos claims is from comprehensive general liability policies that cover Coltec and certain of its other subsidiaries in addition to GST LLC for periods prior to 1985 and therefore could be subject to potential competing claims of other covered subsidiaries and their assignees.

Liability Estimate. GST’s recorded asbestos liability as of the Petition Date was $472.1 million. The Company based that recorded liability on an estimate of probable and estimable asbestos personal injury claims under generally accepted accounting principles, made with the assistance of Garrison and an estimation expert, Bates White, retained by GST LLC’s counsel. The estimate developed was an estimate of the most likely point in a broad range of potential amounts that GST LLC might pay to resolve asbestos claims (by settlement in the majority of the cases except those dismissed or tried) over the ten-year period following the date of estimate in the state court system, plus accrued but unpaid legal fees. The estimate, which was not discounted to present value, did not reflect GST LLC’s views of its actual legal liability; GST LLC has continuously maintained that its products could not have been a substantial contributing cause of any asbestos disease. Instead, the liability estimate reflected GST LLC’s recognition that most claims would be resolved more efficiently and at a significantly lower total cost through settlements without any actual liability determination.

From the Petition Date through the first quarter of 2014, GST has not endeavored to update the accrual since the Petition Date except as necessary to reflect payments of accrued fees and the disposition of cases on appeal. In each asbestos-driven Chapter 11 case that has been resolved previously, the amount of the debtor’s liability has been determined as part of a consensual plan of reorganization agreed to by the debtor and its asbestos claimants and a legal representative for its potential future claimants. GST did not believe that there is a reliable process by which an estimate of such a consensual resolution could be made and therefore believed that there was no basis upon which it can revise the estimate last updated prior to the GST Petition Date.

Given the Bankruptcy Court’s January 2014 decision estimating GST’s liability for present and future mesothelioma claims at $125 million and GST’s filing in May 2014 of its first amended proposed plan of reorganization setting out its intention to fund a plan with total consideration of $275 million, GST undertook to revise its estimate of its ultimate expenditures to resolve all present and future asbestos claims against it to be no less than the amounts required under its amended proposed plan. Similarly, while GST believed it to be an unlikely worst case scenario, GST believed its ultimate costs to resolve all asbestos claims against it could be no more than the total value of GST. As a result, GST believed that its ultimate asbestos expenditures would be somewhere in the range between those two values and therefore revised its estimate to the low end of the range. Accordingly, at June 30, 2014, GST revised its estimate of its ultimate payment to resolve all present and future asbestos claims to $280.5 million, the amount of its expenditures to resolve all asbestos claims under that amended plan.

In light of the filing of the second amended proposed plan of reorganization by GST on January 14, 2015, GST undertook to further revise its ultimate costs to resolve all asbestos claims against it. Under this revised plan, not less than $367.5 million will be required to fund the resolution of all GST asbestos claims, $30 million of which will be funded by Coltec. As a result, GST believed the low end of the range of values that will be necessary for it to fund to resolve all present and future claims to be at $337.5 million. Accordingly, GST revised its estimate of its ultimate asbestos expenditures to $337.5 million and had accrued its liability at December 31, 2015 at that amount. GST’s estimate of its ultimate asbestos expenditures of $337.5 million did not include any amount with respect to the contingent supplementary contributions to the litigation fund contemplated by the revised plan because GST believed that the initial contributions to the litigation fund may likely be sufficient to fund the litigation and, accordingly, that the low end of a range of reasonably possible loss associated with these contingent supplementary contributions would be $1.

In light of the Consensual Settlement announced on March 17, 2016, GST further revised its estimate of the ultimate costs to resolve all asbestos claims against it. Under the Joint Plan, $480 million will be required to fund the resolution of all asbestos claims against GST and OldCo, as successor by merger to Coltec, $370.0 million of which will be funded by GST LLC and Garrison (an aggregate amount of $350 million of value upon the Joint Plan Effective Date and $20 million one year after the Joint Plan Effective Date) and $110 million of which will be funded by OldCo (an aggregate of $70 million of value upon the Joint Plan Effective Date and $40 million one year after the Joint Plan Effective Date). In addition, GST has estimated the amount necessary to resolve all current and future Canadian asbestos claims alleging disease, resulting in whole or in part from exposure to GST asbestos-containing products, to be $16.8 million, the net present value of the amount to be paid pursuant to the Canadian Settlement. As a result, of the confirmation and consummation of the Joint Plan, at June 30, 2017, GST had accrued a liability of $387 million and OldCo had accrued a liability of $110 million in connection with their respective contributions to be made pursuant to the Joint Plan.

13. Subsequent Events

On July 31, 2017, the Joint Plan was consummated and became effective. Consummation of the Joint Plan, which was confirmed by the U.S. District Court for the Western District of North Carolina on June 12, 2017, effects the substantive conclusion of the asbestos claims resolution proceedings involving GST and OldCo. The initial cash funding of the Trust by GST and OldCo on July 28, 2017 along with the granting of the option to the Trust to purchase EnPro stock, as described in Note 12—“Commitments and Contingencies—Asbestos,” took place in conjunction with the consummation.

Unaudited Pro Forma Condensed Consolidated Financial Information

The historical business operations of EnPro’s subsidiaries, Garlock Sealing Technologies LLC (“GST LLC”) and The Anchor Packing Company (“Anchor”), resulted in a substantial volume of asbestos litigation in which plaintiffs alleged personal injury or death as a result of exposure to asbestos fibers. Those subsidiaries manufactured and/or sold industrial sealing products, predominately gaskets and packing, that contained encapsulated asbestos fibers. Anchor is an inactive and insolvent indirect subsidiary of EnPro. EnPro’s subsidiaries’ exposure to asbestos litigation and their relationships with insurance carriers have been managed through another subsidiary, Garrison Litigation Management Group, Ltd. (“Garrison”). GST LLC, Anchor and Garrison are collectively referred to as “GST.”

On June 5, 2010 (the “Petition Date”), GST filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Western District of North Carolina in Charlotte (the “Bankruptcy Court”). The filings were the initial step in an asbestos claims resolution process.

The financial results of GST and its subsidiaries had been included in EnPro’s consolidated results through June 4, 2010, the day prior to the Petition Date. However, U.S. generally accepted accounting principles require an entity that files for protection under the U.S. Bankruptcy Code, whether solvent or insolvent, whose financial statements were previously consolidated with those of its parent, as GST’s and its subsidiaries’ were with EnPro’s, generally must be prospectively deconsolidated from the parent and the investment accounted for using the cost method. Accordingly, the financial results of GST and its subsidiaries are not included in EnPro’s consolidated results after June 4, 2010 until the reconsolidation described below.

On March 17, 2016, EnPro announced that it had reached a comprehensive settlement to resolve current and future asbestos claims. The settlement was reached with the court-appointed committee representing current asbestos claimants (the “GST Committee”) and the court-appointed legal representative of future asbestos claimants (the “GST FCR”) in GST’s Chapter 11 case pending before the Bankruptcy Court. Representatives for current and future asbestos claimants (the “Coltec Representatives”) against Coltec Industries Inc (“Coltec”) (another subsidiary of EnPro and, at that time, GST’s direct parent) also joined in the settlement. The terms of the settlement are set forth in the Term Sheet for Permanent Resolution of All Present and Future GST Asbestos Claims and Coltec Asbestos Claims dated March 17, 2016 among EnPro, Coltec, GST, the GST Committee, the GST FCR and the Coltec Representatives included as Exhibit 99.2 to EnPro’s Form 8-K filed on March 18, 2016. Under the settlement, the GST Committee, the GST FCR and the Coltec Representatives agreed to join GST and Coltec in proposing a joint plan of reorganization that incorporates the settlement and to ask asbestos claimants and the court to approve the plan. The joint plan of reorganization was filed with the Bankruptcy Court on May 20, 2016 and amendments to the joint plan of reorganization were filed with the Bankruptcy Court on June 21, 2016, July 29, 2016, December 2, 2016, April 3, 2017, May 14, 2017, May 19, 2017, June 8, 2017, and June 9, 2017. The joint plan of reorganization was filed as Exhibit 2.1 to the Company’s Form 8-K filed on July 31, 2017. As so modified, the joint plan of reorganization superseded all prior plans of reorganization filed by GST with the Bankruptcy Court.

The joint plan of reorganization was subject to approval by a vote in favor of the plan by asbestos claimants. The solicitation process to obtain approval of the asbestos claimants was completed successfully on December 9, 2016, with 95.85% in number and 95.80% in amount of claims held by asbestos claimants casting valid ballots voting in favor of approval of the joint plan of reorganization.

As contemplated by the comprehensive settlement, following the approval of the joint plan of reorganization by asbestos claimants, Coltec engaged in a series of corporate restructuring transactions in which all of its significant operating assets and subsidiaries, which included each of EnPro’s major business units, were distributed to a new direct EnPro subsidiary (“EnPro Holdings”). OldCo, as the successor by merger to Coltec in those transactions, retained responsibility for all asbestos claims and rights to certain insurance assets. The restructuring was completed on December 31, 2016 and, as contemplated by the joint plan of reorganization and the comprehensive settlement, OldCo filed a pre-packaged Chapter 11 bankruptcy petition with the Bankruptcy Court on January 30, 2017. Accordingly, the financial results of OldCo and its subsidiaries are not included in EnPro’s consolidated results after January 29, 2017 until the reconsolidation described below. On February 3, 2017, the Bankruptcy Court issued an order for the joint administration of the OldCo Chapter 11 proceedings with the GST Chapter 11 proceedings.

The consensual settlement includes as a condition to EnPro’s obligations to proceed with the settlement that EnPro, Coltec, GST LLC and Garlock of Canada Ltd (an indirect subsidiary of GST LLC) enter into a written agreement, to be consummated concurrently with the effective date of consummation of the joint plan of reorganization, with the Canadian provincial workers’ compensation boards (the “Provincial Boards”) resolving remedies the Provincial Boards may possess against Garlock of Canada Ltd, GST, Coltec or any of their affiliates, including releases and covenants not to sue, for any present or future asbestos-related claim, and that the agreement is either approved by the Bankruptcy Court following notice to interested parties or the Bankruptcy Court concludes that its approval is not required. On November 11, 2016, EnPro and such subsidiaries entered into such an agreement (the “Canadian Settlement”) with the Provincial Boards to resolve current and future claims against EnPro, GST, Garrison, Coltec, and Garlock of Canada Ltd. for recovery of a portion of amounts the Provincial Boards have paid and will pay in the future under asbestos-injury recovery statutes in Canada for claims relating to asbestos-containing products. The Canadian Settlement provides for an aggregate cash settlement payment to the Provincial Boards of $(U.S.) 20 million, payable on the fourth anniversary of the effective date of the joint plan of reorganization. Under the Canadian Settlement, after the effective date of the joint plan of reorganization, the Provincial Boards will have the option of accelerating the payment, in which case the amount payable would be discounted from the fourth anniversary of the effective date of the joint plan of reorganization to the payment date at a discount rate of 4.5% per annum. On February 3, 2017, the Bankruptcy Court issued an order approving the Canadian Settlement. The Provincial Boards provided notice of their election to accelerate the payment. After application of the discount resulting from such acceleration of payment, the settlement payment of approximately $(U.S.) 16.7 million was made on August 11, 2017.

On May 15, 2017, the Bankruptcy Court announced its decision recommending that the U.S. District Court for the Western District of North Carolina (the “District Court”) confirm the joint plan of reorganization, and on June 12, 2017 the District Court issued an order confirming the joint plan of reorganization. The joint plan of reorganization has been consummated, with an effective date of 12:01 a.m. on July 31, 2017 (the “Joint Plan Effective Date”).

The joint plan of reorganization provides for the establishment of a trust (the “Trust”), which was funded (i) with aggregate cash contributions by GST LLC and Garrison of $350 million made immediately prior to the Joint Plan Effective Date, (ii) by the contribution made by OldCo immediately prior to the Joint Plan Effective Date of $50 million in cash and an option, exercisable one year after the Joint Plan Effective Date, permitting the Trust to purchase for $1 shares of EnPro common stock having a value of $20 million (with OldCo having the right to call the option for payment of $20 million in cash at any time prior to the first anniversary of the Joint Plan Effective Date, with the Trust having the right to put the option to OldCo for payment by OldCo of $20 million on the day prior to the first anniversary of the Joint Plan Effective Date and with the option terminating on the second anniversary of the Joint Plan Effective Date in return for payment to the Trust of $20 million), and (iii) by the obligations under the Joint Plan of OldCo to make a deferred contribution of $40 million in cash and of GST LLC and Garrison to make an aggregate deferred contribution of $20 million in cash no later than one year after the Joint Plan Effective Date. These deferred contributions are guaranteed by EnPro and secured by a pledge of 50.1% of the outstanding voting equity interests of GST LLC and Garrison. Under the joint plan of reorganization, the Trust has assumed responsibility for all present and future asbestos claims arising from the operations or products of GST or Coltec/OldCo. Under the joint plan of reorganization, EnPro, through its subsidiaries, retained ownership of OldCo, GST LLC and Garrison. Anchor, which has not conducted business operations for many years and had nominal assets, has been dissolved.

Pursuant to applicable accounting rules, upon and as of the Joint Plan Effective Date, the assets and liabilities of both GST and OldCo are reconsolidated into the EnPro balance sheet at their preliminary estimated fair value in accordance with authoritative guidance on business acquisitions. These estimates are subject to the final completion of the valuation process for GST and OldCo. In addition, EnPro’s consolidated financial statements will include the sales, income, expenses and cash flows of both GST and OldCo beginning on the Joint Plan Effective Date. Periods prior to that date will not be restated to include GST and OldCo’s results.

The accompanying unaudited pro forma condensed consolidated financial information has been prepared to illustrate the effects of the reconsolidation of GST and OldCo and their respective subsidiaries with EnPro assuming the confirmation and consummation of the joint plan of reorganization and the consummation of the Canadian Settlement and is based upon the historical balance sheet of EnPro as of June 30, 2017, the preliminary estimated fair value of assets and liabilities of GST and OldCo as of June 30, 2017 and the historical results of GST and OldCo’s operations after consideration of the adjustments to the fair value of assets and liabilities. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2017 gives effect to the reconsolidation as if it occurred on June 30, 2017. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2016 and for the six months ended June 30, 2017 give effect to the reconsolidation as if it had occurred on January 1, 2016.

The unaudited pro forma condensed consolidated statements of operations are based on estimates and assumptions, which have been made solely for the purposes of developing such pro forma information. The unaudited pro forma condensed consolidated statements of operations also include certain adjustments such as increased depreciation and amortization expense on tangible and intangible assets, increased interest expense on the debt incurred to complete the reconsolidation as well as the tax impacts related to these adjustments. The pro forma adjustments are based upon available information and certain assumptions that EnPro believes are reasonable.

The unaudited pro forma condensed consolidated statements of operations do not reflect certain material nonrecurring charges or credits that resulted from the transaction and will be included in EnPro’s income within the twelve months following the transaction. These items include an estimated $532 million gain to be realized upon reconsolidation of GST and OldCo, an estimated $52 million charge to income tax expense associated with the realization of an incremental net deferred tax liability associated with the reconsolidation of GST and OldCo, and an estimated $4 million of increased costs of sales expected to be recognized with the recognition of GST’s inventory at net realizable value upon the reconsolidation.

The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of EnPro would have been had the reconsolidation of GST and OldCo occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

EnPro Industries, Inc.

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

For the Year Ended December 31, 2016 (Stated in Millions of Dollars, Except Per Share Data)	Consolidated EnPro	GST	Eliminate Intercompany Transactions	Effect of Reconsolidation of GST	Pro Forma	Pro Forma Adjustments Reference
Net sales	$1,187.7	$195.8	$(45.8)	$—	$1,337.7	(1)
Cost of sales	793.0	124.7	(45.8)	1.0	872.9	(1), (2)

Gross profit	394.7	71.1	—	(1.0)	464.8

Operating expenses:
Selling, general and administrative	303.8	40.9	—	11.4	356.1	(2), (3)
Other	95.6	51.1	—	(132.4)	14.3	(4)

Total operating expenses	399.4	92.0	—	(121.0)	370.4

Operating income (loss)	(4.7)	(20.9)	—	120.0	94.4
Interest expense	(55.9)	(0.1)	33.5	(2.7)	(25.2)	(5)
Interest income	0.8	34.4	(33.5)	—	1.7	(5)
Other expense	(8.9)	(15.8)	—	15.8	(8.9)	(4)

Income (loss) before income taxes	(68.7)	(2.4)	—	133.1	62.0
Income tax benefit (expense)	28.6	1.4	—	(53.3)	(23.3)	(6)

Net income (loss)	$(40.1)	$(1.0)	$—	$79.8	$38.7

Basic earnings (loss) per share	$(1.86)	N/A	N/A	N/A	$1.79

Average common shares outstanding (millions)	21.6				21.6

Diluted earnings (loss) per share	$(1.86)	N/A	N/A	N/A	$1.78

Average common shares outstanding (millions)	21.6			0.2	21.8	(7)

(1)	Eliminate intercompany sales of $45.8 million.
(2)	Reflects the increase in depreciation expense of $1.0 million due to adjusting property, plant and equipment to fair value. The total fair value adjustment to property, plant and equipment was $23.1 million of which $15.8 million related to depreciable buildings and improvements and machinery and equipment that have a net estimated remaining economic life of 14.5 years. Not included in the cost of sales adjustment is a nonrecurring charge for $4.3 million of additonal cost recognized within the 12 months following the transaction, associated with the sale of GST inventory that is marked up to net realizable value in the reconsolidation.
(3)	Reflects the increase of $11.3 million in amortization expense as a result of the estimated fair value adjustment due to the creation of the finite-lived intangible assets. The estimated useful life of the finite-lived intangible assets is 15 years. Also reflects the increase of $0.1 million in depreciation expense due to adjusting property, plant, and equipment to fair value.
(4)	Eliminate asbestos-related expenses which would cease upon confirmation and consummation of the proposed joint plan of reorganization. $129.5 million of the expenses relate to increases to asbestos liabilities associated with the comprehensive settlement entered into by EnPro and GST to resolve all current and future asbestos claims. The remaining expenses consist of $18.7 million of Chapter 11 case-related fees and expenses including attorneys’ and experts’ fees and fees associated with the administration of Garrison.
(5)	Eliminate intercompany interest and add interest expense on incremental borrowings made in order to make payment upon confirmation and consummation of the proposed consensual plan of reorganization. We used an interest rate of 3% for all periods, which is the incremental borrowing rate on EnPro’s revolving credit facility.
(6)	For purposes of the consolidated pro forma financial information, a statutory tax rate of 37.5% has been used for all periods.
(7)	Represents shares that would no longer be antidilutive since the pro-forma consolidated company would have net income.

EnPro Industries, Inc.

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

For the Six Months Ended June 30, 2017 (Stated in Millions of Dollars, Except Per Share Data)	Consolidated EnPro	GST and OldCo	Eliminate Intercompany Transactions	Effect of Reconsolidation of GST and OldCo	Pro Forma	Pro Forma Adjustments Reference
Net sales	$603.4	$110.6	$(29.1)	$—	$684.9	(1)
Cost of sales	397.3	68.3	(29.1)	0.5	437.0	(1), (2)

Gross profit	206.1	42.3	—	(0.5)	247.9

Operating expenses:
Selling, general and administrative	147.0	20.8	—	5.8	173.6	(2), (3)
Other	4.4	(23.5)	—	22.7	3.6	(4)

Total operating expenses	151.4	(2.7)	—	28.5	177.2

Operating income	54.7	45.0	—	(29.0)	70.7
Interest expense	(31.0)	—	17.6	(1.4)	(14.8)	(5)
Interest income	0.1	18.4	(17.6)	—	0.9	(5)
Other expense	(3.2)	(4.5)	—	4.5	(3.2)	(4)

Income before income taxes	20.6	58.9	—	(25.9)	53.6
Income tax expense	(5.2)	(21.3)	—	6.4	(20.1)	(6)

Net income	$15.4	$37.6	$—	$(19.5)	$33.5

Basic earnings per share	$0.72	N/A	N/A	N/A	$1.57

Average common shares outstanding (millions)	21.4				21.4

Diluted earnings per share	$0.71	N/A	N/A	N/A	$1.54

Average common shares outstanding (millions)	21.8				21.8

(1)	Eliminate intercompany sales of $29.1 million.
(2)	Reflects the increase in depreciation expense of $0.5 million due to adjusting property, plant and equipment to fair value. The total fair value adjustment to property, plant and equipment was $23.1 million of which $15.8 million related to depreciable buildings and improvements and machinery and equipment that have a net estimated remaining economic life of 14.5 years. Not included in the cost of sales adjustment is a nonrecurring charge for $4.3 million of additonal cost recognized within the 12 months following the transaction, associated with the sale of GST inventory that is marked up to net realizable value in the reconsolidation.
(3)	Reflects the increase of $5.7 million in amortization expense as a result of the estimated fair value adjustment due to the creation of the finite-lived intangible assets. The estimated useful life of the finite-lived intangible assets is 15 years. Also reflects the increase of $0.1 million in depreciation expense due to adjusting property, plant, and equipment to fair value
(4)	Eliminate asbestos-related expenses which would cease upon confirmation and consummation of the proposed joint plan of reorganization. The activity eliminated includes $24.1 million of credits to expense associated with insurance reimbursements that became realizable at GST and OldCo. The remaining activity eliminated consists of $5.9 million of charges for Chapter 11 case-related fees and expenses including attorneys’ and experts’ fees and fees associated with the administration of Garrison
(5)	Eliminate intercompany interest and add interest expense on incremental borrowings made in order to make payment upon confirmation and consummation of the proposed consensual plan of reorganization. We used an interest rate of 3% for all periods, which is the incremental borrowing rate on EnPro’s revolving credit facility.
(6)	For purposes of the consolidated pro forma financial information, a statutory tax rate of 37.5% has been used for all periods.

EnPro Industries, Inc.

Pro forma Condensed Consolidated Balance Sheets (Unaudited)

As of June 30, 2017 (Stated in Millions of Dollars)	Consolidated EnPro	GST and OldCo	Consensual Plan impact (1)	Eliminate Intercompany Balances	Effect of Reconsolidation of GST and OldCo	Pro Forma	Pro Forma Adjustments Reference
Current assets
Cash and investments	$132.1	$347.4	$(309.7)	$—	$—	$169.8
Accounts receivable	234.3	32.7	—	(22.6)	—	244.4	(4)
Inventories	188.6	18.8	—	—	9.4	216.8	(2)
Notes receivable from EnPro	—	342.5	—	(342.5)	—	—	(3)
Asbestos insurance receivable	—	35.8	—	—	—	35.8
Other current assets	34.8	19.1	—	(16.9)	—	37.0	(4)

Total current assets	589.8	796.3	(309.7)	(382.0)	9.4	703.8
Property, plant and equipment	219.0	40.5	—	—	23.1	282.6	(2)
Goodwill	213.2	18.3	—	—	113.7	345.2	(2)
Other intangible assets	189.5	3.6	—	—	177.2	370.3	(2)
Investment in GST	236.9	—	—	—	(236.9)	—	(6)
Asbestos insurance receivable	—	37.1	—	—	—	37.1
Deferred income taxes and income taxes receivable	115.3	90.5	—	(59.8)	(7.2)	138.8	(5), (7)
Other assets	36.4	3.4	—	(0.2)	—	39.6	(4)

Total assets	$1,600.1	$989.7	$(309.7)	$(442.0)	$79.3	$1,917.4

Current liabilities
Short-term borrowings from GST	$33.2	$—	$—	$(33.2)	$—	$—	(3)
Notes payable to GST	309.3	—	—	(309.3)	—	—	(3)
Current maturities of long-term debt	0.2	—	—	—	—	0.2
Accounts payable	110.0	21.9	1.6	(22.6)	—	110.9	(4)
Asbestos liability	60.8	—	96.7	—	(60.8)	96.7	(6)
Accrued expenses	130.6	11.7	—	(16.9)	—	125.4	(4)

Total current liabilities	644.1	33.6	98.3	(382.0)	(60.8)	333.2
Long-term debt	492.4	—	90.4	—	—	582.8
Asbestos liability	—	498.4	(498.4)	—	—	—
Deferred income taxes and income taxes payable	7.0	60.1	—	(59.8)	52.1	59.4	(5), (7)
Other liabilities	83.2	4.7	—	(0.2)	0.9	88.6	(4)

Total liabilities	1,226.7	596.8	(309.7)	(442.0)	(7.8)	1,064.0

Shareholders’ equity	373.4	392.9	—	—	87.1	853.4

Total liabilities and equity	$1,600.1	$989.7	$(309.7)	$(442.0)	$79.3	$1,917.4

(1)	In the initial funding of the Trust, payments of agreed-upon amounts of $400 million on the effective date were funded by cash on hand of $309.7 million and additional borrowings of $90.4 million. The remaining $96.7 million to be paid under the U.S. and Canadian settlements was reclassified to be reflected as a current liability due to expected timing of the payments. Additionally, $1.6 million of pre-petition unsecured claims against GST were reclassifed from asbestos liability to accounts payable.
(2)	Pursuant to the Company’s business combinations accounting policy, the total preliminary purchase price for GST and OldCo was allocated to the net tangible and intangible assets based upon their preliminary fair values as set forth below. The excess of the purchase price over the preliminary net tangible and intangible assets was recorded as goodwill. In accordance with GAAP, the purchase price for the acquisition was equal the fair value of our investment in GST and OldCo on the reconsolidation date. In the reconsolidation, the investment in GST and OldCo is deemed to be exchanged for our exclusive control of these businesses. No cash is transferred in the reconsolidation transaction, other than the reconsolidation of GST and OldCo’s cash and equivalents at that date. The purchase price was allocated based upon preliminary estimates and assumptions that are subject to change as the Company finalizes the fair values of assets acquired and liabilities assumed. The final purchase price allocation may differ from that reflected in the pro forma condensed combined financial statements.

The following is a preliminary fair value estimate of the assets acquired and the liabilities assumed by the Company in the completed acquisition of GST and OldCo as if the acquisition had occurred on June 30, 2017 (amounts in millions):

Accounts receivable	$23.9
Inventories	28.2
Property, plant, and equipment	63.6
Goodwill	132.0
Other intangible assets	180.8
Other assets	199.5
Liabilities assumed	197.2

Fair value of net assets acquired	$430.8

(3)	Eliminate intercompany notes receivable/payable
(4)	Eliminate intercompany trade receivables/payables , intercompany interest receivable/payable and other intercompany receivables/payables. Additionally, a $0.9 million increase to other long term liabilities is made to reflect the GST pension plan’s actuarially determined funded status as of the date of reconsolidation.
(5)	Eliminate $59.8 million of intercompany income taxes payable.
(6)	Eliminate the investment in GST, which is carried at historical cost, and release liability associated with keepwell to OldCo upon reconsolidation.
(7)	The elimination of the deferred tax asset associated with GST pension-related items previously deferred in accumulated other comprehensive income resulted in a decrease in long-term tax assets of $7.2 million. Additionally, the elimination of the deferred tax liability on the investment in GST and establish a deferred tax liability on the step-up in fair value of assets resulted in a net increase in long-term tax liabilities of $52.1 million.

EXHIBIT INDEX

Exhibit Number	Exhibit
2.1	Modified Joint Plan of Reorganization of Garlock Sealing Technologies LLC, et al. and OldCo, LLC, Successor by Merger to Coltec Industries Inc dated May 20, 2016, as modified on June 21, 2016, July 29, 2016, December 2, 2016, April 3, 2017, May 14, 2017, May 19, 2017, June 8, 2017, and June 9, 2017, filed in the United States Bankruptcy Court for the Western District Of North Carolina (Charlotte Division) (incorporated by reference to Exhibit 2.1 to EnPro’s Current Report on Form 8-K filed July 31, 2017 (File No. 001-31225))*

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Grant Thornton LLP

*	Does not include the schedules and certain exhibit documents identified and referenced therein. The Company agrees to furnish supplementally a copy of any such omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2017

ENPRO INDUSTRIES, INC.

By:	/s/ Robert S. McLean
Robert S. McLean
Executive Vice President, Chief
Administrative Officer, General Counsel
and Secretary

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